Exhibit 10.1

Execution Version

AMENDMENT NO. 8 TO CREDIT AGREEMENT

This AMENDMENT NO. 8 TO CREDIT AGREEMENT, dated as of May 20, 2025 (together with all exhibits and schedules hereto, this “Amendment”), is entered into by and among APi Group DE, Inc., a Delaware corporation (the “Borrower”), APi Group Corporation, a Delaware corporation (“Holdings”), certain subsidiaries of the Borrower party hereto, Citibank, N.A., as collateral agent and administrative agent (in such respective capacities, the “Collateral Agent” and the “Administrative Agent”; collectively, the “Agent”), the 2025 Revolving Credit Lenders (as defined below) party hereto. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Existing Credit Agreement (as defined below).

RECITALS

A. Reference is made to that certain Credit Agreement, dated as of October 1, 2019, by and among Holdings, the Borrower, the Agent, the lending institutions parties thereto and the other agents and entities party thereto (as amended by Amendment No. 1 to Credit Agreement, dated as of October 22, 2020, Amendment No. 2 to Credit Agreement, dated as of December 16, 2021, Amendment No. 3 to Credit Agreement, dated as of May 19, 2023, Amendment No. 4 to Credit Agreement, dated as of October 11, 2023, Amendment No. 5 to Credit Agreement, dated as of February 28, 2024, Amendment No. 6 to Credit Agreement, dated as of May 10, 2024 and Amendment No. 7 to Credit Agreement, dated as of February 14, 2025, the “Existing Credit Agreement” and the Existing Credit Agreement as amended hereby, the “Amended Credit Agreement”).

B. Pursuant to Section 2.14 of the Existing Credit Agreement, the Borrower has requested to establish a tranche of “Refinancing Incremental Revolving Credit Commitments” and an “Incremental Revolving Credit Facility” (together, the “2025 Revolving Credit Commitments”, and the Revolving Credit Loans in respect thereof, the “2025 Revolving Credit Loans”) in an aggregate amount not less than $750,000,000.00 to refinance all Revolving Credit Commitments and Revolving Credit Loans under the Existing Credit Agreement as of immediately prior to the Amendment No. 8 Effective Date (as defined below) (respectively, the “Existing Revolving Credit Commitments” and the “Existing Revolving Credit Loans”) each Lender party hereto (collectively, the “2025 Revolving Credit Lenders”) has agreed to provide, the 2025 Revolving Credit Commitments.

C. In order to effect the 2025 Revolving Credit Commitments and the 2025 Revolving Credit Loans, the Borrower and the other Loan Parties party hereto and the 2025 Revolving Credit Lenders have agreed to enter into an Incremental Amendment.

D. Each of the Borrower and the other Loan Parties party hereto (each, a “Reaffirming Party” and, collectively, the “Reaffirming Parties”) expects to realize substantial direct and/or indirect benefits as a result of this Amendment (including the agreements set forth in Section 2 hereof becoming effective and the consummation of the transactions contemplated thereby) and desires to reaffirm its obligations pursuant to the Collateral Documents to which it is a party.

NOW THEREFORE, in consideration of the promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. 2025 Revolving Credit Commitments.

(a) 2025 Revolving Credit Commitments. Subject to the terms and conditions hereof and Section 2.14 of the Existing Credit Agreement, each 2025 Revolving Credit Lender agrees to establish 2025 Revolving Credit Commitments for the Borrower in the aggregate principal amount set forth next to such 2025 Revolving Credit Lender’s name on Schedule I hereto and approves the RCF Amendments (as defined below).

(b) Same Terms. The 2025 Revolving Credit Commitments shall have the same terms as the Existing Revolving Credit Commitments and the 2025 Revolving Credit Loans shall have the same terms as the Existing Revolving Credit Loans, in each case, other than as set forth in Section 2 hereof (the “RCF Amendments”).

(c) Credit Agreement Governs. Effective as of the Amendment No. 8 Effective Date, the 2025 Revolving Credit Commitments shall be “Revolving Credit Commitments” and “Initial Revolving Credit Commitments”, and the 2025 Revolving Credit Loans shall be “Revolving Credit Loans” and “Initial Revolving Credit Loans”, in each case under and as defined in the Loan Documents.

(d) Commitment Fees. All Commitment Fees accrued on the Existing Revolving Credit Loans through the day immediately preceding the Amendment No. 8 Effective Date shall be paid on the Amendment No. 8 Effective Date (provided that, for the avoidance of doubt, Commitment Fees shall not accrue on the Amendment No. 8 Effective Date on the Existing Revolving Credit Loans). Commitment Fees will accrue on the 2025 Revolving Credit Commitments from and including the Amendment No. 8 Effective Date as provided in the Amended Credit Agreement.

SECTION 2. Incremental Amendment of the Existing Credit Agreement as of the Amendment No. 8 Effective Date.

(a) The Parties hereto agree that this Amendment (including the RCF Amendments) shall be an “Incremental Amendment”.

(b) In connection with the incurrence of the 2025 Revolving Credit Commitments, the Borrower, the other Loan Parties party hereto, the Lenders party hereto and the Administrative Agent hereby agree that effective as of the Amendment No. 8 Effective Date, the Existing Credit Agreement shall be amended in accordance with the provisions of Section 2.14 and Section 11.01 of the Existing Credit Agreement, in the form of the Amended Credit Agreement set forth on Exhibit A hereto (i) by deleting each term thereof which is reflected in red strike-through font (~~by way of an example~~) and (ii) by inserting each term thereof which is reflected in blue double underlined font (by way of an example), in each case in the place where such term appears therein, such that, on the Amendment No. 8 Effective Date, the terms and provisions set forth in the Amended Credit Agreement shall replace the terms and provisions of the Existing Credit Agreement in their entirety.

(c) The consent of the Lenders party hereto to the RCF Amendments, including, for the avoidance of doubt, such portions thereof that are not effective until the Required Lender Consent Date (as defined in Amended Credit Agreement), are irrevocable and shall be binding upon each such Lender’s successors and assignees (including assignees pursuant to Section 11.06 of the Amended Credit Agreement).

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SECTION 3. Representations and Warranties. Subject to Section 12 hereof, the Borrower and the other Loan Parties party hereto represent and warrant to the Agent and the Lenders as of the Amendment No. 8 Effective Date that:

(a) The execution, delivery and performance by each Loan Party party hereto of this Amendment and other documents executed in connection herewith to which such Person is a party, and the consummation of the transactions contemplated herein, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any material Lien under, or require any material payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law that would adversely affect the rights of the Lenders, the Administrative Agent or the Collateral Agent under the Loan Documents.

(b) This Amendment and each other document executed in connection herewith have been duly executed and delivered by each Loan Party that is a party hereto and thereto. This Amendment and each other document executed in connection herewith constitute a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is a party hereto and thereto in accordance with their terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c) (i) Immediately before and after the Amendment No. 8 Effective Date, no Default or Event of Default has occurred and is continuing, and (ii) all representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Existing Credit Agreement or similar provisions in any other Loan Document are true and correct in all material respects on and as of the Amendment No. 8 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(d) Neither the Amended Credit Agreement effected on the Amendment No. 8 Effective Date pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment: (i) impairs (or will impair as of the Amendment No. 8 Effective Date) the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document (as defined in the Amended Credit Agreement), and such Liens continue unimpaired with the same priority to secure repayment of the Obligations (as defined in the Amended Credit Agreement), whether heretofore or hereafter incurred or (ii) requires (or will require as of the Amendment No. 8 Effective Date) that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens (other than any filings in connection with the addition of new Loan Parties and any actions contemplated by Section 7.12 and Section 7.14(b) of the Amended Credit Agreement).

SECTION 4. Conditions to the Amendment No. 8 Effective Date. Subject to Section 12 hereof, this Amendment shall become a binding agreement of the parties hereto and the agreements set forth herein and the RCF Amendments shall each become effective on the date (the “Amendment No. 8 Effective Date”) on which each of the following conditions is satisfied or waived:

(a) The Administrative Agent shall have received from (i) the Borrower and each other Loan Party, a counterpart to this Amendment signed on behalf of such party and (ii) each 2025 Revolving Credit Lender, a counterpart of this Amendment signed on behalf of such party.

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(b) The Administrative Agent shall have received a customary closing certificate from a secretary, assistant secretary or other similar officer or foreign representative of the Borrower and each other Loan Party that is a party hereto, in each case, certifying as to (i) resolutions duly adopted by the (if applicable) board of directors, board of supervisory directors and/or shareholders (or equivalent governing body) and, if applicable, a copy of any request for works council advice and positive and unconditional works council advice of the Borrower and each such Loan Party authorizing the execution, delivery and performance of this Amendment (and the Loan Documents or other documents executed in connection therewith or herewith in each case as amended on the Amendment No. 8 Effective Date), (ii) the accuracy and completeness of copies of the certificate or articles of incorporation, association or organization (or memorandum of association or other equivalent thereof) of each Loan Party party hereto certified by the relevant authority of the jurisdiction of organization of such Loan Party (to the extent relevant and available in the jurisdiction of organization of such Loan Party) and copies of the by-laws or operating, management, partnership or similar agreement (to the extent applicable and/or relevant and available in the jurisdiction of organization of such Loan Party) of each Loan Party party hereto and that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) (or, if applicable, a certification that there has been no change to the organizational documents of such entity previously delivered to the Administrative Agent, and that such organizational documents remain in full force and effect as of the Amendment No. 8 Effective Date), (iii) incumbency (to the extent applicable) and specimen signatures of each officer, director or authorized representative executing any Loan Document on behalf of the Borrower and each such Loan Party and (iv) the good standing (or subsistence or existence) of the Borrower and each such Loan Party from the Secretary of State (or similar state, province or foreign official) of the state, province or other jurisdiction of such Loan Party’s organization (to the extent relevant and available in the jurisdiction of organization of such Loan Party); provided that, with respect to Loan Parties organized outside of the United States, to the extent the foregoing cannot be provided on the Amendment No. 8 Effective Date after the Borrower’s exercise of commercially reasonable efforts to do so, the foregoing may be provided within thirty (30) days after the Amendment No. 8 Effective Date (or such longer period as agreed by the Administrative Agent in its reasonable discretion).

(c) Substantially concurrently with the Amendment No. 8 Effective Date, the Borrower shall have paid (i) to the Administrative Agent all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent required in connection with this Amendment pursuant to Section 11.04 of the Existing Credit Agreement and (ii) to the Lead Arrangers (as defined below) all reasonable and documented out-of-pocket costs, expenses and fees (including any payment of fees separately agreed to in writing by Holdings and each applicable Lead Arranger) that are due on or before to the Amendment No. 8 Effective Date, including reasonable and documented expenses associated with the arrangement, negotiation and preparation of this Amendment, and the reasonable and documented fees, disbursements and other charges of one firm of counsel, Latham & Watkins LLP, plus one local counsel in each appropriate jurisdiction.

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(d) To the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received the executed legal opinions of (i) Kane Kessler P.C., counsel to the Borrower, and, to the limited extent New York law is applicable, the other Loan Parties party hereto, as customary for transactions of this type, and (ii) local counsel to the other Loan Parties party hereto (or the Lenders if customary in the relevant jurisdiction), as customary for transactions of this type; provided that, with respect to Loan Parties organized outside of the United States, to the extent the foregoing cannot be provided on the Amendment No. 8 Effective Date after the Borrower’s exercise of commercially reasonable efforts to do so, the foregoing may be provided within thirty (30) days after the Amendment No. 8 Effective Date (or such longer period as agreed by the Administrative Agent in its reasonable discretion).

(e) Each relevant Lender shall have received, if requested at least five Business Days in advance of the Amendment No. 8 Effective Date, a Revolving Credit Note, payable to the order of such Lender, duly executed by the Borrower.

(f) To the extent requested at least ten Business Days prior to the Amendment No. 8 Effective Date, the Lenders shall have received (i) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, and (ii) a Beneficial Ownership Certification in relation to the Borrower if it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, in each case, at least five Business Days prior to the Amendment No. 8 Effective Date.

(g) The Administrative Agent shall have received a solvency certificate from a financial officer of Holdings substantially in the form of Exhibit D attached to the Existing Credit Agreement, to the effect that, immediately before and after giving effect to the 2025 Revolving Credit Commitments and the RCF Amendments and the other transactions contemplated hereby, Holdings and its Subsidiaries, taken as a whole, are Solvent (as defined in the Amended Credit Agreement).

(h) The Administrative Agent shall have received an officer’s certificate certifying that (i) the representations and warranties of the Loan Parties contained in Section 3 of this Amendment shall be true and correct in all materials respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment No. 8 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date and (ii) at the time of the Amendment No. 8 Effective Date (and after giving effect thereto) no Default or Event of Default shall exist.

(i) Substantially concurrently with the Amendment No. 8 Effective Date, the Borrower shall pay all accrued but unpaid Commitment Fees in respect of the Existing Revolving Credit Commitments through the day immediately preceding the Amendment No. 8 Effective Date.

Each party hereto agrees that its respective signatures to this Amendment, once delivered, are irrevocable and may not be withdrawn. Each Lender, by delivering its signature page to this Amendment, shall be deemed to have consented to, approved and accepted each term of the Amended Credit Agreement set forth in Section 2 hereof and shall be deemed satisfied with each document and each other matter required to be reasonably satisfactory to such Lender unless, prior to the Amendment No. 8 Effective Date, the Administrative Agent receives written notice from such Lender specifying such Lender’s objections.

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SECTION 5. Post-Closing Security. Within thirty (30) days after the Amendment No. 8 Effective Date (or such longer period as agreed by the Administrative Agent in its reasonable discretion), subject to Section 12 hereof, the Loan Parties party hereto shall enter into any additional or supplementary Collateral Documents as the Administrative Agent may reasonably require to ensure the continuing Guaranty and the continuing grant, perfection and priority of the security interests under the Collateral Documents (and as may be necessary for counsel to give any opinions referred to in Section 4(d) hereof that are not delivered on the Amendment No. 8 Effective Date), in each case, after giving effect to this Amendment.

SECTION 6. [Reserved].

SECTION 7. Counterparts. This Amendment and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or e-mail (including “.pdf,” “.tif” or “DocuSign” format) of an executed counterpart of a signature page to this Amendment and each other Loan Document shall be effective as delivery of an original executed counterpart of this Amendment and such other Loan Document. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment (including, for the avoidance of doubt, this Amendment) and the transactions contemplated hereby (including without limitation, amendments, waivers and consents) shall be deemed to include electronic signatures (including the execution by means of “DocuSign” format or other similar platform or service approved by the Agent, or digital copies of a signatory’s manual signature), the electronic matching of assignment terms and contract formations on electronic platforms approved by the Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 8. Applicable Law. THIS AMENDMENT AND ANY OTHER LOAN DOCUMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

SECTION 9. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

SECTION 10. Effect of Amendment.

(a) Until this Amendment becomes effective in accordance with its terms and the Amendment No. 8 Effective Date shall have occurred, the Existing Credit Agreement shall remain in full force and effect and shall not be affected hereby. On and after the Amendment No. 8 Effective Date, all obligations of the Borrower under the Existing Credit Agreement shall become obligations of such Borrower under the Amended Credit Agreement and the provisions of the Existing Credit Agreement shall be superseded by the provisions of the Amended Credit Agreement.

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(b) Except as expressly set forth in this Amendment or in the Amended Credit Agreement, this Amendment and the Amended Credit Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or of any other Loan Document, all of which (as amended by this Amendment and the Amended Credit Agreement) are ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly set forth herein or in the Amended Credit Agreement, nothing herein shall be deemed to entitle the Borrower, any Loan Party or any other Person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances or be construed as a release or other discharge of any Borrower or any of its Subsidiaries under any Loan Document from any of its obligations and liabilities as a “Borrower”, a “Grantor” or a “Guarantor” (or any similar term) under the Existing Credit Agreement or the Loan Documents. The parties hereto expressly acknowledge that it is not their intention that this Amendment or any of the other Loan Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, but a modification thereof pursuant to the terms contained herein.

(c) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Secured Parties, the Administrative Agent, or the Collateral Agent, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Collateral Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower, any other Loan Party or any other person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Collateral Documents in similar or different circumstances.

(d) As of the Amendment No. 8 Effective Date, each reference in the Existing Credit Agreement (including the Exhibits and Schedules thereto) to “the Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Existing Credit Agreement (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Amended Credit Agreement. This Amendment (including the Exhibits hereto) shall constitute a Loan Document (as defined in the Existing Credit Agreement after giving effect to the amendment thereof by this Amendment and the Amended Credit Agreement).

SECTION 11. Reaffirmation.

Subject to Section 12 hereof:

(a) Each Reaffirming Party hereby acknowledges that it has reviewed the terms and provisions of the Existing Credit Agreement and the Amended Credit Agreement and consents to (i) the amendment and restatement of the Existing Credit Agreement effected pursuant to this Amendment and the Amended Credit Agreement and (ii) the transactions contemplated by this Amendment and the Amended Credit Agreement. Each Reaffirming Party hereby (i) reaffirms its obligations under the Loan Documents to which it is a party and (ii) reaffirms that, notwithstanding

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the effectiveness of this Amendment and the consummation of the transactions contemplated hereby (including the amendment of the Existing Credit Agreement), the guarantees, pledges, grants of security interests, Liens and other agreements and obligations of such Reaffirming Party and the terms of each of the Collateral Documents and each other Loan Document to which such Reaffirming Party is a party are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties under the Amended Credit Agreement.

(b) Each Reaffirming Party hereby confirms and agrees that (i) the 2025 Revolving Credit Commitments and 2025 Revolving Credit Loans (upon the funding thereof) shall constitute “Obligations” (or any word of like import) under each of the Amended Credit Agreement and Collateral Documents and each other Loan Document, and (ii) the Obligations under the Amended Credit Agreement have been and will continue to be guaranteed pursuant to Article IV of the Amended Credit Agreement and secured pursuant to the Collateral Documents by a legal, valid, binding and enforceable security interest in and a fully perfected continuing Lien on all of such Reaffirming Party’s right, title and interest in, to and under all “Collateral” as defined in the Collateral Documents and the other Loan Documents.

(c) Each of the Reaffirming Parties hereby confirms that the Agent is authorized to prepare and file all documents, agreements and instruments and take all other actions necessary to satisfy the perfection requirements and to cause the Lien created by each applicable Collateral Document in respect of the Obligations to be duly perfected to the extent required by such agreement in accordance with all applicable Laws, including the filing of financing statements in such jurisdictions as may be reasonably determined by the Administrative Agent or the Collateral Agent as necessary.

SECTION 12. Dutch Loan Parties.

In this section, the effective extension of the maturity of the portion of the Existing Revolving Loans that are refinanced with 2025 Revolving Loans shall be referred to herein as the “Tenor Extension” and the maturity of such Loans prior to the Tenor Extension, the “Existing Maturity”. The effective increase in the amount of Existing Revolving Credit Commitments on the Amendment No. 8 Effective Date shall be referred to herein as the “Revolving Credit Upsize”.

The obligations, reaffirmation, confirmation, acknowledgement and agreement under Section 11 above (the “Security and Guarantee Confirmation”) shall, in relation to each of Saval B.V., Chubb Fire & Security B.V. and Security Monitoring Centre B.V. (each a “Works Council Loan Party” and collectively the “Works Council Loan Parties”), be subject to obtaining positive and unconditional works council advice insofar as the Security and Guarantee Confirmation results in the Tenor Extension and the Revolving Credit Upsize being guaranteed and secured pursuant to the Loan Documents by the Works Council Loan Parties (the “Works Council Condition”).

Subject to the terms of this Amendment, each of the Works Council Loan Parties will use commercially reasonable efforts to timely satisfy or procure the satisfaction of the Works Council Condition as soon as reasonably possible and will notify the Agent in writing as soon as reasonably practicable after the satisfaction of the Works Council Condition.

The Works Council Loan Parties shall inform the Agent in writing of any material developments and issues (including notifying the Agent in writing of any request, commitment or condition raised by the relevant works council).

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Prior to obtaining a positive and unconditional works council advice for any Works Council Loan Party, such Works Council Loan Party shall not guarantee or secure pursuant to the Loans Documents the Tenor Extension, the Revolving Credit Upsize or the Loans subject thereto, in each case, for the period of time after the Existing Maturity, and the maturity date of the relevant Loans shall, for the purposes of the guarantee and security interests granted by such Works Council Loan Party, be deemed to be the Existing Maturity.

The existing guarantees, security interests and Loan Documents granted by the Works Council Loan Parties for which positive and unconditional advice from the relevant works council has been obtained prior to the date hereof will remain unaffected and will extend to the obligations as amended by this Amendment, except for the Tenor Extension and the Revolving Credit Upsize.

SECTION 13. Submission to Jurisdiction; WAIVERS OF JURY TRIAL. Sections 11.16(b) and (c) of the Existing Credit Agreement are hereby incorporated by reference herein. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING OR DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 14. FATCA.

(a) For purposes of determining withholding Taxes imposed under FATCA, the Borrower and the Administrative Agent shall treat (and the Lenders party hereto hereby authorize the Administrative Agent to treat) the 2025 Revolving Credit Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(b) The Borrower and the Administrative Agent request each Lender to provide the U.S. federal income tax documentation as required under Section 11.14 of the Existing Credit Agreement (including documentation required under Section 11.14(c) of the Existing Credit Agreement to allow the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment).

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SECTION 15. Lead Arrangers. The Borrower agrees that Citigroup Global Markets Inc., BofA Securities, Inc., Banco Santander, S.A., New York Branch, Barclays Bank PLC, BNP Paribas, CIBC Bank USA, HSBC Bank USA, National Association, JPMorgan Chase Bank, N.A., RBC Capital Markets1, Sumitomo Mitsui Banking Corporation, Truist Bank, U.S. Bank National Association, UBS Securities LLC and Wells Fargo Securities, LLC (the “Lead Arrangers”) (a) are hereby appointed as joint lead arrangers and joint bookrunners for the 2025 Revolving Credit Commitments and 2025 Revolving Credit Loans and shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Arrangers pursuant to Article X and Section 11.04 of the Amended Credit Agreement and (b) except as otherwise agreed to in writing by the Borrower and the Lead Arrangers, shall have no duties, responsibilities or liabilities with respect to this Amendment, the Amended Credit Agreement or any other Loan Document.

[Signature pages follow]

[1]	RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its affiliates.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

API GROUP CORPORATION, as Holdings

By:	/s/ Kristen Bettmann
Name:	Kristen Bettmann
Title:	Vice President and Treasurer

API GROUP DE, INC., as Borrower

By:	/s/ Kristen Bettmann
Name:	Kristen Bettmann
Title:	Treasurer

[Signature Page to Amendment No. 8]

SUBSIDIARY GUARANTORS:

3S INCORPORATED
A.P.I. GARAGE DOOR, INC.
ALLEGIANT FIRE PROTECTION LLC
AMERICAN FIRE PROTECTION GROUP, INC.
API ACQUISITION IV, INC.
API ACQUISITION V, INC.
API DULUTH CONSTRUCTION COMPANY, INC.
API GROUP FINANCE, INC.
API GROUP LIFE SAFETY USA LLC
API HVAC SERVICES, INC.
API NATIONAL SERVICE GROUP, INC.
API REAL ESTATE, LLC
CLASSIC INDUSTRIAL SERVICES, INC.
DAVIS-ULMER SPRINKLER COMPANY, INC.
ENDEAVOR FIRE PROTECTION HOLDINGS LLC
ICS, INC.
INTERNATIONAL FIRE PROTECTION, INC.
J. FLETCHER CREAMER & SON, INC.
JOMAX CONSTRUCTION COMPANY, INC.
LEJEUNE STEEL COMPANY
MID-OHIO PIPELINE COMPANY, INC.
MMC HOLDINGS, LLC
MP NEXLEVEL, LLC
MP NEXLEVEL OF CALIFORNIA, INC.
MP TECHNOLOGIES, LLC
NEXLEVEL INC.
NEXUS ALARM AND SUPPRESSION, INC.
ORACLE ELEVATOR HOLDCO, INC.
SPRINKLER ACQUISITION, LLC
TECHNOLOGIES INC.
THE JAMAR COMPANY
TL NEXLEVEL COMPANIES, LLC
TLR CONSULTING, INC.
UNITED PIPING, INC.
UNITED STATES ALLIANCE FIRE PROTECTION, INC.
VALLEY FIRE PROTECTION SYSTEMS, LLC
VIKING AUTOMATIC SPRINKLER COMPANY
WRIGHT SERVICE CENTER, LLC
API GROUP HOLDINGS CANADA ULC
SUMMIT PIPELINE SERVICES ULC
VIPOND INC.
CHUBB FIRE & SECURITY CANADA CORPORATION
SMC MONITORING CORPORATION

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Treasurer

[Signature Page to Amendment No. 8]

SUBSIDIARY GUARANTORS (cont.):

API GROUP, INC.

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Vice President and Treasurer

T.TEXAS SPRINKER, LP

By:	Sprinkler Acquisition, LLC, its General Partner

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Treasurer

PALMETTO AUTOMATIC SPRINKLER CO LLC

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Assistant Treasurer

[Signature Page to Amendment No. 8]

SUBSIDIARY GUARANTORS (cont.):

API GROUP UK HOLDCO LIMITED

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Attorney

KNOWSLEY SK HOLDING LIMITED

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Attorney

KNOWSLEY S.K. LIMITED

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Attorney

CHUBB LIMITED

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Attorney

CHUBB GROUP LIMITED

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Attorney

[Signature Page to Amendment No. 8]

SUBSIDIARY GUARANTORS (cont.):

CHUBB INTERNATIONAL HOLDINGS LIMITED

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Attorney

CHUBB FIRE LIMITED

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Attorney

CHUBB GROUP SECURITY LIMITED

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Attorney

CHUBB FIRE & SECURITY LIMITED

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Attorney

[Signature Page to Amendment No. 8]

SUBSIDIARY GUARANTORS (cont.):

SECURITY MONITORING CENTRES LIMITED

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Attorney

MENTOR BUSINESS SYSTEMS LIMITED

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Attorney

[Signature Page to Amendment No. 8]

SUBSIDIARY GUARANTORS (cont.):

SAVAL NV

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Authorized Signatory

CHUBB SOMATI SYSTEMS NV

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Authorized Signatory

CHUBB SECURITY SYSTEMS BV

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Authorized Signatory

SECURITY MONITORING CENTRE BV

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Authorized Signatory

[Signature Page to Amendment No. 8]

SUBSIDIARY GUARANTORS (cont.):

API GROUP DUTCH HOLDCO B.V.

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Authorized Signatory

BRANDBEVEILIGING ALKMAAR B.V.

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Authorized Signatory

DE VRIES BRANDBEVEILIGING B.V.

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Authorized Signatory

FIRE SAFETY FIRST B.V.

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Authorized Signatory

[Signature Page to Amendment No. 8]

SUBSIDIARY GUARANTORS (cont.):

FOAMXPERT B.V.

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Authorized Signatory

HUGEN BRANDBEVEILIGING EN ADVIESBUREAU B.V.

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Authorized Signatory

SAVAL B.V.

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Authorized Signatory

SIMPLUS BRANDBLUSAPPARATEN B.V.

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Authorized Signatory

SK FIRESAFETY GROUP B.V.

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Authorized Signatory

SK NOORD BRANDBEVEILIGING B.V.

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Authorized Signatory

[Signature Page to Amendment No. 8]

SUBSIDIARY GUARANTORS (cont.):

CHUBB FIRE & SECURITY B.V.

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Authorized Signatory

CHUBB INTERNATIONAL (NETHERLANDS) B.V.

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Authorized Signatory

CHUBB NEDERLAND B.V.

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Authorized Signatory

SECURITY MONITORING CENTRE B.V.

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Authorized Signatory

[Signature Page to Amendment No. 8]

                      SUBSIDIARY GUARANTORS (cont.):

SIGNED by

Kristen Bettmann	/s/ Kristen Bettmann
Signature of attorney
as attorney for CHUBB AUSTRALIA PTY LTD ACN 000 096 122 under power of attorney dated May 20, 2025 in the presence of:	Treasurer Position/ title of attorney

/s/ James T Arseniadis
Signature of witness

James T Arseniadis	By executing this deed the attorney states that the attorney has received no notice of revocation of the power of attorney
Name of witness (print)

SIGNED by

Kristen Bettmann	/s/ Kristen Bettmann
Signature of attorney
as attorney for CHUBB FIRE & SECURITY PTY LTD ACN 000 067 541 under power of attorney dated May 20, 2025 in the presence of:	Treasurer Position/ title of attorney

/s/ James T Arseniadis
Signature of witness

James T Arseniadis	By executing this deed the attorney states that the attorney has received no notice of revocation of the power of attorney
Name of witness (print)

[Signature Page to Amendment No. 8]

SIGNED by

/s/ Kristen Bettmann
Kristen Bettmann	Signature of attorney

as attorney for CHUBB PROPERTIES PTY LTD ACN 003 602 033 under power of attorney dated May 20, 2025 in the presence of:	Treasurer Position/ title of attorney

/s/ James T Arseniadis
Signature of witness

James T Arseniadis	By executing this deed the attorney states that the attorney has received no notice of revocation of the power of attorney
Name of witness (print)

[Signature Page to Amendment No. 8]

SUBSIDIARY GUARANTORS (cont.):

Executed as a Deed by Access Control Systems Limited in accordance with sections 127(3) and 128 of the Companies Ordinance (Cap. 622):

/s/ Yiu King Tao	/s/ Chiu King Hoi
Director	Director

YIU KING TAO	CHIU KING HOI
Name of Director (BLOCK LETTERS)	Name of Director (BLOCK LETTERS)

Executed as a Deed by Chubb China Holdings Limited in accordance with sections 127(3) and 128 of the Companies Ordinance (Cap. 622):

/s/ Yiu King Tao	/s/ Chiu King Hoi
Director	Director

YIU KING TAO	CHIU KING HOI
Name of Director (BLOCK LETTERS)	Name of Director (BLOCK LETTERS)

[Signature Page to Amendment No. 8]

SUBSIDIARY GUARANTORS (cont.):

Executed as a Deed by Chubb China Limited in accordance with sections 127(3) and 128 of the Companies Ordinance (Cap. 622):

/s/ Yiu King Tao	/s/ Chiu King Hoi
Director	Director

YIU KING TAO	CHIU KING HOI
Name of Director (BLOCK LETTERS)	Name of Director (BLOCK LETTERS)

Executed as a Deed by Chubb Hong Kong Limited in accordance with sections 127(3) and 128 of the Companies Ordinance (Cap. 622):

/s/ Yiu King Tao	/s/ Chiu King Hoi
Director	Director

YIU KING TAO	CHIU KING HOI
Name of Director (BLOCK LETTERS)	Name of Director (BLOCK LETTERS)

[Signature Page to Amendment No. 8]

SUBSIDIARY GUARANTORS (cont.):

API GROUP TREASURY LIMITED

By:	/s/ Kristen Bettmann
Name: Kristen Bettmann
Title: Director

API GROUP FINCO LIMITED

By:	/s/ Mark Anthony Grech
Name: Mark Anthony Grech
Title: Director

[Signature Page to Amendment No. 8]

CITIBANK, N.A., as Revolving Credit Lender, L/C Issuer
as Administrative Agent and Collateral Agent

By:	/s/ James Oleskewicz
Name:	James Oleskewicz
Title:	Vice President

[Signature Page to Amendment No. 8]

Bank of America, N.A., as 2025 Revolving
Credit Lender and L/C Issuer

By:	/s/ Daniel Phelan
Name:	Daniel Phelan
Title:	Director

[Signature Page to Amendment No. 8]

BANCO SANTANDER, S.A. NEW YORK
BRANCH, as 2025 Revolving Credit Lender

By:	/s/ D. Andrew Maletta
Name:	D. Andrew Maletta
Title:	Executive Director

By:	/s/ Ryan Peters
Name:	Ryan Peters
Title:	Executive Director

[Signature Page to Amendment No. 8]

BARCLAYS BANK PLC,
as 2025 Revolving Credit Lender

By:	/s/ Charlene Saldanha
Name:	Charlene Saldanha
Title:	Director

[Signature Page to Amendment No. 8]

BNP PARIBAS,
as 2025 Revolving Credit Lender and L/C
Issuer

By:	/s/ Michael Lefkowitz
Name:	Michael Lefkowitz
Title:	Director

By:	/s/ Rick Pace
Name:	Rick Pace
Title:	Managing Director

[Signature Page to Amendment No. 8]

CIBC Bank USA,
as 2025 Revolving Credit Lender

By:	/s/ James Belletire
Name:	James Belletire
Title:	Managing Director

[Signature Page to Amendment No. 8]

HSBC Bank USA, National Association, as
2025 Revolving Credit Lender and L/C
Issuer

By:	/s/ Renato Santos
Name:	Renato Santos
Title:	Director

[Signature Page to Amendment No. 8]

JPMORGAN CHASE BANK, N.A.,
as 2025 Revolving Credit Lender

By:	/s/ Zachary Blaner
Name:	Zachary Blaner
Title:	Vice President

[Signature Page to Amendment No. 8]

ROYAL BANK OF CANADA,
as 2025 Revolving Credit Lender

By:	/s/ Brian Hueter
Name:	Brian Hueter
Title:	Authorized Signatory

[Signature Page to Amendment No. 8]

Sumitomo Mitsui Banking Corporation,
as 2025 Revolving Credit Lender

By:	/s/ Jun Ashley
Name:	Jun Ashley
Title:	Director

[Signature Page to Amendment No. 8]

Truist Bank,
as 2025 Revolving Credit Lender

By:	/s/ William P. Rutkowski
Name:	William P. Rutkowski
Title:	Director

[Signature Page to Amendment No. 8]

UBS AG, STAMFORD BRANCH,
as 2025 Revolving Credit Lender

By:	/s/ Joselin A Fernades
Name:	Joselin A Fernades
Title:	Director

By:	/s/ Massimo Ippolito
Name:	Massimo Ippolito
Title:	Associate Director

[Signature Page to Amendment No. 8]

U.S. BANK NATIONAL ASSOCIATION,
as 2025 Revolving Credit Lender

By:	/s/ Riley Williams
Name:	Riley Williams
Title:	Vice President

[Signature Page to Amendment No. 8]

WELLS FARGO BANK, NATIONAL
ASSOCIATION as 2025 Revolving Credit Lender

By:	/s/ William D. Ivey
Name:	William D. Ivey
Title:	Vice President

[Signature Page to Amendment No. 8]

SCHEDULE I

2025 REVOLVING CREDIT COMMITMENTS

2025 Revolving Credit Lenders	2025 Revolving Credit Commitments	Pro Rata Share
Citibank, N.A.	$80,000,000.00	10.666666667%
Bank of America, N.A.	$70,000,000.00	9.333333334%
Banco Santander, S.A., New York Branch	$50,000,000.00	6.666666667%
Barclays Bank PLC	$50,000,000.00	6.666666667%
BNP Paribas	$50,000,000.00	6.666666667%
CIBC Bank USA	$50,000,000.00	6.666666667%
HSBC Bank USA, National Association	$50,000,000.00	6.666666667%
JPMorgan Chase Bank, N.A.	$50,000,000.00	6.666666667%
Royal Bank of Canada	$50,000,000.00	6.666666667%
Sumitomo Mitsui Banking Corporation	$50,000,000.00	6.666666667%
Truist Bank	$50,000,000.00	6.666666667%
U.S. Bank National Association	$50,000,000.00	6.666666667%
UBS AG, Stamford Branch	$50,000,000.00	6.666666667%
Wells Fargo Bank, National Association	$50,000,000.00	6.666666667%

Total	$750,000,000.00	100.0%

LETTER OF CREDIT COMMITMENTS

L/C Issuers	Letter of Credit Commitments	Pro Rata Share
Citibank, N.A.	$80,000,000.00	32.0%
Bank of America, N.A.	$70,000,000.00	28.0%
BNP Paribas	$50,000,000.00	20.0%
HSBC Bank USA, National Association	$50,000,000.00	20.0%

Total	$250,000,000.00	100.0%

EXHIBIT A

Amended Credit Agreement

[see attached]

Final Version

CREDIT AGREEMENT

dated as of October 1, 2019,

as amended as of October 22, 2020,

as amended as of 2021 Incremental Amendment Funding Date (as defined herein),

as amended as of May 19, 2023,

as amended as of October 11, 2023,

as amended as of February 28, 2024,

as amended as of May 10, 2024, ~~and~~

as amended as of February 14, 2025, and

as amended as of May 20, 2025

by and among

API GROUP DE, INC.,

as the Initial Borrower,

API GROUP CORPORATION,

as Holdings,

THE GUARANTORS FROM TIME TO TIME PARTY HERETO,

THE LENDERS AND L/C ISSUERS FROM TIME TO TIME PARTY HERETO,

and

CITIBANK, N.A.,

as Administrative Agent and Collateral Agent

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS		2

1.01	Defined Terms	2
1.02	Other Interpretive Provisions	78
1.03	Accounting Terms	78
1.04	Rounding	79
1.05	References to Agreements and Laws	79
1.06	Times of Day	79
1.07	Letter of Credit Amounts	79
1.08	Conversion of Foreign Currencies	79
1.09	Divisions	80
1.10	Limited Condition Transactions	81
1.11	Dutch Terms	81
1.12	Belgian Terms	82
1.13	Rates.	83

ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS		84

2.01	The Loans	84
2.02	Borrowings, Conversions and Continuations of Loans	84
2.03	Letters of Credit	86
2.04	[Reserved]	96
2.05	Prepayments	96
2.06	Termination or Reduction of Commitments	100
2.07	Repayment of Loans	101
2.08	Interest	102
2.09	Fees	102
2.10	Computation of Interest and Fees	103
2.11	Evidence of Indebtedness	103
2.12	Payments Generally	104
2.13	Sharing of Payments	106
2.14	Incremental Facilities	106
2.15	Defaulting Lender	112
2.16	Extension of Term Loans and Revolving Credit Commitments	115
2.17	Interest Act (Canada)	119

ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY		120

3.01	Taxes	120
3.02	Illegality	122
3.03	Inability to Determine Rates.	122
3.04	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Loans	126
3.05	Funding Losses	127
3.06	Matters Applicable to all Requests for Compensation	128
3.07	Pro Rata Treatment	128
3.08	Survival	128

i

ARTICLE IV. GUARANTY		128

4.01	The Guaranty	128
4.02	Obligations Unconditional	129
4.03	Reinstatement	129
4.04	Certain Additional Waivers	130
4.05	Remedies	130
4.06	Rights of Contribution	130
4.07	Guarantee of Payment; Continuing Guarantee	130
4.08	Keepwell	130
4.09	Guarantee Limitations	131

ARTICLE V. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		131

5.01	Conditions to Initial Credit Extension	131
5.02	Conditions to all Credit Extensions after the Closing Date	134

ARTICLE VI. REPRESENTATIONS AND WARRANTIES		134

6.01	Existence, Qualification and Power; Compliance with Laws	134
6.02	Authorization; No Contravention	135
6.03	Governmental Authorization; Other Consents	135
6.04	Binding Effect	136
6.05	Financial Statements; No Material Adverse Effect	136
6.06	Litigation	137
6.07	No Default	137
6.08	Properties	137
6.09	Environmental Compliance	137
6.10	Insurance	138
6.11	Taxes	138
6.12	ERISA Compliance	139
6.13	Subsidiaries; Equity Interests	140
6.14	Margin Regulations; Investment Company Act	140
6.15	Disclosure	141
6.16	Compliance with Laws	141
6.17	Intellectual Property; Licenses, Etc	141
6.18	Solvency	141
6.19	Casualty, Etc	141
6.20	Perfection, Etc	142
6.21	Swap Obligations	142
6.22	Labor Matters	142
6.23	OFAC, Anti-Terrorism and Anti-Money Laundering Law and Anti-Corruption Laws	142
6.24	Senior Indebtedness	143
6.25	Canadian Defined Benefit Plans	143
6.26	Centre of Main Interests and Establishments	144
6.27	UK Pensions	144

ARTICLE VII. AFFIRMATIVE COVENANTS		144

7.01	Financial Statements	144
7.02	Certificates; Other Information	145
7.03	Notices	146
7.04	Payment of Obligations	147
7.05	Preservation of Existence, Etc	147
7.06	Maintenance of Properties	147
7.07	Maintenance of Insurance	148
7.08	Compliance with Laws	148
7.09	Books and Records	148
7.10	Inspection Rights	148
7.11	Use of Proceeds	148
7.12	Additional Guarantees and Collateral; Guarantor Coverage Ratio	149
7.13	Compliance with Environmental Laws	153
7.14	Further Assurances	153
7.15	Collateral and Guarantee Limitations	154
7.16	Credit Rating	155
7.17	Post-Closing Matters	155
7.18	OFAC and Anti-Corruption Laws	155
7.19	Lender Calls	155

ARTICLE VIII. NEGATIVE COVENANTS		155

8.01	Liens	156
8.02	Indebtedness	159
8.03	Fundamental Changes	166
8.04	Dispositions	167
8.05	Restricted Payments	168
8.06	Change in Nature of Business	170
8.07	Transactions with Affiliates	170
8.08	Burdensome Agreements	171
8.09	Use of Proceeds	173
8.10	Financial Covenant.	173
8.11	Amendments of Organization Documents and Certain Other Agreements	174
8.12	Accounting Changes	174
8.13	Sale and Leaseback Transactions	174
8.14	No Other “Designated Senior Indebtedness”	174
8.15	Centre of Main Interests and Establishments	175
8.16	Holding Covenant	175

ARTICLE IX. EVENTS OF DEFAULT AND REMEDIES		175

9.01	Events of Default	175
9.02	Remedies Upon Event of Default	178
9.03	Application of Funds	179

ARTICLE X. THE AGENTS AND THE ARRANGERS		180

10.01	Appointment and Authority	180
10.02	Delegation of Duties	180

10.03	Rights as a Lender	180
10.04	Exculpatory Provisions	180
10.05	Reliance by Agents	181
10.06	Non-Reliance on Agents and Other Lenders	182
10.07	Resignation of Agent	182
10.08	Administrative Agent May File Proofs of Claim	183
10.09	Collateral and Guaranty Matters	183
10.10	No Other Duties, Etc	184
10.11	Certain ERISA Matters	184
10.12	Parallel Debt	185
10.13	Intercreditor Agreement	186
10.14	Erroneous Payments	186

ARTICLE XI. MISCELLANEOUS		188

11.01	Amendments, Etc	188
11.02	Notices and Other Communications; Facsimile Copies	190
11.03	No Waiver; Cumulative Remedies	192
11.04	Expenses; Indemnity; Damage Waiver	192
11.05	Payments Set Aside	194
11.06	Successors and Assigns	194
11.07	Confidentiality	202
11.08	Setoff	203
11.09	Interest Rate Limitation	203
11.10	Counterparts	204
11.11	Integration	204
11.12	Survival of Representations and Warranties	204
11.13	Severability	205
11.14	Tax Forms.	205
11.15	Replacement of Lenders	207
11.16	Governing Law	207
11.17	Binding Effect	208
11.18	Waiver of Right to Trial by Jury	208
11.19	USA PATRIOT Act Notice	209
11.20	Waiver of Notice of Termination	209
11.21	Headings	209
11.22	Joint and Several Obligations	209
11.23	Judgment Currency	210
11.24	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	211
11.25	Acknowledgement Regarding Any Supported QFCs	211
11.26	Canadian AML Legislation	212

SCHEDULES

1.01(a)	Existing Letters of Credit
1.01(c)	Mortgaged Properties
1.01(d)	Existing Investments
1.01(e)	Excluded Subsidiaries
1.01(f)	Subsidiary Guarantors
1.01(g)	Immaterial Subsidiaries
2.01	Commitments and Pro Rata Shares
6.05(a)	Financial Statement Matters
6.06	Litigation
6.09	Environmental Matters
6.12	ERISA
6.13	Subsidiaries
6.17	Intellectual Property Matters
6.22	Labor Matters
7.12	Agreed Security Principles
7.17	Post-Closing Matters
8.01(c)	Existing Liens
8.02	Existing Indebtedness
8.04	Certain Dispositions
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

A	Assignment and Assumption
B	Committed Loan Notice
C	Compliance Certificate
D	Solvency Certificate
E	Perfection Certificate
F	Subsidiary Joinder Agreement
G-1	Term Loan Note
G-2	Revolving Credit Note
H	Prepayment Notice
I	Designated Pari Passu Facility Notice

v

CREDIT AGREEMENT

This Credit Agreement is entered into as of October 1, 2019 by and among APi Group DE, Inc. (the “Initial Borrower”), a Delaware corporation, APi Group Corporation, a Delaware corporation (“Holdings”), the Guarantors from time to time party hereto, the lenders from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”), the L/C Issuers from time to time party hereto and Citibank, N.A., as administrative agent (in such capacity and together with its successors, the “Administrative Agent”) and collateral agent (in such capacity and together with its successors, the “Collateral Agent”).

WHEREAS, Holdings, in connection with the Closing Date, requested that substantially simultaneously with the consummation of the APi Acquisition, (a) the Term Loan Lenders extend Initial Term Loans in an aggregate principal amount of $1,200,000,000, (b) the Revolving Credit Lenders provide Initial Revolving Credit Commitments in an aggregate principal amount of $300,000,000 and (c) the L/C Issuers agree to issue Letters of Credit in an aggregate amount available to be drawn not in excess of the Letter of Credit Sublimit;

WHEREAS, the Borrower entered into that certain Amendment No. 1 to Credit Agreement, dated as of October 22, 2020 (the “2020 Incremental Amendment”) by and among Holdings, the Borrower, the Guarantors party thereto, the 2020 Incremental Term Loan Lenders party thereto, the other Lenders party thereto and Citibank, N.A. pursuant to which the 2020 Incremental Term Loan Lenders agreed to extend credit to the Borrower in the form of the 2020 Incremental Term Loans in an aggregate principal amount of $250,000,000 and to make certain other amendments to the Credit Agreement as set forth herein;

WHEREAS, the Borrower has entered into that certain Amendment No. 2 to Credit Agreement, dated as of December 16, 2021 (the “2021 Incremental Amendment”) by and among Holdings, the Borrower, the Guarantors party thereto, the 2021 Incremental Term Loan Lenders, the 2021 Incremental Revolving Credit Lenders and L/C Issuers party thereto and Citibank, N.A. pursuant to which (i) the 2021 Incremental Term Loan Lender has agreed to extend credit to the Borrower in the form of the 2021 Incremental Term Loans in an aggregate principal amount of $1,100,000,000, (ii) the Revolving Credit Lenders have agreed to increase the Initial Revolving Credit Commitments by an additional aggregate principal amount of $200,000,000 and to extend the Initial Revolving Credit Maturity Date, (iii) the L/C Issuers have agreed to increase the Letter of Credit Sublimit by an additional aggregate principal amount of $100,000,000 and (iv) the Lenders have agreed to make certain other amendments to the Credit Agreement as set forth herein;

WHEREAS, the Borrower has entered into that certain Amendment No. 3 to Credit Agreement, dated as of May 19, 2023 (the “2023 US LIBO Rate Replacement Amendment”) by and between the Borrower and Citibank, N.A. pursuant to which the US LIBO Rate was replaced by Term SOFR;

WHEREAS, the Borrower has entered into that certain Amendment No. 4 to Credit Agreement, dated as of October 11, 2023 (the “2023 Repricing and Maturity Extension Amendment”) by and among the Borrower, the Administrative Agent and the other parties thereto, pursuant to which, among other things, the Applicable Rate applicable to the Initial Term Loans and the 2021 Incremental Term Loans was reduced;

WHEREAS, the Borrower entered into that certain Amendment No. 5 to Credit Agreement, dated as of February 28, 2024 (the “2024 Incremental Amendment”) by and among Holdings, the Borrower, the Guarantors party thereto, the 2024 Incremental Term Loan Lenders (as defined in the 2024 Incremental Amendment) party thereto and Citibank, N.A., pursuant to which the 2024 Incremental Term Loan Lenders agreed to extend credit to the Borrower in the form of Incremental Term Loans in an aggregate principal amount of $300,000,000 and to make certain other amendments to the Credit Agreement as set forth herein;

WHEREAS, the Borrower has entered into that certain Amendment No. 6 to Credit Agreement, dated as of the 2024 Repricing and Maturity Extension Amendment Effective Date (the “2024 Repricing and Maturity Extension Amendment”) by and among the Borrower, the Administrative Agent and the other parties thereto, pursuant to which, among other things, the Applicable Rate applicable to the 2021 Incremental Term Loans was reduced, Incremental Term Loans were incurred (which were fungible with and became part of the 2021 Incremental Term Loan tranche) and the Initial Term Loans were repaid;

WHEREAS, the Borrower has entered into that certain Amendment No. 7 to Credit Agreement, dated as of the 2025 Term Loan Repricing Amendment Effective Date (the “2025 Term Loan Repricing Amendment”) by and among the Borrower, the Administrative Agent and the other parties thereto, pursuant to which, among other things, the Applicable Rate applicable to the 2021 Incremental Term Loans was reduced;

WHEREAS, the Borrower has entered into that certain Amendment No. 8 to Credit Agreement, dated as of the 2025 Revolving Incremental Amendment Effective Date (the “2025 Revolving Incremental Amendment”) by and among the Borrower, the Administrative Agent and the other parties thereto, pursuant to which, among other things, the Applicable Rate applicable to the Revolving Credit Loans was reduced and an Incremental Revolving Credit Facility was incurred; and

WHEREAS, the Lenders and the L/C Issuers are willing to provide such extensions of credit, subject to the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2020 Incremental Amendment” has the meaning specified in the recitals hereto.

“2020 Incremental Amendment Effective Date” shall mean October 22, 2020.

“2020 Incremental Lead Arrangers” shall mean the Lead Arrangers (as defined in the 2020 Incremental Amendment).

“2020 Incremental Term Loan Commitment” means, as to each 2020 Incremental Term Loan Lender, its obligation to make 2020 Incremental Term Loans to the Borrowers

(i) pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such 2020 Incremental Term Loan Lender’s name on Schedule 2.01 under the caption “2020 Incremental Term Loan Commitment”, and

(ii) in the Assignment and Assumption pursuant to which such 2020 Incremental Term Loan Lender becomes a party hereto, in each case, as such amount may be adjusted from time to time in accordance with this Agreement.

The aggregate amount of 2020 Incremental Term Loan Commitments on the 2020 Incremental Amendment Effective Date is $250,000,000.

“2020 Incremental Term Loan Facility” means the 2020 Incremental Term Loan Commitments and the 2020 Incremental Term Loans made thereunder.

“2020 Incremental Term Loan Lenders” shall have the meaning assigned to such term in the 2020 Incremental Amendment.

“2020 Incremental Term Loan Maturity Date” means October 1, 2026.

“2020 Incremental Term Loans” shall have the meaning assigned to such term in the 2020 Incremental Amendment.

“2021 Incremental Amendment” has the meaning specified in the recitals hereto.

“2021 Incremental Amendment Funding Date” shall mean the Funding Date (as defined in the 2021 Incremental Amendment).

“2021 Incremental Lead Arrangers” shall mean the Lead Arrangers (as defined in the 2021 Incremental Amendment).

“2021 Incremental Term Loan Commitment” means, as to each 2021 Incremental Term Loan Lender, its obligation to make 2021 Incremental Term Loans to the Borrower:

(i) pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such 2021 Incremental Term Loan Lender’s name on Schedule 2.01 under the caption “2021 Incremental Term Loan Commitments” and

(ii) in the Assignment and Assumption pursuant to which such 2021 Incremental Term Loan Lender becomes a party hereto,

in each case, as such amount may be adjusted from time to time in accordance with this Agreement.

The aggregate amount of 2021 Incremental Term Loan Commitments on the 2021 Incremental Amendment Effective Date is $1,100,000,000, which shall be deemed to be reduced to zero upon the funding of the 2021 Incremental Term Loans on the 2021 Incremental Amendment Funding Date.

“2021 Incremental Term Loan Facility” means the 2021 Incremental Term Loan Commitments and the 2021 Incremental Term Loans made thereunder.

“2021 Incremental Term Loan Lenders” shall have the meaning assigned to such term in the 2021 Incremental Amendment and shall include each Lender that holds any 2021 Incremental Term Loans through an Assignment and Assumption.

“2021 Incremental Term Loan Maturity Date” means the seventh anniversary of the 2021 Incremental Amendment Funding Date.

“2021 Incremental Term Loans” shall have the meaning assigned to such term in the 2021 Incremental Amendment.

“2021 Revolving Credit Lenders” shall have the meaning assigned to such term in the 2021 Incremental Amendment and shall include each Lender that holds any Revolving Credit Loans through an Assignment and Assumption.

“2023 Repricing and Maturity Extension Amendment” has the meaning specified in the recitals hereto.

“2023 Repricing and Maturity Extension Amendment Effective Date” shall mean October 11, 2023.

“2023 US LIBO Rate Replacement Amendment” has the meaning specified in the recitals above.

“2024 Incremental Amendment” has the meaning specified in the recitals hereto.

“2024 Repricing and Maturity Extension Amendment” has the meaning specified in the recitals hereto.

“2024 Repricing and Maturity Extension Amendment Effective Date” shall mean May 10, 2024.

“2025 Revolving Incremental Amendment” has the meaning specified in the recitals hereto.

“2025 Revolving Incremental Amendment Effective Date” shall mean May 20, 2025.

“2025 Term Loan Repricing Amendment” has the meaning specified in the recitals hereto.

“2025 Term Loan Repricing Amendment Effective Date” shall mean February 14, 2025.

“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Acquired Entity” has the meaning specified in the definition of “Permitted Acquisition”.

“Acquired Indebtedness” means with respect to any specified Person

(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, provided such Indebtedness is not incurred (x) in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person or (y) for purposes of financing the acquisition of such other Person; and

(ii) Indebtedness that is secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition Step-Up Period” means the first eight consecutive fiscal quarters commencing with the first fiscal quarter ending after the consummation of a Qualified Acquisition.

“Additional Borrower” has the meaning specified in Section 2.14(a).

“Adjusted Eurocurrency Rate” means, for any Interest Period, an interest rate per annum equal to the greater of:

(a) 0.00% per annum and

(b) the product of (A) the Eurocurrency Rate in effect for such Interest Period and (B) Statutory Reserves.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to ~~(a)~~ Term SOFR for such calculation ~~plus (b) the Term SOFR Adjustment~~; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be equal to the Floor.

“Administrative Agent” has the meaning specified in the preamble hereto.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify Holdings and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advisory Agreement” means the Advisory Services Agreement, dated as of October 1, 2019 between Holdings and Mariposa Capital, LLC.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person (other than, in the case of the Loan Parties, a Subsidiary of such Person) that directly, or indirectly through one or more intermediaries, Governs or is Governed by or is under common Governance with the Person specified. “Govern” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Governance”, “Governing” and “Governed” have meanings correlative thereto.

“Agent Parties” has the meaning specified in Section 11.02(c).

“Agents” has the meaning specified in Section 10.01(b).

“Agreed Security Principles” means the Agreed Security Principles attached as Schedule 7.12 hereto.

“Agreement” means this Credit Agreement.

“Alternate Currency LIBO Rate” has the meaning specified in the definition of “Eurocurrency Rate”.

“Alternative Currency” means, (x) with respect to Revolving Credit Loans, Euros and Pounds Sterling and (y) with respect to a New Term Loan Facility, Euros and Pounds Sterling.

“AML Legislation” has the meaning specified in Section 11.26.

“Anti-Corruption Laws” means the (i) United States Foreign Corrupt Practices Act of 1977, as amended, (ii) the United Kingdom Bribery Act of 2010, (iii) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and (iv) any applicable related provisions and/or anti-bribery, and corruption and/or anti-money laundering laws, rules, or regulations of any jurisdiction in which a Borrower conducts business.

“Anti-Terrorism and Anti-Money Laundering Laws” means any laws or regulations relating to terrorism or money laundering, including the Bank Secrecy Act of 1990, as amended by the USA PATRIOT ACT, the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, the Criminal Code (Canada), and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (as any of the foregoing laws may from time to time be amended, renewed, extended, or replaced), the U.S. Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended, the U.S. Money Laundering Control Act of 1986, as amended, the UK Proceeds of Crime Act 2002 and the UK Terrorism Act 2000, as amended.

“Anticipated Cure Deadline” shall have the meaning assigned to such term in Section 8.10(b).

“APi” means APi Group, Inc., a Minnesota corporation.

“APi Acquisition” means the purchase of all of the capital stock of APi pursuant to the APi Acquisition Agreement.

“APi Acquisition Agreement” means the Business Combination Agreement, dated as of September 2, 2019, between Holdings, APi and the Sellers (as defined therein).

“A.P.I. Security Agreement” has the meaning specified in clause (ix) of the definition of “Excluded Subsidiary.”

“Applicable Rate” means

(a) (i) with respect to any Initial Term Loan that is (A) a Term SOFR Loan, 2.25% per annum and (B) a Base Rate Loan, 1.25% per annum,

(ii) with respect to any 2020 Incremental Term Loan that is (A) a Term SOFR Loan, 2.75% per annum and (B) a Base Rate Loan, 1.75% per annum, and

(iii) with respect to any 2021 Incremental Term Loan that is (A) a Term SOFR Loan, 1.75% per annum and (B) a Base Rate Loan, 0.75% per annum,

(b) with respect to any Revolving Credit Loan that is (i) a Term SOFR Loan or a Eurocurrency Rate Loan or an RFR Loan, ~~2.25~~1.50% per annum and (ii) a Base Rate Loan, ~~1.25~~0.50% per annum~~,~~ ; provided, that commencing with the delivery of the Compliance Certificate for the first fiscal quarter ending after the 2025 Revolving Incremental Amendment Effective Date, pursuant to Section 7.02(a), the Applicable Rate shall be as set forth in the chart below based upon the First Lien Net Leverage Ratio:

Level	First Lien Net Leverage Ratio	Term SOFR	Base Rate
1.	≥3.50 to 1.00	2.00%	1.00%
2.	<3.50 to 1.00 and ≥2.50 to 1.00	1.75%	0.75%
3.	<2.50 to 1.00 and ≥1.50 to 1.00	1.50%	0.50%
4.	<1.50 to 1.00	1.25%	0.25%

Any increase or decrease in the Applicable Rate resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a); provided, that if a Compliance Certificate is not delivered when due in accordance with such Section, then the Applicable Rate shall be set at Level 1 from the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the date that is the first Business Day immediately after the date such Compliance Certificate is delivered; provided further that if an Event of Default or Default shall have occurred and be continuing then the Applicable Rate shall be set at Level 1.

(c) with respect to the Letter of Credit Fees, ~~2.25%~~a percentage per annum ~~and~~equal to the “Applicable Rate” applicable to a Revolving Credit Loan that is a Term SOFR Loan,

(d) with respect to the Commitment Fees,

(i) until delivery of a Compliance Certificate for the first full fiscal quarter ending after the Closing Date, 0.50% per annum and

(ii) at any time thereafter, (x) 0.50% per annum if the First Lien Net Leverage Ratio as of the most recent determination date is greater than 2.75 to 1.00 or (y) 0.375% per annum if the First Lien Net Leverage Ratio as of the most recent determination date is less than or equal to 2.75 to 1.00.

“Approved Fund” has the meaning specified in Section 11.06(g).

“Approved Member State” means each of the following: Belgium, Canada, France, Germany, Italy, Luxembourg, The Netherlands, Spain, Sweden and the United Kingdom.

“Arrangers” means Citibank, N.A., BofA Securities, Inc., Barclays Bank PLC, UBS Securities LLC and U.S. Bank National Association.

“Asset Sale” means the Disposition (by way of merger, casualty, condemnation or otherwise) by Holdings or any Restricted Subsidiary to any Person other than a Loan Party of

(a) any Equity Interests of any Restricted Subsidiary (other than directors’ qualifying shares and employee options granted in the ordinary course of business) or

(b) any other assets of Holdings or any Restricted Subsidiary, including Equity Interests of any Person that is not a Restricted Subsidiary (other than

(i) inventory disposed of in the ordinary course of business or the disposition of excess, damaged, obsolete, worn out or no longer needed assets, scrap and Cash Equivalents,

(ii) dispositions between Restricted Subsidiaries permitted by Section 8.04(c), clause (c) of the definition of “Permitted Intercompany Transaction” with respect to dispositions or acquisitions of any Subsidiary of a Borrower that is not a Loan Party or clause (d) of the definition of “Permitted Intercompany Transaction” relating to Dispositions with respect to any Excluded Subsidiary,

(iii) dispositions permitted by Section 8.04(h) and dispositions of non-core assets acquired in connection with any Permitted Acquisition or Investment permitted hereunder

(iv) dispositions contemplated by the Reorganization (as defined in the APi Acquisition Agreement) as set forth on Schedule 8.04 and

(v) any Permitted Sale Leaseback Transaction);

provided that any asset sale or series of related asset sales described above having a value not in excess of $5,000,000 in any single transaction or series of related transactions shall be deemed not to be an “Asset Sale” for purposes of this Agreement.

“Assignee Group” means, with respect to any Lender, such Lender’s Affiliates and Approved Funds with respect to such Lender.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit A or such other form approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external counsel.

“Attributable Indebtedness” means, on any date,

(a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and

(b) in respect of any Synthetic Lease Obligation, as of any date of determination, the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than accounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the term (including extensions which are at the sole option of the lessor) of the lease included in such transaction (in the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental obligation shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

“Audited Financial Statements of APi” means the audited consolidated balance sheets of APi for the fiscal years ended December 31, 2017 and December 31, 2018 and, in each case, related consolidated statements of income, stockholders equity and cash flows for such fiscal year, including the notes thereto.

“Audited Financial Statements of Holdings” means the audited statement of financial position of Holdings for the period commencing on incorporation (September 18, 2017) and ending August 31, 2018 and the related statements of comprehensive income, changes in equity and cash flows for such period, including the notes thereto.

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Amount” means, on any date of determination (the “Reference Date”), an amount (which shall not be less than zero) determined on a cumulative basis equal to the sum of (without duplication): an amount equal to

(a) $50,000,000 plus

(b) Net Cash Proceeds from any sale or issuance of Equity Interests of Holdings (excluding Disqualified Stock) to the extent such Net Cash Proceeds are received by Holdings after the Closing Date (other than any Net Cash Proceeds (w) that are Specified Equity Proceeds, (x) from any Cure Amount, (y) to the extent such Net Cash Proceeds have been used to build any other basket for the incurrence of Indebtedness or the making of any Investment or Restricted Payment or (z) from the sale of any Equity Interests to any employee, director, officer, manager or consultant of Holdings, any direct or indirect parent of Holdings and any Subsidiary of Holdings), plus

(c) Net Cash Proceeds of Indebtedness and Disqualified Stock of Holdings, in each case, issued after the Closing Date, which has been exchanged or converted into Equity Interests (excluding Disqualified Stock) of Holdings (other than with respect to any such exchange or conversion involving the sale or issuance of Equity Interests to any employee, director, officer, manager or consultant of Holdings, any direct or indirect parent of Holdings and any Subsidiary of Holdings), plus

(d) (x) the cumulative amount of Excess Cash Flow for all fiscal years of Holdings completed after the Closing Date (commencing with the fiscal year ending on December 31, 2020) and prior to the Reference Date minus

(y) the portion of such Excess Cash Flow that has been (or will be) after the Closing Date and on or prior to the Reference Date required to be offered to prepay the Loans in accordance with Section 2.05(b) (without giving effect to any dollar-for-dollar reduction in respect of voluntary prepayments of the Loans as therein provided), plus

(e) to the extent not (A) included in Consolidated Net Income or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the aggregate amount of all cash dividends and other cash distributions received by Holdings or any Restricted Subsidiary from any Unrestricted Subsidiaries during the period from and including the Business Day immediately following the Closing Date and prior to the Reference Date in respect of Investments made by Holdings or any Restricted Subsidiary in reliance on the Available Amount, plus

(f) to the extent not (A) included in Consolidated Net Income or (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the Investments of Holdings and any Restricted Subsidiary in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated with or into Holdings or any Restricted Subsidiary (up to the lesser of (x) the fair market value (as determined in good faith by Holdings) of the investments of Holdings and any Restricted Subsidiary in such Unrestricted Subsidiary at the time of such re-designation or merger or consolidation and (y) the fair market value (as determined in good faith by Holdings) of the original investments by Holdings and any Restricted Subsidiary in such Unrestricted Subsidiary) plus

(g) to the extent not (A) included in Consolidated Net Income, (B) already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment or (C) required to be applied to prepay the Loans in accordance with Section 2.05(b), the aggregate amount of all Net Cash Proceeds received by Holdings or any Restricted Subsidiary in connection with the sale, transfer or other Disposition of its ownership interest in any Unrestricted Subsidiary, to the extent that the original Investments in such Unrestricted Subsidiary were made in reliance on the Available Amount plus

(h) the aggregate amount of Retained Declined Proceeds minus

(i) the sum, without duplication, of the aggregate amount of Restricted Payments made pursuant to Section 8.05(k) after the Closing Date and on or prior to the Reference Date.

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark for any currency, as applicable, (x) if any then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of

(a) the Federal Funds Effective Rate in effect on such day plus 1⁄2 of 1.00%,

(b) the Prime Rate in effect on such day;

(c) Adjusted Term SOFR determined on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a Term SOFR Loan with a one-month Interest Period plus 1.00% and

(d) 0.00%.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benchmark” means, initially, (i) with respect to amounts denominated in Dollars, Term SOFR, (ii) with respect to amounts denominated in Pounds Sterling, SONIA and (iii) with respect to any amounts denominated in EURO, EURIBO Rate; provided that if a replacement of an initial or subsequent Benchmark has occurred pursuant to Section 3.03(f), then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor, for purposes of clause (f) of Section 3.03, the first alternative set forth below that can be determined by the Administrative Agent:

(1) solely if the relevant Benchmark is Term SOFR, the sum of: (i) Daily Simple SOFR and (ii) 0.26161% (26.161 basis points); or

(2) the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for syndicated credit facilities at such time denominated in the applicable currency in the U.S. syndicated loan market;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be equal to the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark or Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, the formula for calculating any successor rates identified pursuant to the definition of “Benchmark Replacement”, the formula, methodology or convention for applying the successor Floor to the successor Benchmark Replacement and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof or of any Benchmark by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark or Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of one or more of the following events: a public statement or publication of information by or on behalf of the administrator of any then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, the central bank for the currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative and that representativeness will not be restored.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of

(a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA,

(b) a “plan” as defined in and subject to Section 4975 of the Code or

(c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” has the meaning specified in Section 11.25(b).

“Borrower Equity Contribution” means a contribution by Holdings to the capital of the Initial Borrower in an amount not less than $1,250,000,000.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowers” means the Initial Borrower and each Additional Borrower (and each, a “Borrower”).

“Borrowing” means each of a Term Loan Borrowing or a Revolving Credit Borrowing, as the context may require.

“Business Companies Act” means the BVI Business Companies Act 2004, as amended.

“Business Day” means

(a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurocurrency Rate Loan, on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurocurrency market and

(b) (i) when such term is used for the purposes of determining the date on which the Eurocurrency Rate is determined for any Term Loan denominated in Euros or Pounds Sterling for any Interest Period therefor and for purposes of determining the first and last day of any Interest Period, a Target Operating Day or a day of the year on which banks are not required or authorized to close in New York; and

(ii) for notices, determinations, fundings and payments in connection with any Term Loan denominated in Euros, a Target Operating Day or a day of the year on which banks are not required or authorized to close in New York;

(c) if such day relates to any interest rate settings as to a RFR Loan, any fundings, disbursements, settlements and payments in respect of any such RFR Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such RFR Loan, means a day that is an RFR Business Day; and

(d) if such day relates to any interest rate settings as to a Term SOFR Loan, any fundings, disbursements, settlements and payments in respect of any such Term SOFR Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Term SOFR Loan, means a day that is a “U.S. Government Securities Business Day”.

“BVI Debenture” means the BVI Debenture, dated as of the Closing Date, executed by Holdings and the Administrative Agent for the benefit of the holders of the Obligations, as may be further amended or modified from time to time in accordance with the terms hereof.

“Canadian Defined Benefit Pension Plan” means a Canadian Pension Plan that contains a “defined benefit provision” as that term is defined in subsection 147.1(1) of the Income Tax Act (Canada), other than a multi-employer Canadian Pension Plan.

“Canadian IP Security Agreement” means each Canadian Patent Security Agreement, Canadian Trademark Security Agreement and Canadian Copyright Security Agreement to be executed and delivered by a Loan Party, substantially in the form of Exhibits A, B and C to the Canadian Pledge and Security Agreement, respectively, or such other form approved by the Administrative Agent.

“Canadian Loan Parties” means any Loan Party (as defined herein) incorporated or otherwise organized under the laws of Canada or any province or territory thereof.

“Canadian Pension Plan” means a “registered pension plan”, as that term is defined in subsection 248(1) of the Income Tax Act (Canada), which is sponsored, administered or contributed to, or required to be contributed to by, any primary obligor or under which any primary obligor has any liability.

“Canadian Pledge and Security Agreement” means the Canadian Pledge and Security Agreement, dated as of the Closing Date, executed by each of the Canadian Loan Parties and the Administrative Agent for the benefit of the holders of the Obligations, as may be further amended or modified from time to time in accordance with the terms hereof.

“Canadian Subsidiary” means any Restricted Subsidiary that is organized under the laws of Canada or any political subdivision thereof.

“Capital Expenditures” means, for any period, with respect to any Person, without duplication

(a) the net additions to property, plant and equipment and other capital expenditures of such Person and its consolidated subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP and

(b) capital lease obligations incurred by such Person and its consolidated subsidiaries during such period.

“Captive Insurance Subsidiary” means a Subsidiary established by Holdings, Borrower or any of their particular Subsidiaries for the sole purpose of insuring the business, facilities and/or employees of Holdings and/or any Subsidiary of Holdings.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by Holdings or any Restricted Subsidiary free and clear of all Liens:

(a) (i) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(ii) securities issued by any state or municipality within the United States of America (or, in the case of securities arising from student loans, approved by any such state or municipality) that are rated “A-2” or better by S&P or “P-2” or better by Moody’s or the equivalent rating from any other nationally recognized rating agency; and

(iii) securities issued or fully guaranteed or insured by any Approved Member State, or an agency or instrumentality thereof (provided, that the full faith and credit of the applicable Approved Member State is pledged in support of those securities) and having maturities of not more than one year;

(b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that

(i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System,

(ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and

(iii) has combined capital and surplus of at least $250,000,000, in each case with maturities of not more than one year from the date of acquisition thereof;

(c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof;

(d) solely with respect to any Captive Insurance Subsidiary, any investment that a Captive Insurance Subsidiary is not prohibited to make in accordance with applicable law; and

(e) Investments classified in accordance with GAAP as Current Assets of Holdings or any Restricted Subsidiary, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition.

“Change of Control” means, an event or series of events by which:

(a) a “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding (x) any employee benefit plan of such Person or its subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan and (y) Martin E. Franklin and/or his Affiliates) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the fully vested right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b) any Borrower (other than Holdings, if a Borrower) shall cease to be a Wholly-Owned Restricted Subsidiary or if any Subsidiary of Holdings that directly or indirectly owns any portion of the Equity Interests of any Borrower shall cease to be a Guarantor;

(c) APi shall cease to be a Wholly-Owned Restricted Subsidiary unless all Equity Interests not owned directly or indirectly by Holdings are owned by passive holding companies; or

(d) any change of control (or similar event, however denominated) with respect to Holdings or any Restricted Subsidiary shall occur under any indenture or agreement to which Holdings or any Restricted Subsidiary is a party, the effect of which is to cause Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) in excess of the Threshold Amount after taking into account any amount paid or payable under Section 2.05(b) to (i) be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise) prior to its stated maturity date, or (ii) become subject to the requirement that Holdings or any Restricted Subsidiary make an offer to repurchase, prepay, defease or redeem such Indebtedness prior to its stated maturity date.

“Chubb Acquisition Agreement” means the Stock Purchase Agreement, dated July 26, 2021, among Holdings, as the purchaser, Carrier Global Corporation, Chubb Limited and Carrier Investments UK Limited, as amended or modified by the parties thereto from time to time.

“Chubb Group Acquisition” means the acquisition of Chubb Limited and its subsidiaries by Holdings from Carrier Investments UK Limited pursuant to the Chubb Acquisition Agreement.

“Chubb UK Plans” means the Chubb Security Pension Fund and the Chubb Pension Plan.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment or Term Loan Commitment.

“Closing Date” means October 1, 2019.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (unless as specifically provided otherwise).

“Collateral” means all of the “Collateral” or “Pledged Collateral” referred to in the Collateral Documents, the Mortgaged Property and all of the other property and assets that are or are intended under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Collateral Documents” means, collectively, the Pledge and Security Agreement, the Canadian Pledge and Security Agreements, the BVI Debenture, the Mortgages, the Intellectual Property Security Agreements, the Canadian IP Security Agreements, or other similar agreements delivered to the Collateral Agent and the Lenders pursuant to Section 7.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of any Secured Party.

“Commitment” means, with respect to any Lender, such Lender’s Revolving Credit Commitment and Term Loan Commitment.

“Commitment Fee” has the meaning specified in Section 2.09(a).

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans or Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit B or such other form approved by the Administrative Agent.

“Committed Warrant Exchange and Rollover” means

(i) the exercise of certain warrants of the Warrant Exchange Parties (as defined in the APi Acquisition Agreement) in exchange for at least $119,500,000 in cash proceeds and

(ii) the exchange of the Aggregate Share Consideration (as defined in the APi Acquisition Agreement) in accordance with the APi Acquisition Agreement for all the equity interests in APi of the Continuing Shareholders (as defined in the APi Acquisition Agreement).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C or such other form approved by the Administrative Agent and acceptable to Holdings.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus

(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of

(i) Consolidated Interest Charges for such period,

(ii) consolidated income tax expense for such period (including any franchise taxes imposed in lieu of income taxes and any income taxes that would be payable if the entity were to become a taxable entity for purposes of federal, state or local income taxes),

(iii) all amounts attributable to depreciation and amortization for such period (including those related to any Receivables Facility),

(iv) any non-cash charges, expenses or losses (including, but not limited to, non-cash rent expense, impairment of goodwill or other intangible assets and exchange rate losses) of Holdings or any Restricted Subsidiary for such period (excluding any such charge, expense or loss incurred that constitutes an accrual of or a reserve for cash charges for any future period or an amortization of a prepaid cash expense paid in a prior period or writeoff or writedown of reserves with respect to current assets); provided, however, that cash payments made in such period or in any future period in respect of such non-cash items (excluding any non-cash items to the extent representing an accrual for a future cash expenditure) shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in the period when such payments are made,

(v) any extraordinary, unusual, or non-recurring cash charges or expenses for such period (including business optimization expenses, restructuring charges, integration, acquisition and disposition (or potential acquisition or disposition) related costs (whether incurred prior to, or after, the consummation of any such acquisition)) and severance, retention bonuses, separation payments or other similar one time compensation payments made to employees of Holdings or any Restricted Subsidiary or made in connection with a Permitted Acquisition,

(vi) deferred compensation, stock-option or employee benefits-based and other equity-based compensation expenses for such period,

(vii) transaction fees and expenses in connection with the Transactions for such period,

(viii) transaction fees, costs and expenses during such period in connection with any investment (including any Permitted Acquisition), Disposition, recapitalization or issuance of Equity Interests and incurrence of Indebtedness or similar transactions, in each case, to the extent permitted under this Agreement and whether or not such investment, Disposition, recapitalization, issuance of Equity Interests or Indebtedness or acquisition shall have been consummated,

(ix) losses or price adjustments to the extent reimbursable by third parties in connection with any Permitted Acquisition, as determined in good faith by Holdings, for such period; provided, however, that if the Administrative Agent, acting reasonably, determines in such period or the immediately succeeding period that such losses or price adjustments, or any portion thereof (which, in each case, were included in Consolidated EBITDA in such period or such immediately preceding period pursuant to this clause (ix)), are no longer reimbursable or are not likely to be reimbursed, then such losses, or any portion thereof, shall be subtracted from Consolidated Net Income in calculating Consolidated EBITDA in each such applicable period,

(x) unrealized losses in respect of Obligations under Swap Contracts during such period,

(xi) any loss or expense during such period from a disposition or discontinued operations or any loss or expense incurred in connection with the disposal of a business or product line, whether or not treated as discontinued operations in accordance with GAAP (or if not in accordance with GAAP as otherwise reasonably acceptable to the Administrative Agent) and whether or not such disposition or discontinuance shall have been consummated or completed,

(xii) fees paid during such period in accordance with the Advisory Agreement as in effect on the Closing Date,

(xiii) non-cash charges or amounts recorded in connection with purchase accounting for such period (including any applicable to future Permitted Acquisitions),

(xiv) non-cash purchase accounting adjustments during such period relating to the writedown of deferred revenue (whether billed or unbilled) that are the result of accounting for any acquisition,

(xv) fees, costs and expenses incurred under this Agreement for such period,

(xvi) the cumulative effect of a change in accounting principles for such period and to the extent permitted by Section 1.03(b),

(xvii) expenses during such period in connection with the settlement of any litigation or claim involving Holdings or any Restricted Subsidiary,

(xviii) debt discount and debt issuance costs, fees, charges, commissions or other related or similar costs during such period, in each case incurred in connection with Indebtedness permitted to be incurred hereunder (whether or not such Indebtedness has been incurred),

(xix) the amount of net cost savings, operating expense reductions, other operating improvements or initiatives and acquisition synergies projected by the Borrowers in good faith to be realized during such period (calculated on a Pro Forma Basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken in connection with any established cost reduction program, restructuring, acquisition, operation change, initiative or disposition by Holdings or any Restricted Subsidiary, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions, provided that

(A) a duly completed certificate signed by a Responsible Officer of the Borrowers shall be delivered to the Administrative Agent together with the Compliance Certificate required to be delivered pursuant to Section 7.02(a), certifying that

(x) such cost savings, operating expense reductions and synergies are reasonably expected and factually supportable as determined in good faith by Holdings, and

(y) such actions are to be taken within 24 months after the consummation or initiation, as the case may be, of the relevant action, which is expected to result in such cost savings, expense reductions or synergies,

(B) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (xix) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period,

(C) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (xix) to the extent occurring more than eight full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions and synergies and

(D) the aggregate amount of add backs made pursuant to this clause (xix) shall not exceed an amount equal to 20% of Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended prior to the determination date (without giving effect to any adjustments pursuant to this clause (xix)),

(xx) the amount of any expense related to minority interests,

(xxi) any loss resulting from the payment of earn-out obligations, and

(xxii) any non-cash expenses or charges recorded in accordance with GAAP relating to currency valuation of foreign denominated debt, and any non-cash expenses or charges recorded in accordance with GAAP relating to equity interests issued to non-employees in exchange for services provided in connection with any acquisition or business arrangement (in each case, including any such transaction undertaken but not completed) minus

(b) without duplication

(i) to the extent included in determining such Consolidated Net Income, any extraordinary, unusual, or non-recurring gains or income and all non-cash items of income or gains for such period, all determined on a consolidated basis in accordance with GAAP,

(ii) unrealized gains in respect of Obligations under Swap Contracts and

(iii) any gains resulting from the payment of earn-out obligations;

provided that solely for purposes of calculating the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio, the Total Net Leverage Ratio and the Fixed Charge Coverage Ratio for any period

(A) the Consolidated EBITDA of any Acquired Entity acquired by Holdings or any Restricted Subsidiary pursuant to a Permitted Acquisition during such period shall be included on a Pro Forma Basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred as of the first day of such period) and

(B) the Consolidated EBITDA of any Person or line of business sold or otherwise disposed of by Holdings or any Restricted Subsidiary during such period shall be excluded for such period (assuming the consummation of such sale or other disposition and the repayment of any Indebtedness in connection therewith occurred as of the first day of such period).

“Consolidated First Lien Indebtedness” means Consolidated Indebtedness that is secured by a first priority Lien (other than Permitted Liens) on assets of Holdings or any Restricted Subsidiary.

“Consolidated Indebtedness” means, at any time, the aggregate amount of Indebtedness of Holdings and the Restricted Subsidiaries outstanding at such time, in the amount that would be reflected on a balance sheet prepared at such time on a consolidated basis in accordance with GAAP.

“Consolidated Interest Charges” means, for any period, the sum of, without duplication,

(a) the interest expense (including imputed interest expense in respect of capital lease obligations and Synthetic Lease Obligations) of Holdings and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (including, for the avoidance of doubt,

(i) any amounts of premium or penalty payable in connection with the payment of make-whole amounts or other prepayment premiums payable in connection with any Indebtedness of Holdings or any Restricted Subsidiary, and

(ii) all commissions, discounts and other fees and charges owed in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) plus

(b) any interest accrued during such period in respect of Indebtedness of Holdings or any Restricted Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP and minus

(c) any consolidated interest income of such Persons for such period, in each case as recorded by Holdings pursuant to GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by Holdings or any Restricted Subsidiary with respect to interest rate Swap Contracts.

“Consolidated Net Income” means, for any period, for Holdings and the Restricted Subsidiaries on a consolidated basis, the net income (including, without duplication, interest income but excluding extraordinary gains and extraordinary losses, including such extraordinary items set forth in the definition of Consolidated EBITDA) of Holdings and the Restricted Subsidiaries for such period determined before any reduction in respect of preferred stock dividends; provided that there shall be excluded

(a) the income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Holdings or any Restricted Subsidiary or the date that such Person’s assets are acquired by Holdings or any Restricted Subsidiary; provided, however, that such income or loss of such Person shall be included for such period to the extent Consolidated Net Income and Consolidated EBITDA are being calculated on a Pro Forma Basis in accordance with this Agreement,

(b) the income of any Person (other than a Restricted Subsidiary) in which any other Person (other than a Wholly-Owned Restricted Subsidiary or any director holding qualifying shares in accordance with applicable law) has an interest, except to the extent of the amount of dividends or other distributions actually paid to a Wholly-Owned Restricted Subsidiary by such Person during such period, and

(c) any net unrealized gain or loss (after any offset) resulting in such period from obligations in respect of Swap Contracts or other derivative instruments and the application of Statement of Financial Accounting Standards No. 133.

For the avoidance of doubt, cash amounts used by Holdings or its Subsidiaries to make purchases of debt (including, without limitation, purchases of Term Loans) shall not reduce Consolidated Net Income, nor will any non-cash gain associated with the cancellation of such purchased debt increase Consolidated Net Income.

“Consolidated Senior Secured Debt” means, as at any date of determination, the aggregate principal amount of Consolidated Indebtedness outstanding on such date that is secured by a Lien (other than Permitted Liens) on assets of Holdings or any Restricted Subsidiary.

“Consolidated Total Assets” means, as of any date, the total assets of Holdings and the Restricted Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of Holdings as of such date.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Notice” means a contribution notice issued by the UK Pensions Regulator under section 38 or section 47 of the UK Pensions Act 2004.

“Covered Entity” has the meaning specified in Section 11.25(b).

“Covered Party” has the meaning specified in Section 11.25(a).

“Credit Agreement Refinancing Indebtedness” means (a) Permitted Equal Priority Refinancing Debt, (b) Permitted Junior Priority Refinancing Debt or (c) Permitted Unsecured Refinancing Debt; provided that, in each case, such Indebtedness is incurred to refinance, in whole or in part, existing Term Loans (“Refinanced Debt”); provided, further, that

(i) the final maturity date of any such Indebtedness, (x) in the case of any Permitted Equal Priority Refinancing Debt, shall be no earlier than the maturity date of the Refinanced Debt and (y) in the case of any Permitted Junior Priority Refinancing Debt and/or any Permitted Unsecured Refinancing Debt, shall be at least 91 days beyond the final maturity date for the Refinanced Debt,

(ii) the weighted average life to maturity of any such Indebtedness shall be no shorter than the weighted average life to maturity of the Refinanced Debt,

(iii) the borrower under such Indebtedness shall be a borrower under the Refinanced Debt and there shall be no obligors in respect of any such Indebtedness that are not Loan Parties and, to the extent such obligors are organized in jurisdictions other than the United States or Canada, the holders of such Indebtedness (or their representative) and the Administrative Agent and/or Collateral Agent shall become parties to a Customary European Intercreditor Agreement,

(iv) the covenants, events of default and other terms and conditions of such Indebtedness (excluding, for the avoidance of doubt, interest rates, margins and floors, fees, funding discounts, original issue discounts and prepayment or redemption premiums and terms) are, when taken as a whole, substantially identical in all material respects to, or less favorable to the persons providing any such Indebtedness than, those applicable to the Refinanced Debt (other than covenants, events of default and other terms and conditions applicable only to periods after the Latest Maturity Date or added for the benefit of the Secured Parties hereunder),

(v) except to the extent otherwise permitted under this Agreement (subject to a dollar-for-dollar usage of any other basket set forth in Section 8.02, if applicable), such Indebtedness shall not have a greater principal amount (or shall not have a greater accreted value, if applicable) than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and fees and expenses associated with the refinancing and

(vi) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith which shall also be paid, substantially concurrently with the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained (but excluding any non-material fees, charges, expenses or reimbursements, which may be paid when due prior to or after such date), in each case, in accordance with this Agreement.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Amount” shall have the meaning assigned to such term in Section 8.10(b).

“Cure Right” shall have the meaning assigned to such term in Section 8.10(b).

“Current Assets” means, at any time, the consolidated current assets (other than (i) cash and Cash Equivalents and (ii) the current portion of current and deferred Taxes) of Holdings and the Restricted Subsidiaries in accordance with GAAP.

“Current Liabilities” means, at any time, the consolidated current liabilities of Holdings and the Restricted Subsidiaries at such time in accordance with GAAP, but excluding, without duplication, (a) the current portion of any long-term Indebtedness and any accrued interest thereon (other than interest expense that is past due and unpaid), (b) outstanding Revolving Credit Loans and any accrued interest thereon (other than interest expense that is past due and unpaid) and (c) the current portion of current and deferred Taxes.

“Customary European Intercreditor Agreement” means a Customary Intercreditor Agreement (which may relate to secured or unsecured debt) that contains customary “European-style” intercreditor provisions, including the Unsecured Intercreditor Agreement.

“Customary Intercreditor Agreement” means

(a) in connection with the incurrence of Indebtedness intended to be secured by Liens (other than Permitted Liens) on the Collateral ranking equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies), at the option of Holdings and the Administrative Agent acting together in good faith, a customary intercreditor agreement, in form and substance reasonably acceptable to the Administrative Agent and Holdings, which agreement shall, to the extent possible under applicable laws, provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies) and

(b) in connection with the incurrence of Indebtedness secured by Liens (other than Permitted Liens) on the Collateral ranking junior to the Liens on the Collateral securing the Obligations, at the option of Holdings and the Administrative Agent acting together in good faith, a customary intercreditor agreement, in form and substance reasonably acceptable to the Administrative Agent and the Borrowers, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations;

provided, to the extent a Loan Party that is not organized in the United States or Canada is an obligor with respect to Indebtedness subject to such Customary Intercreditor Agreement, such Customary Intercreditor Agreement shall be a Customary European Intercreditor Agreement.

“Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the greater of (i) SONIA for the day (such day “Day i”) that is 5 RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, plus the SONIA Adjustment and (ii) zero. If by 5:00 pm (local time for the applicable RFR) on the second (2nd) RFR Business Day immediately following any Day i, the RFR in respect of such Day i has not been published on the applicable RFR Administrator’s Website and a Benchmark Transition Event with respect to the applicable Daily Simple RFR has not occurred, then the RFR for such Day i will be the RFR as published in respect of the first preceding RFR Business Day for which such RFR was published on the RFR Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrower.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (including, without limitation, in the case of Canada only the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the provisions of any applicable corporations legislation pursuant to which proceedings seeking a compromise or arrangement of, or stay of proceedings to enforce, some or all of the debts of any Person subject to such legislation may be instituted).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to

(a) the Base Rate plus

(b) the Applicable Rate applicable to Base Rate Loans plus

(c) 2.0% per annum;

provided, however, that with respect to a Term SOFR Loan or a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2.0% per annum, in each case to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning specified in Section 11.25(b).

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that

(a) has failed to

(i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and Holdings in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or

(ii) pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due,

(b) has notified Holdings, the Administrative Agent or any L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied),

(c) has failed, within three Business Days after written request by the Administrative Agent or Holdings, to confirm in writing to the Administrative Agent and Holdings that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Holdings), or

(d) has, or has a direct or indirect parent company that has,

(i) become the subject of a proceeding under any Debtor Relief Law or any applicable bankruptcy law,

(ii) had appointed for it a receiver, receiver and manager, interim receiver, manager, monitor, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or

(iii) become the subject of a Bail-in Action;

provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) upon delivery of written notice of such determination to Holdings, each L/C Issuer and each Lender.

“Defaulting Revolving Credit Lender” shall have the meaning assigned to such term in Section 2.15(a)(iv)(C).

“Designated Pari Passu Facility” means ordinary course local lines of credit, letters of credit and letter of credit facilities, bank guarantees and bank guarantee facilities, working capital lines and similar extensions of credit of or to Foreign Subsidiaries designated pursuant to a Designated Pari Passu Facility Notice not in excess of the relevant Designated Pari Passu Facility Cap. The Designated Pari Passu Facility Cap for any Designated Pari Passu Facility shall not exceed the amount of Indebtedness the Borrower would be permitted to incur pursuant to Section 2.14(a)(x) or clause (i)(D)(x)(1) of Section 8.02(p) at the time of such designation (or update) and shall reduce the amount of Indebtedness permitted pursuant to such clauses on a dollar for dollar basis for so long as such Designated Pari Passu Facility Cap remains in effect for such Designated Pari Passu Facility. For the avoidance of doubt, the Borrower and the relevant Lender Counterparty shall be permitted to terminate any Designated Pari Passu Facility pursuant to an updated Designated Pari Passu Facility Notice.

“Designated Pari Passu Facility Cap” means the aggregate principal amount of any Designated Pari Passu Facility or the aggregate amount of credit available under such Designated Pari Passu Facility (or the combination thereof), which shall not to exceed the amount set forth in the relevant Designated Pari Passu Facility Notice (which may be adjusted from time to time pursuant to an update to such Designated Pari Passu Facility Notice).

“Designated Pari Passu Facility Notice” means a notice substantially in the form of Exhibit I delivered by the Borrower and the relevant Designated Pari Passu Facility Provider in connection with the designation of a Designated Pari Passu Facility and the Designated Pari Passu Facility Cap applicable to such Designated Pari Passu Facility.

“Designated Pari Passu Facility Provider” means any Person that is a counterparty to a Designated Pari Passu Facility.

“Designation Date” has the meaning set forth in Section 2.16(e).

“Disclosed Litigation” has the meaning set forth in Section 6.06.

“Disposition”, “Dispose” or “Disposed” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Institution” shall mean,

(a) any Person agreed by Holdings and the Administrative Agent to be a “Disqualified Institution” on or prior to September 2, 2019,

(b) any Person that is a competitor of Holdings or any of its Subsidiaries, which Person has been designated by Holdings as a “Disqualified Institution” after the Closing Date by written notice to the Administrative Agent not less than five Business Days prior to the effective date of such designation and

(c) any Affiliate of any Person referred to in clause (a) or (b) above that is identified by Holdings in writing to the Administrative Agent from time to time (not less than five Business Days prior to the effective date of such Person’s designation as a “Disqualified Institution”) or that is readily identifiable solely on the basis of the similarity of such Affiliate’s name (other than, in the case of an Affiliate of any “competitor”, any Person or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by a Person controlling, controlled by or under common control with such competitor and for which no personnel involved with the management of such competitor

(i) makes any investment decisions or

(ii) has access to any information (other than information that is publicly available) relating to the Loan Parties or any entity that forms a part of the Loan Parties’ business (including their Subsidiaries));

provided that

(x) “Disqualified Institutions” shall exclude any Person that Holdings has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time and

(y) the identification of any Person as a Disqualified Institution after the Trade Date shall not apply to retroactively disqualify any Person that has previously acquired an assignment or participation interest in the Loans if such Person was not a Disqualified Institution on the Trade Date.

“Disqualified Stock” means, with respect to any Person, any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Equity Interest), or upon the happening of any event (other than (i) any event solely within the control of the issuer thereof, (ii) a change of control or (iii) the common stock or other capital stock of Holdings ceasing to be listed for trading on a national securities exchange or ceasing to be traded in contemplation thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the Latest Maturity Date; provided, however, that

(a) only the portion of the Equity Interest that so mature or are mandatorily redeemable, are so convertible or exchangeable, so accrue dividends, or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock;

(b) if such Equity Interests are issued to any employee or to any plan for the benefit of employees of Holdings or any Restricted Subsidiary or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by Holdings in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; and

(c) any class of Equity Interests in such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

Notwithstanding the preceding sentence, any Equity Interest that would constitute Disqualified Stock solely because the holders of the Equity Interest have the right to require Holdings to repurchase such Equity Interest upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Equity Interest provide that Holdings may not repurchase or redeem any such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with Section 8.05.

“Distribution Amount” has the meaning set forth in Section 8.05(a).

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, on the applicable Valuation Date, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in an Alternative Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.08 using the applicable Exchange Rate with respect to such Alternative Currency at the time in effect on the Valuation Date under the provisions of such Section 1.08.

“Dutch Auction” means an auction conducted by Holdings or any Restricted Subsidiary in order to purchase Term Loans of any Tranche in accordance with the procedures as may be agreed to between the Administrative Agent and Holdings.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” has the meaning set forth in Section 11.06(g).

“EMU” means Economic and Monetary Union as contemplated in the Treaty on European Union.

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states, being in part legislative measures to implement EMU.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive, by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law, (ii) in connection with any Environmental Liability, or (iii) in connection with any actual or alleged damage, injury, threat or harm to natural resources or the environment.

“Environmental Laws” means any and all Laws, judgments, orders, decrees, permits, concessions, grants, franchises, agreements or governmental restrictions relating to pollution, the protection of human health or the environment, or the Release of any Hazardous Materials into the environment, including those related to hazardous materials, substances or wastes (including the exposure thereto), air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of any Loan Party or any Restricted Subsidiary directly or indirectly resulting from or based upon

(a) any non-compliance with, or liability pursuant to, any Environmental Law,

(b) the generation, use, handling, transportation, storage, treatment, disposal or presence of any Hazardous Materials,

(c) exposure to any Hazardous Materials,

(d) the Release or threatened Release of any Hazardous Materials or

(e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed, retained or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, registration, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which, together with any Borrower is treated as a single employer under Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA) or Section 4001 of ERISA.

“ERISA Event” means

(a) a Reportable Event with respect to a Pension Plan;

(b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;

(c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in “insolvency” (within the meaning of Section 4245 of ERISA), or “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA);

(d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan;

(e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan;

(f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate;

(g) the failure to meet the minimum funding standard of Section 412 or 430 of the Code or Section 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan;

(h) a determination that any Pension Plan is, or is expected to be in “at-risk” status (as defined in Section 303(i) of ERISA or Section 430(i) of the Code);

(i) the assertion of a material claim (other than routine individual claims for benefits) against any Plan other than a Multiemployer Plan or the assets thereof, or against any Loan Party or any of their respective ERISA Affiliates in connection with any Plan;

(j) receipt from the IRS of notice of the failure of any Pension Plan (or any other Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Code;

(k) any other event or condition with respect to any Plan that would reasonably be expected to result in material liability of the Loan Parties, taken as a whole; or

(l) the conditions for the imposition of a Lien under Section 430(k) of the Code or Section 303(k) of ERISA are met with respect to any Pension Plan.

“Erroneous Payment” has the meaning assigned to it in Section 10.14(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 10.14(d).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 10.14(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 10.14(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 10.14(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“European Loan Party” means each UK Loan Party and each other Loan Party whose jurisdiction of incorporation or organization is in a member state of the European Union.

“EURIBO Rate” has the meaning assigned to such term in the definition of “Eurocurrency Rate”.

“Euro” or “€” shall mean the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation

“Eurocurrency Liabilities” has the meaning specified in Section 3.04(c).

“Eurocurrency Rate” means for any Interest Period,

(a) [reserved]

(b) as to any Eurocurrency Rate Loan denominated in Euros,

(i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the European interbank offered rate administered by the Banking Federation of the European Union (such page currently being the EURIBOR01) (the “EURIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (Brussels, Belgium time), two Business Days prior to the commencement of such Interest Period, or

(ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the EURIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period;

provided that if EURIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the EURIBO Rate shall be equal to the Interpolated Rate; provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is below zero, the Eurocurrency Rate will be deemed to be zero and

(c) as to any Eurocurrency Rate Loan denominated in an Alternative Currency other than Euros or Pounds Sterling,

(i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (the “Alternate Currency LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in such Alternative Currency, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or

(ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the Alternate Currency LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in such Alternative Currency, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period;

provided that if Alternate Currency LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the Alternate Currency LIBO Rate shall be equal to the Interpolated Rate; provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is below zero, the Eurocurrency Rate will be deemed to be zero.

“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Adjusted Eurocurrency Rate.

“Event of Default” has the meaning specified in Section 9.01.

“Excess Cash Flow” means, for any fiscal year of Holdings,

(a) the sum, without duplication, of

(i) Consolidated EBITDA for such fiscal year and

(ii) reductions to noncash working capital of Holdings and the Restricted Subsidiaries for such fiscal year (i.e., the decrease, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) including any realized and unrealized losses relating to mark-to-market of amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including realized and unrealized losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized and unrealized gains from related Swap Contracts) (excluding any changes in working capital due to the effects of purchase accounting adjustments)) minus

(b) the sum, without duplication, of

(i) the amount of any taxes paid in cash by Holdings and the Restricted Subsidiaries with respect to such fiscal year (including any franchise taxes imposed in lieu of income taxes),

(ii) Consolidated Interest Charges with respect to such fiscal year paid in cash,

(iii) the amount of (a) any Capital Expenditures and the cash used during such period for investments (including any Permitted Acquisition) made by Holdings and the Restricted Subsidiaries, in each case, to the extent permitted under this Agreement (whether or not such Capital Expenditure, investment or acquisition shall have been consummated) and that are made in cash during such fiscal year, except to the extent financed with the proceeds of Indebtedness, equity issuances, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA and (b) capitalized software expenses and acquisitions of intellectual property,

(iv) permanent scheduled repayments of principal of Indebtedness, including any premium, make-whole or penalty payments paid in respect of such Indebtedness (other than Voluntary Prepayments and mandatory prepayments of the Loans under Section 2.05(b)) made in cash by Holdings and the Restricted Subsidiaries during such fiscal year, but only to the extent that the Indebtedness so prepaid by its terms cannot be reborrowed or redrawn and such prepayments do not occur in connection with a refinancing of all or any portion of such Indebtedness,

(v) the cash amounts added back to Consolidated EBITDA during such fiscal year pursuant to the definition of such term (excluding, for the avoidance of doubt, amounts added back to Consolidated EBITDA pursuant to clauses (a)(i) and (ii) in the definition thereof to the extent such amounts are otherwise deducted from Excess Cash Flow pursuant to this clause (b)),

(vi) additions to noncash working capital with respect to such fiscal year (i.e., the increase, if any, in Current Assets minus Current Liabilities from the beginning to the end of such fiscal year) including any realized and unrealized gains relating to mark-to-market of amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including realized and unrealized gains from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized and unrealized losses from related Swap Contracts),

(vii) cash earnout and royalty payments made during such fiscal year to former owners of Acquired Entities that were not deducted as expenses in determining Consolidated Net Income,

(viii) the aggregate amount of Restricted Payments made in cash during such fiscal year in accordance with Section 8.05(a),

(ix) the aggregate amount of any fees and expenses paid in cash during such fiscal year in connection with any Indebtedness permitted to be incurred pursuant to Section 8.02 (whether or not consummated),

(x) the amount of cash payments made in respect of pensions and other postemployment benefits paid during such fiscal year, to the extent not deducted as expenses in determining Consolidated Net Income,

(xi) cash losses from any sale or disposition outside the ordinary course of business, and

(xii) cash expenditures in respect of Swap Contracts during such period.

The working capital adjustment in clause (a)(ii) or (b)(vi) above, as applicable, shall include

(x) with respect to any Permitted Acquisition of or by a Restricted Subsidiary consummated during such fiscal year, the amount by which the noncash working capital attributable to such Restricted Subsidiary as of the date of the consummation of such acquisition exceeds (or is less than) the noncash working capital attributable to such Restricted Subsidiary as of the end of such fiscal year and

(y) with respect to any disposition of a Restricted Subsidiary (or disposition of all or substantially all of the assets of a Restricted Subsidiary or a line of business of a Restricted Subsidiary) consummated during such fiscal year, the amount by which the noncash working capital attributable to such Restricted Subsidiary as of the beginning of such fiscal year exceeds (or is less than) the noncash working capital attributable to such Restricted Subsidiary as of the date of consummation of such disposition.

“Exchange Rate” means on any day, with respect to any Alternative Currency, the rate at which such Alternative Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Bloomberg Key Cross-Currency Rates Page for such Alternative Currency. In the event that such rate does not appear on any Bloomberg Key Cross-Currency Rates Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and Holdings, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Alternative Currency are then being conducted, at or about 10:00 a.m. (London time) on such date for the purchase of Dollars for delivery two Business Days later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with Holdings, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Assets” has the meaning specified in each applicable Collateral Document.

“Excluded Subsidiary” means

(i) any Immaterial Subsidiary,

(ii) any Unrestricted Subsidiary,

(iii) any Subsidiary that is organized in China, Russia, Iraq or any Sanctioned Country,

(iv) any Non-Wholly Owned Subsidiary (for so long as such Subsidiary remains a Non-Wholly Owned Subsidiary),

(v) any Subsidiary with respect to which Holdings and the Administrative Agent reasonably agree that, or that is excluded pursuant to the Agreed Security Principles because of, (taking into account the present and future direct and indirect costs and/or burden including, without limitation, the cost of additional Taxes to the Restricted Group) the cost and/or burden of providing a guaranty of the Obligations is excessive in relation to the benefits accruing to the Lenders,

(vi) any subsidiary listed on Schedule 1.01(e) as of the Closing Date,

(vii) any Receivables Subsidiary,

(viii) solely in the case of any obligation under any secured hedging agreement that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act, any subsidiary that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act (after giving effect to the “keepwell provisions”), and

(ix) A.P.I. Inc., a Minnesota corporation, and its Subsidiaries, for so long as such Persons are prohibited from granting a security interest in their assets pursuant to the Security Agreement, dated as of February 5, 2007, by and between A.P.I. Inc. and Robert D. Brownson, trustee of the A.P.I. Inc. Asbestos Settlement Trust, as may be amended or modified from time to time (the “A.P.I. Security Agreement”);

provided that no Subsidiary of Holdings that is a direct or indirect parent of any Borrower shall be an Excluded Subsidiary.

“Excluded Swap Obligation” means, with respect to any Guarantor,

(a) as it relates to all or a portion of the Guarantee of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor becomes effective with respect to such Swap Obligation or

(b) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation.

If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal. “Existing Credit Agreement” means the Second Amended and Restated Credit Agreement, dated as of January 30, 2018, by and among APi as borrower, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Closing Date.

“Existing Credit Agreement Refinancing” means the repayment in full of the Indebtedness of APi and its Subsidiaries under the Existing Credit Agreement and the termination and release of all commitments, security interests and guarantees in connection therewith.

“Existing Letters of Credit” means the letters of credit set forth on Schedule 1.01(a) hereto.

“Existing Loans” has the meaning specified in Section 2.16(a).

“Existing Revolving Credit Commitments” has the meaning specified in Section 2.16(a).

“Existing Revolving Loans” has the meaning specified in Section 2.16(a).

“Existing Revolving Tranche” has the meaning specified in Section 2.16(a).

“Existing Term Loan Tranche” has the meaning specified in Section 2.16(a).

“Existing Term Loans” has the meaning specified in Section 2.16(a).

“Existing Tranche” has the meaning specified in Section 2.16(a).

“Extended Loans” has the meaning specified in Section 2.16(a).

“Extended Revolving Credit Commitments” has the meaning specified in Section 2.16(a).

“Extended Revolving Credit Loans” has the meaning specified in Section 2.16(a).

“Extended Revolving Credit Tranche” has the meaning specified in Section 2.16(a).

“Extended Term Loans” has the meaning specified in Section 2.16(a).

“Extended Term Tranche” has the meaning specified in Section 2.16(a).

“Extended Tranche” has the meaning specified in Section 2.16(a).

“Extending Lender” has the meaning specified in Section 2.16(b).

“Extension” has the meaning specified in Section 2.16(b).

“Extension Amendment” has the meaning specified in Section 2.16(c).

“Extension Date” has the meaning specified in Section 2.16(c).

“Extension Election” has the meaning specified in Section 2.16(b).

“Extension Request” has the meaning specified in Section 2.16(a).

“Extension Request Deadline” has the meaning specified in Section 2.16(b).

“Facility” means each of

(a) the Initial Term Loan Facility,

(b) any New Term Loan Facility,

(c) the Initial Revolving Credit Facility and

(d) any New Revolving Credit Facility,

in each case, as the context may require.

“Factoring Agreement” means a customary market agreement by and between Holdings or a Restricted Subsidiary and a Factoring Company pursuant to which Holdings or such Restricted Subsidiary shall, pursuant to customary terms for the size and type of transaction involved, sell, transfer and assign its rights, title and interests in certain accounts receivable, specifically identified therein, to a Factoring Company.

“Factoring Company” means any counterparty (that is not an Affiliate of Holdings) to any Factoring Agreement to whom Holdings or any Restricted Subsidiary sells, transfers and assigns its right, title and interests in certain accounts receivable pursuant to the terms of such Factoring Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed to be zero.

“Financial Support Direction” means a financial support direction issued by the UK Pensions Regulator under section 43 of the UK Pensions Act 2004.

“First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of

(a) Consolidated First Lien Indebtedness as of such date minus the unrestricted cash and Cash Equivalents of Holdings and the Restricted Subsidiaries as of such date to

(b) Consolidated EBITDA for the period of the four fiscal quarters most recently ending on such date.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of

(a) Consolidated EBITDA for the period of the four fiscal quarters most recently ending on such date to

(b) Fixed Charges for the period of the four fiscal quarters most recently ending on such date.

“Fixed Charges” means, for any period, the sum of

(1) the cash portion of Consolidated Interest Charges for such period,

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of preferred stock during such period; and

(3) all cash dividends or other distributions paid or accrued (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period;

provided that, solely for purposes of calculating the Fixed Charge Coverage Ratio for any period,

(i) the cash portion of Consolidated Interest Charges attributable to any Indebtedness repaid during such period shall be excluded for such period (assuming such Indebtedness had been repaid immediately prior to the beginning of such period) and

(ii) the cash portion of Consolidated Interest Charges attributable to any Indebtedness incurred during such period shall be annualized for such period (assuming such Indebtedness had been incurred on the first day of such period).

“Floor” means 0.00%.

“Foreign Government Scheme or Arrangement” has the meaning specified in Section 6.12(f).

“Foreign Lender” has the meaning specified in Section 11.14(a).

“Foreign Plan” has the meaning specified in Section 6.12(f).

“Foreign Subsidiary” means any Restricted Subsidiary that is not a US Subsidiary or a Canadian Subsidiary.

“Founder Preferred Shares” means the founder preferred shares of Holdings and any successor instrument thereto.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to each L/C Issuer, such Defaulting Lender’s Pro Rata Share of the L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof.

“Fully Satisfied” means, with respect to the Obligations as of any date, that, as of such date,

(a) all principal of and interest accrued to such date which constitute Obligations shall have been irrevocably paid in full in cash,

(b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been irrevocably paid in cash,

(c) all outstanding Letters of Credit shall have been (i) terminated, (ii) fully irrevocably Cash Collateralized or (iii) secured by one or more letters of credit on terms and conditions, and with one or more financial institutions, reasonably satisfactory to the applicable L/C Issuer and

(d) the Commitments shall have expired or been terminated in full.

“Fund” has the meaning specified in Section 11.06(g).

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Govern” has the meaning specified in the definition of “Affiliate.”

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government including, without limitation, any agency of the European Union or similar monetary or multinational authority.

“Granting Lender” has the meaning specified in Section 11.06(b)(vii).

“Guarantee” means, as to any Person,

(a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect,

(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation,

(ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation,

(iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or

(iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or

(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien).

The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means a collective reference to Holdings, the Subsidiary Guarantors and, except with respect to their own respective Obligations, the Borrowers; provided that the Guarantors shall not include any Excluded Subsidiaries.

“Guaranty” means, collectively, the Guaranty made by the Guarantors in favor of the Administrative Agent and the Lenders pursuant to Article IV.

“Hazardous Materials” means any material, substance or waste that is listed, regulated, or otherwise defined as hazardous, toxic, radioactive, a pollutant or a contaminant (or words of similar regulatory intent or meaning) under applicable Environmental Law, or which could give rise to liability under any Environmental Law, including, but not limited to, all explosive or radioactive substances or wastes, petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and pesticides.

“Hedge Bank” means any Person that is an Agent, Arranger, Lender or any Affiliate of any of the foregoing, in each case, at the time the applicable Secured Hedge Agreement is entered into, irrespective of whether such Person ceases to be an Agent, Arranger, Lender or any Affiliate of any of the foregoing after entering into the applicable Secured Hedge Agreement.

“Holdings” has the meaning specified in the preamble which, following the J2 Domestication Merger, is APi Group Corporation, a Delaware Corporation.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board, that are applicable to the circumstances as of the date of determination, consistently applied.

“Immaterial Subsidiary” means each Restricted Subsidiary designated as such by the Borrowers to the Administrative Agent in writing that meets all of the following criteria calculated on the Pro Forma Basis by reference to the most recently delivered set of financial statements delivered pursuant to Section 7.01(a):

(a) the consolidated total assets of such Restricted Subsidiary and its Subsidiaries which qualify as Restricted Subsidiaries as of the date of such financial statements, do not exceed an amount equal to 5.0% of the Consolidated Total Assets of Holdings and the Restricted Subsidiaries as of such date; and

(b) the consolidated total assets of all Immaterial Subsidiaries and their respective Subsidiaries, taken as a whole, as of the date of such financial statements, do not exceed an amount equal to 10.0% of the Consolidated Total Assets of Holdings and the Restricted Subsidiaries as of such date.

As of the Closing Date, the Borrowers designate each of the Restricted Subsidiaries listed on Schedule 1.01(g) hereto as Immaterial Subsidiaries.

“Increased Amount Date” has the meaning specified in Section 2.14(a).

“Incremental Amendment” has the meaning specified in Section 2.14(a).

“Incremental Commitment” means any commitment made by a lender to provide all or any portion of an Incremental Facility or Incremental Loans.

“Incremental Facilities” has the meaning assigned to such term in Section 2.14(a).

“Incremental Loans” has the meaning assigned to such term in Section 2.14(a).

“Incremental Revolving Credit Facility” has the meaning assigned to such term in Section 2.14(a).

“Incremental Revolving Credit Loans” has the meaning assigned to such term in Section 2.14(a).

“Incremental Term Facility” has the meaning assigned to such term in Section 2.14(a).

“Incremental Term Loans” has the meaning assigned to such term in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, convertible securities (to the extent that they have put provisions that are exercisable during the term of this Agreement) or other similar instruments (other than the PIPE Preferred Stock);

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(e) capital leases and Synthetic Lease Obligations; and

(f) all Guarantees of such Person in respect of any of the foregoing; if and to the extent that any of the foregoing Indebtedness (other than Guarantees, Letters of Credit and Swap Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnitee” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Informational Website” has the meaning specified in Section 7.02.

“Initial Availability Period” means the period from and including the Closing Date to but excluding the earliest of

(a) the Initial Revolving Credit Maturity Date,

(b) the date of termination of the Initial Revolving Credit Commitments pursuant to Section 2.06 and

(c) the date of termination of the commitment of each Initial Revolving Credit Lender to make Initial Revolving Credit Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 9.02.

“Initial Borrower” has the meaning specified in the preamble hereto.

“Initial Revolving Credit Commitments” means, as to each Initial Revolving Credit Lender, its obligation to

(a) make Initial Revolving Credit Loans to a Borrower pursuant to Section 2.01 and

(b) purchase participations in L/C Obligations,

in each case, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Initial Revolving Credit Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Revolving Credit Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of Initial Revolving Credit Commitments on the ~~2021~~2025 Revolving Incremental Amendment Effective Date is $~~500,000,000~~750,000,000.

“Initial Revolving Credit Facility” means the Initial Revolving Credit Commitments and the extensions of credit made thereunder.

“Initial Revolving Credit Lenders” means, at any time, any Revolving Credit Lender that has an Initial Revolving Credit Commitment or an outstanding Initial Revolving Credit Loan at such time, which shall include the 2021 Revolving Credit Lenders.

“Initial Revolving Credit Loan” has the meaning specified in Section 2.01.

“Initial Revolving Credit Maturity Date” means, with respect to any Initial Revolving Credit Loan, the earliest of

(i) the fifth anniversary of the ~~2021~~2025 Revolving Incremental Amendment ~~Funding~~Effective Date; provided that the Initial Revolving Credit Maturity Date shall be 91 days prior to the 2021 Incremental Term Loan Maturity Date if, on such date, the outstanding principal amount under the 2021 Incremental Term Loans is more than $500,000,000,

(ii) the date that is 91 days prior to the Initial Term Loan Maturity Date if any portion of the Initial Term Loan is outstanding on such date, and

(iii) the date of termination in whole of the Initial Revolving Credit Commitments and the Letter of Credit Commitments pursuant to Section 2.06 or 9.02.

“Initial Term Loan” has the meaning specified in Section 2.01.

“Initial Term Loan Commitment” means, as to each Term Loan Lender, its obligation to make Term Loans to the Borrowers

(i) pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Loan Lender’s name on Schedule 2.01 under the caption “Initial Term Loan Commitment”, and

(ii) in the Assignment and Assumption pursuant to which such Term Loan Lender becomes a party hereto,

in each case, as such amount may be adjusted from time to time in accordance with this Agreement.

The aggregate amount of Initial Term Loan Commitments on the Closing Date is $1,200,000,000.

“Initial Term Loan Facility” means the Initial Term Loan Commitments and the Initial Term Loans made thereunder.

“Initial Term Loan Lender” means, at any time, any Lender that has an Initial Term Loan Commitment or an outstanding Initial Term Loan at such time.

“Initial Term Loan Maturity Date” means the date that is seven years after the Closing Date, which date is October 1, 2026.

“Intellectual Property Security Agreement” means each Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement to be executed and delivered by a Loan Party, substantially in the form of Exhibits A, B and C to the Pledge and Security Agreement, respectively, or such other form approved by the Administrative Agent.

“Interest Payment Date” means,

(a) as to any Loan other than a Base Rate Loan or an RFR Loan, the last day of each Interest Period applicable to such Loan and in the case of any Term Loans, the applicable Term Loan Maturity Date, or in the case of Revolving Credit Loans, the applicable Revolving Credit Maturity Date; provided, however, that if any Interest Period for a Term SOFR Loan or Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates;

(b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and in the case of any Term Loans, the applicable Term Loan Maturity Date, or in the case of Revolving Credit Loans, the applicable Revolving Credit Maturity Date; and

(c) as to any RFR Loan, the last RFR Business Day of each March, June, September and December and in the case of any Term Loans, the applicable Term Loan Maturity Date, or in the case of Revolving Credit Loans, the applicable Revolving Credit Maturity Date.

“Interest Period” means, as to

(a) each Term Loan that is a Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one, three or six months thereafter and

(b) each Revolving Credit Loan that is a Term SOFR Loan or a Eurocurrency Rate Loan, the period commencing on the date such Term SOFR Loan or Eurocurrency Rate Loan is disbursed or converted to or continued as a Term SOFR Loan or Eurocurrency Rate Loan and ending on the date one, three or six months thereafter (or twelve months or such other period, if agreed to by all applicable Revolving Credit Lenders);

provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond, in the case of any Term Loans, the applicable Term Loan Maturity Date, or in the case of Revolving Credit Loans, the applicable Revolving Credit Maturity Date;

provided further that notwithstanding anything to the contrary contained in this Agreement, (i) the initial Interest Period with respect to the 2020 Incremental Term Loans made on the 2020 Incremental Amendment Effective Date shall be the period commencing on the 2020 Incremental Amendment Effective Date and ending on the last day of the then-current Interest Period for the Term Loans outstanding immediately prior to the 2020 Incremental Amendment Effective Date and (ii) the initial Interest Period with respect to the 2021 Incremental Term Loans made on the 2021 Incremental Amendment Funding Date shall be the period commencing on the 2021 Incremental Amendment Funding Date and ending on the last day of the then-current Interest Period for the Term Loans outstanding immediately prior to the 2021 Incremental Amendment Funding Date.

“Interpolated Rate” means, in relation to the EURIBO Rate or Alternate Currency LIBO Rate, as applicable, the rate which results from interpolating on a linear basis between:

(a) the applicable EURIBO Rate or Alternate Currency LIBO Rate, as applicable, for the longest period (for which that EURIBO Rate or Alternate Currency LIBO Rate, as applicable, is available) which is less than the Interest Period of that Loan; and

(b) the applicable EURIBO Rate or Alternate Currency LIBO Rate, as applicable, for the shortest period (for which that EURIBO Rate or Alternate Currency LIBO Rate, as applicable, is available) which exceeds the Interest Period of that Loan, in each case, as of 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of that Loan.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, (i) prior to the Required Lender Consent Date, whether by means of and (ii) from and after the Required Lender Consent Date, either by means of:

(a) the purchase or other acquisition of capital stock or other securities of another Person,

(b) (x) prior to the Required Lender Consent Date, a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and (y) from and after the Required Lender Consent Date, a loan, advance or capital contribution to, assumption or Guarantee of Indebtedness of, or purchase or other acquisition of any other Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or

(c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit.

For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, or the fair market value of non-cash assets (including in the case of legal (but not beneficial) ownership of assets held as a trustee, a fair market value of zero) contributed without adjustment for subsequent increases or decreases in the value of such Investment.

“IRS” means the United States Internal Revenue Service.

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by the applicable L/C Issuer and any Restricted Subsidiary or in favor of the applicable L/C Issuer and relating to such Letter of Credit.

“J2 Domestication Merger” shall have the meaning assigned to such term in Section 8.03(f).

“Judgment Currency” shall have the meaning assigned to such term in Section 11.23(a).

“Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 11.23(a).

“Latest Maturity Date” shall mean, at any date, the latest maturity date of all classes of Loans or Commitments that are outstanding on such date.

“Laws” means, collectively, all international, foreign, Federal, state, regional, provincial, territorial, municipal and local laws, statutes, treaties, rules, regulations or any determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such person or any of its Real Property or personal property or to which such person or any of its property of any nature is subject.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means as the context may require, each of the 2021 Incremental Lead Arrangers that has a Letter of Credit Commitment as set forth on Exhibit C to the 2021 Incremental Amendment and any other Revolving Credit Lender (including the 2021 Revolving Credit Lenders) that may become an L/C Issuer pursuant to Section 2.03(m), with respect to Letters of Credit issued by such Revolving Credit Lender. Any L/C Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by affiliated or unaffiliated financial institutions of such L/C Issuer, in which case the term “L/C Issuer” shall include any such affiliated or unaffiliated financial institutions of such L/C Issuer with respect to Letters of Credit issued by such affiliated or unaffiliated financial institutions of such L/C Issuer.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“LCA Election” means Holdings’ election to exercise its right to designate any acquisition (or similar Investment) or repayment, redemption of or offer to purchase of Indebtedness as a Limited Condition Transaction pursuant to the terms hereof.

“LCA Test Date” means, in respect of an acquisition (or similar Investment), the date on which the definitive agreement for any such Limited Condition Transaction is entered into or, in respect of repayment, redemption of or offer to purchase of Indebtedness, the date that the Borrower provides notice to holders of such Indebtedness of such repayment, redemption or offer to purchase.

“Leases” means any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuers (and shall include the 2020 Incremental Term Loan Lenders, the 2021 Incremental Term Loan Lenders and the 2021 Revolving Credit Lenders).

“Lender Counterparty” means (x) any Person that is an Agent, Arranger or Lender or any Affiliate of any of the foregoing, in each case, at the time the applicable Secured Treasury Management Agreement (other than any Designated Pari Passu Facility) is entered into, irrespective of whether such Person ceases to be an Agent, Arranger, Lender or any Affiliate of any of the foregoing after entering into the applicable Secured Treasury Management Agreement or (y) any Designated Pari Passu Facility Provider.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Holdings and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder in Dollars or an Alternative Currency and shall include the Existing Letters of Credit. A Letter of Credit shall be a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.

“Letter of Credit Commitment” means the commitment of the L/C Issuers to issue Letters of Credit pursuant to Section 2.03.

“Letter of Credit Expiration Date” means the day that is five Business Days prior to the Initial Revolving Credit Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(i).

“Letter of Credit Sublimit” means, as the context may indicate, (x) for the L/C Issuers, collectively, an amount equal to $250,000,000 and (y) for any L/C Issuer, individually, the amount set forth on ~~Exhibit C~~Schedule I to the ~~2021~~2025 Revolving Incremental Amendment across from such L/C Issuer’s name. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” shall mean any

(i) acquisition or Investment by Holdings or any Restricted Subsidiary of or in any assets, business or Person permitted by this Agreement or

(ii) repayment or redemption of, or offer to purchase, any indebtedness permitted by this Agreement,

in each case the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.

“Loan” means an extension of credit by a Lender to any Borrower under Article II in the form of a Term Loan or a Revolving Credit Loan.

“Loan Documents” means, collectively, this Agreement, each Note, each Issuer Document, the Unsecured Intercreditor Agreement, each joinder agreement referred to in Section 2.14, each Subsidiary Joinder Agreement, the Collateral Documents, the 2020 Incremental Amendment, the 2021 Incremental Amendment and the 2023 US LIBO Rate Replacement Amendment.

“Loan Parties” means, collectively, the Borrowers and the Guarantors.

“Majority Facility Lenders” means

(a) with respect to the Term Loan Facility, the holders of a majority of the aggregate unpaid principal amount of the Term Loan Commitments and Term Loans outstanding under the Term Loan Facility and

(b) with respect to the Revolving Credit Facility, the holders of a majority of the sum of (i) the unused portion of the Revolving Credit Commitments then in effect and (ii) the Total Outstandings at such time.

“Market Capitalization” means, with respect to the making of any Restricted Payment, an amount equal to the product of

(a) the total number of issued and outstanding shares of common Equity Interests of Holdings on the date of declaration of such Restricted Payment multiplied by

(b) the arithmetic mean of the closing prices per share of such Equity Interests on the principal securities exchange on which such Equity Interests are listed for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Material Adverse Effect” means

(a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of Holdings and the Restricted Subsidiaries taken as a whole;

(b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document; or

(c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Real Property” means any parcel of Real Property now or hereafter owned in fee by any Loan Party that,

(a) is not located in a designated “flood hazard area” in any flood insurance rate map published by the Federal Emergency Management Agency (or any successor agency) and

(b) together with any improvements thereon, individually has a fair market value of at least (x) prior to the Required Lender Consent Date, $10,000,000 and (y) from and after the Required Lender Consent Date, $20,000,000, as at

(i) (x) the Closing Date, for Real Property owned as of the Closing Date or (y) the date of acquisition for Real Property acquired after the Closing Date, in each case as reasonably estimated in good faith by Holdings or

(ii) the time of any material improvement on such Real Property described in clause (i)(y).

“Maximum Rate” has the meaning specified in Section 11.09.

“MFN Adjustment” has the meaning specified in Section 2.14(d).

“Minimum Collateral Amount” means, at any time,

(a) with respect to cash collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of any L/C Issuer with respect to Letters of Credit issued and outstanding at such time and

(b) for purposes of Section 2.15, an amount reasonably determined by the Administrative Agent and the applicable L/C Issuer.

“Minimum Borrowing Amount” means,

(i) with respect to Section 2.02(a)(2), a principal amount equal to the Dollar Equivalent of $2,000,000 or a whole multiple of $1,000,000 in excess thereof and

(ii) with respect to Section 2.05(a)(ii), a principal amount equal to the Dollar Equivalent of $1,000,000 or a whole multiple of $500,000 in excess thereof.

“Minimum Extension Condition” has the meaning specified in Section 2.16(e).

“MIRE Event” means, if there are any Mortgaged Properties located in the United States of America at such time, any increase, extension or renewal of any of the Commitments or Loans (including an Incremental Loan or any other Incremental Facilities hereunder, but excluding

(a) any continuation or conversion of borrowings,

(b) the making of any Loan, or

(c) the issuance, renewal or extension of Letters of Credit).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means an agreement, including, but not limited to, a fee mortgage, deed of trust, deeds to secure debt, assignment of rents and leases or any other document, creating and evidencing a Lien on a Mortgaged Property and delivered pursuant to Section 7.12, as may be amended, modified, supplemented, extended and/or consolidated from time to time, which shall be in form reasonably satisfactory to the Administrative Agent, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law.

“Mortgaged Property” means

(a) each owned Material Real Property located in the United States of America or Canada and identified as a “Mortgaged Property” on Schedule 1.01(c) and

(b) each Material Real Property located in the United States of America or Canada, if any, owned by any Loan Party and which shall be subject to a Mortgage delivered after the Closing Date pursuant to Section 7.12.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six plan years, has made or been obligated to make contributions, or has any liability or obligation, whether fixed or contingent.

“Net Cash Proceeds” means,

(a) with respect to any Asset Sale, Recovery Event or Permitted Sale Leaseback Transaction, the excess, if any, of

(i) the sum of cash and Cash Equivalents received therefrom (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over

(ii) the sum of

(A) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the sale thereof (other than Indebtedness under the Loan Documents),

(B) the out-of-pocket expenses incurred by Holdings or any Restricted Subsidiary in connection therewith and

(C) income taxes reasonably estimated to be actually payable as a result of any gain recognized in connection therewith;

provided, however, that, if

(x) the Borrowers shall deliver a certificate of a Responsible Officer of the Borrowers to the Administrative Agent at the time of receipt thereof setting forth the Borrowers’ intent to reinvest such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair productive assets of a kind then used or usable in the business of Holdings and the Restricted Subsidiaries (including, without limitation, through a Permitted Investment or Permitted Acquisition) within (1) 15 months of receipt of such proceeds or (2) if the Borrowers enter into a legally binding commitment to reinvest such proceeds within 15 months following receipt thereof, within the earlier of 6 months following the date such legally binding commitment is entered into and the date on which such legally binding commitment terminates or is abandoned without the consummation of the reinvestment contemplated thereby (such applicable period described in clause (1) or (2), the “Reinvestment Period”) and

(y) no Default or Event of Default shall have occurred and shall be continuing at the time of such certificate or at the proposed time of the application of such proceeds, such proceeds shall not constitute Net Cash Proceeds except to the extent not so used at the end of the Reinvestment Period, at which time such proceeds shall be deemed to be Net Cash Proceeds; provided, further, that any proceeds of such a Recovery Event (from settlement of insurance or otherwise) shall be remitted to the Borrowers so long as such proceeds are not deemed to be Net Cash Proceeds; and

(b) with respect to any issuance or disposition of Indebtedness, the cash proceeds thereof, net of all taxes and reasonable and customary fees, commissions, costs and other expenses incurred by Holdings or any Restricted Subsidiary in connection therewith.

“New Incremental Lender” has the meaning specified in Section 2.14(a).

“New Revolving Credit Facility” has the meaning assigned to such term in Section 2.14(a) of this Agreement.

“New Term Loan Commitments” mean the commitments in respect of any New Term Loan Facility, including the 2020 Incremental Term Loan Commitments and the 2021 Incremental Term Loan Commitments.

“New Term Loan Facility” has the meaning assigned to such term in Section 2.14(a) of this Agreement, including the 2020 Incremental Term Loan Facility and the 2021 Incremental Term Loan Facility.

“New Term Loan Maturity Date” means the maturity date or expiration date of any New Term Loan, including the 2020 Incremental Term Loan Maturity Date and the 2021 Incremental Term Loan Maturity Date.

“New Term Loans” means any advance made by a Lender under a New Term Loan Facility, including the 2020 Incremental Term Loans and the 2021 Incremental Term Loans.

“Non-Consenting Lender” has the meaning specified in Section 11.01.

“Non-Excluded Taxes” has the meaning specified in Section 3.01(a).

“Non-Extending Lender” has the meaning specified in Section 2.16(d).

“Non-Founder Warrant Exchange” means the exercise of certain warrants held by non-founders of Holdings to purchase ordinary shares of Holdings.

“Non-Wholly Owned Subsidiary” means any Subsidiary all of the Equity Interests in which (except directors’ qualifying shares) are not, at the time, directly or indirectly owned by Holdings, other than any Subsidiary that becomes a Non-Wholly Owned Subsidiary after the Closing Date as a result of

(A) the Disposition or issuance of Equity Interests of such Subsidiary, in either case, to a Person that is an Affiliate,

(B) any transaction entered into primarily for the purpose of such Subsidiary ceasing to constitute a Guarantor or

(C) the Disposition or issuance of Equity Interest of such Subsidiary for less than the fair market value of such shares (as reasonably determined by the Borrower).

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” or “Notes” means the Term Loan Notes and/or the Revolving Credit Notes, individually or collectively, as appropriate.

“Obligation Currency” has the meaning specified in Section 11.23(a).

“Obligations” means

(a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under

(i) any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising including the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding,

(ii) any Secured Hedge Agreement,

(iii) any Secured Treasury Management Agreement and

(iv) any Erroneous Payment Subrogation Rights and

(b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its reasonable sole discretion, may elect to pay or advance on behalf of such Loan Party. Notwithstanding anything to the contrary set forth herein, the “Obligations” shall not include any Excluded Swap Obligations.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State.

“OID” has the meaning specified in the definition of “Yield”.

“option right” has the meaning specified in the definition of “Change of Control”.

“Organization Documents” means,

(a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);

(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and

(c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Outstanding Amount” means

(i) with respect to Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans occurring on such date and

(ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Participant” has the meaning specified in Section 11.06(d).

“Participant Register” has the meaning specified in Section 11.06(d).

“Patriot Act” has the meaning specified in Section 11.19.

“Paying Agent” has the meaning specified in Section 10.07.

“Payment Recipient” has the meaning assigned to it in Section 10.14(a).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to either Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes or has an obligation to contribute or under which any Borrower or ERISA Affiliate has any liability or obligation, whether fixed or contingent, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six plan years.

“Perfection Certificate” means the Pre-Closing UCC Diligence Certificate substantially in the form of Exhibit E or such other form approved by the Administrative Agent.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” means the acquisition by Holdings or any Wholly-Owned Restricted Subsidiary of all or substantially all the assets of a Person or line of business of such Person or the outstanding Equity Interests of a Person (referred to herein as the “Acquired Entity”); provided that

(a) the Acquired Entity shall be a going concern and shall be in a similar or adjacent line of business (or one reasonably ancillary or complementary thereto, or which is a reasonable extension, development or expansion thereof) as that of the Borrowers and the Restricted Subsidiaries as conducted during the current and most recently concluded calendar year;

(b) (A) no Event of Default or Default shall have occurred and be continuing both immediately before and immediately after the execution of the acquisition agreement by the relevant Restricted Group member and applicable seller(s), and

(B) at the time of such transaction, Holdings shall be in Pro Forma Compliance with the financial covenant set forth in Section 8.10 (whether or not such covenant is then applicable);

(c) unless (x) the Borrower shall be in compliance with the covenant set forth in Section 7.12(d) on a Pro Forma Basis (based on the first or third fiscal quarter financial statements most recently delivered pursuant to Section 7.01(b) and deeming any Subsidiary that shall become a Guarantor and otherwise comply with Section 7.12 within the time periods set forth therein to be a Guarantor for such purpose) and (y) the Total Net Leverage Ratio is less than or equal to 3.25:1.00 on a Pro Forma Basis, the aggregate amount of the consideration, not otherwise permitted by the provisions of this Agreement, paid in connection with such acquisition of an Acquired Entity that does not become a Guarantor and any related acquisitions of an Acquired Entity that does not become a Guarantor (including Indebtedness of the Acquired Entity that is assumed by or on behalf of Holdings and the Restricted Subsidiaries for any such purchase or other acquisition of an entity that does not become a Guarantor (including by way of merger) when aggregated with the total cash and noncash consideration (calculated on the same basis and not otherwise permitted by the provisions of this Agreement) paid by or on behalf of Holdings and the Restricted Subsidiaries for all other purchases and other acquisitions made by the Borrowers and the Restricted Subsidiaries after the Closing Date of entities that do not become Guarantors (including by way of merger)), shall not exceed the greater of (x) $125,000,000 and (y) 34% of Consolidated EBITDA as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 7.01;

(d) upon the consummation of such Permitted Acquisition, the Acquired Entity shall be a Restricted Subsidiary,

(e) Holdings and the Restricted Subsidiaries shall not incur or assume any Indebtedness in connection with such acquisition, except as permitted by Section 8.02; and

(f) Holdings shall comply, and shall cause the Acquired Entity to comply, with the applicable provisions of Sections 7.12 and 7.14 and the Collateral Documents.

Notwithstanding anything set forth in this Agreement or any other Loan Document to the contrary, for all purposes of this Agreement and any other Loan Document, (i) the SK FireSafety Group Acquisition shall be deemed a “Permitted Acquisition” with respect to the aggregate amount of consideration paid in connection with such acquisition and (ii) the Chubb Group Acquisition shall be deemed a “Permitted Acquisition” with respect to the aggregate amount of consideration paid in connection with such acquisition.

“Permitted Equal Priority Refinancing Debt” means any secured Indebtedness incurred by any Loan Party in the form of one or more series of senior secured notes, bonds or debentures; provided that

(a) such Indebtedness is secured by Liens on all or a portion of the Collateral on an equal priority basis with the Liens on the Collateral securing the Obligations (but without regard to the control of remedies) and is not secured by any property or assets other than the Collateral,

(b) such Indebtedness satisfies the applicable requirements set forth in the provisos to the definition of “Credit Agreement Refinancing Indebtedness”,

(c) such Indebtedness is not at any time guaranteed by any Restricted Subsidiary that is not a Loan Party and

(d) the holders of such Indebtedness (or their representative) and the Administrative Agent and/or Collateral Agent shall become parties to a Customary Intercreditor Agreement providing that the Liens on the Collateral securing such obligations shall rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies).

“Permitted Intercompany Transaction” means

(a) a merger or consolidation solely of one or more Subsidiaries of Holdings (provided that,

(x) if one of such Subsidiaries is a Loan Party, the result of such merger or consolidation is that the surviving entity is a Loan Party,

(y) if one of the Subsidiaries is a Restricted Subsidiary, the result of such merger or consolidation is that the surviving entity is a Restricted Subsidiary and

(z) if one of such Subsidiaries is a Borrower, the result of such merger or consolidation is that the surviving entity is a Borrower);

(b) a transaction consisting of the acquisition (which may, without limitation, occur through the liquidation and/or dissolution of a Subsidiary) of

(i) all or substantially all of the Equity Interests of any Subsidiary of Holdings,

(ii) all or substantially all of the assets of any Subsidiary of Holdings or

(iii) all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Subsidiary of Holdings,

in each case, by any one or more Loan Parties (provided, that if the transaction consists of the acquisition of the Equity Interests, assets or business of a division, branch or other unit or operation of a Borrower, the acquiring party shall be a Borrower);

(c) a transaction consisting of the acquisition (which may, without limitation, occur through the liquidation and/or dissolution of such Subsidiary) of

(i) all or substantially all of the Equity Interests of any Subsidiary of Holdings that is not a Loan Party,

(ii) all or substantially all of the assets of any Subsidiary of Holdings that is not a Loan Party,

(iii) all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Subsidiary of Holdings that is not a Loan Party or

(iv) any other similar intercompany transaction by any one or more Subsidiaries of Holdings that is consented to by the Administrative Agent and is not materially adverse to the Lenders as reasonably determined by the Administrative Agent in its sole discretion;

provided that, (x) if the transaction consists of the acquisition of Equity Interests, assets or business of a division, branch or other unit or operation of a Subsidiary that is a Restricted Subsidiary, the acquiring party shall be a Restricted Subsidiary and (y) after giving effect to any transaction described in clauses (a) through (c), the Borrowers shall comply with Section 7.12 to the extent applicable and,

(d) the liquidation, wind up, dissolution, deregistration or similar action with respect to any Excluded Subsidiary and

(e) the J2 Domestication Merger.

“Permitted Investments” means:

(a) Investments outstanding as of the Closing Date (such Investments in excess of $10,000,000 are set forth on Schedule 1.01(d)) and refinancings, reborrowings or replacements thereof, to the extent that such refinancings, reborrowings or replacements shall not increase the amount of such Investment;

(b) (i) Investments by Holdings and the Restricted Subsidiaries existing on the Closing Date in Holdings or the Restricted Subsidiaries and

(ii) additional Investments by Holdings and the Restricted Subsidiaries in Holdings or the Restricted Subsidiaries; provided that

(A) if such Investment shall be in the form of an investment in Equity Interests, any such Equity Interests held by a Loan Party shall be pledged pursuant to the Collateral Documents,

(B) so long as a Loan Party has not granted to the Administrative Agent for the benefit of the Secured Parties a first priority registered deed of hypothec over such property governed by the laws of Quebec (subject to Permitted Liens) with customary opinions, certificates and supporting documentation, the acquisition by a Loan Party or transfer or relocation to a Loan Party of tangible personal property or real property in excess of $3,000,000 located in Quebec at any time shall be deemed to be an “Investment” in a Loan Party that is not a Guarantor in an amount equal to the book value of such property,

(C) unless (x) the Borrower shall be in compliance with the covenant set forth in Section 7.12(d) on a Pro Forma Basis (based on the first or third fiscal quarter financial statements most recently delivered pursuant to Section 7.01(b) and deeming any Subsidiary that shall become a Guarantor and otherwise comply with Section 7.12 within the time periods set forth therein to be a Guarantor for such purpose) and (y) the Total Net Leverage Ratio is less than or equal to 3.25:1.00 on a Pro Forma Basis, the aggregate amount of Investments under this clause (b)(ii) by Loan Parties in Restricted Subsidiaries that are not Subsidiary Guarantors (other than

(1) (x) investments in Equity Interests and (y) intercompany loans and advances, in each case, from a Loan Party to a Restricted Subsidiary that is not a Subsidiary Guarantor the proceeds of which are used solely to finance a Permitted Acquisition and

(2) intercompany loans and advances from a Loan Party to Restricted Subsidiaries that are not Subsidiary Guarantors having a term not exceeding 90 days (inclusive of any roll over or extensions of terms) made in the ordinary course of business and consistent with past practice)

shall not exceed the sum of (I) the greater of (x) $75,000,000 and (y) 23% of Consolidated EBITDA as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 7.01 at any time outstanding plus (II) an amount equal to any reduction in the amount of Investments by Loan Parties in Restricted Subsidiaries that are not Subsidiary Guarantors set forth in clause (b)(i) above after the Closing Date, and

(D) if such Investment shall be in the form of a loan or advance,

(1) such loan or advance shall be unsecured,

(2) in the case of a loan or advance owed by a Loan Party to a Restricted Subsidiary that is not a Loan Party, shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent,

(3) if such loan or advance shall be made by a Loan Party, shall be evidenced by a promissory note and such promissory note shall be pledged to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to the Collateral Documents, and

(4) upon the reasonable request of the Administrative Agent, such loan or advance shall be subject to a Customary European Intercreditor Agreement;

(c) deposits with, or time deposits with, including certificates of deposits issued by,

(i) any office located in the United States of any bank or trust company that is organized under the laws of the United States or any state thereof and has capital surplus and undivided profits aggregating at least $100,000,000,

(ii) any Lender or

(iii) any foreign bank for which S&P or Moody’s issues a rating of “A” or higher and which has capital surplus and undivided profits aggregating at least $100,000,000;

(d) Investments held by Holdings or any Restricted Subsidiary in the form of Cash Equivalents;

(e) Permitted Acquisitions;

(f) Investments permitted pursuant to Section 8.02, 8.03, 8.05 or 8.07 (in each case, other than by reference to this definition);

(g) Investments consisting of Permitted Swap Obligations;

(h) intercompany loans and advances to Holdings and the Restricted Subsidiaries pursuant to Section 8.02(e); provided that such intercompany loans and advances

(i) shall be made for the purposes, and shall be subject to all the applicable limitations set forth in, Section 8.02(e) and

(ii) shall be unsecured and subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(i) advances, loans or extensions of credit to customers and suppliers or to employees, in the ordinary course of business by any Restricted Subsidiary;

(j) other Investments in an aggregate amount not to exceed the greater of (x) $75,000,000 and (y) 20% of Consolidated EBITDA as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 7.01 at any time outstanding;

(k) Investments in a Receivables Subsidiary or relating to a Factoring Agreement that, in the good faith determination of Holdings are necessary or advisable to effect any Receivables Facility or Factoring Agreement incurred in compliance with Section 8.02 hereof or any transaction in connection therewith; provided that such Investment is in the form of a contribution of accounts receivable and the proceeds thereof and other assets customarily transferred in connection therewith or as equity;

(l) Investments in joint ventures engaged in any similar or adjacent line of business (or one reasonably ancillary or complementary thereto, or which is a reasonable extension, development or expansion thereof) in an aggregate amount, taken together with all other Investments made pursuant to this clause (l) that are at that time outstanding, not to exceed the greater of $50 million and 15% of Consolidated EBITDA as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 7.01 at any time outstanding;

(m) Investments in joint ventures in the fire safety industry or other business line of a Loan Party, or any similar or adjacent line of business (or one reasonably ancillary or complementary thereto, or which is a reasonable extension, development or expansion thereof), in the ordinary course of business, where applicable law requires equity ownership and supervision of regulated activities by licensed individuals employed by the Restricted Subsidiary and the Restricted Subsidiary maintains either majority or less than majority ownership of Equity Interests of the joint venture and the right to prohibit the joint venture from engaging in material transactions and transactions outside of the ordinary course of business; and

(n) Investments not to exceed $20,000,000 in the aggregate consisting of Guarantees in favor of customers of Holdings, the Restricted Subsidiaries or joint ventures to which Holdings, the Borrower or a Restricted Subsidiary is a party.

For all purposes of this Agreement, the amount of any Investment shall be the original costs of such Investment plus the cost of all additions thereto, without adjustments for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment, reduced by (without duplication of any reduction as a result of such Investment (or any portion thereof) deemed to no longer be outstanding as of any date) any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by Holdings or a Restricted Subsidiary in respect of such Investment. For the avoidance of doubt, the amount of any investment held for the benefit of, in trust or escrow for, a Foreign Plan, shall be zero.

The payment in the ordinary course of business of a bona fide obligation owed by any Subsidiary to be paid by any other Subsidiary that would be permitted hereunder without the making of any Investment shall, to the extent effected in the form of an Investment, be deemed to be a Permitted Investment.

“Permitted Junior Priority Refinancing Debt” means secured Indebtedness incurred by any Loan Party in the form of one or more series of junior lien secured notes, bonds or debentures or junior lien secured loans; provided that

(a) such Indebtedness is secured by all or a portion of the Collateral on a junior priority basis to the Liens on the Collateral securing the Obligations and is not secured by any property or assets other than the Collateral,

(b) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness” (provided that such Indebtedness may be secured by a Lien on the Collateral that ranks junior to the Liens on the Collateral securing the Obligations, notwithstanding any provision to the contrary contained in the definition of “Credit Agreement Refinancing Indebtedness”),

(c) the holders of such Indebtedness (or their representative) and the Administrative Agent and/or the Collateral Agent shall become parties to a Customary Intercreditor Agreement providing that the Liens on the Collateral securing such obligations shall rank junior to the Liens on the Collateral securing the Obligations and

(d) such Indebtedness is not at any time guaranteed by any Restricted Subsidiary that is not a Loan Party.

“Permitted Liens” means:

(a) in the case of Real Property, rent deposits, easements, restrictions, exceptions, reservations or defects which, individually or in the aggregate, (i) do not materially interfere with the ordinary conduct of the business of Holdings or any Restricted Subsidiary at such Real Property and (ii) do not materially affect the value thereof;

(b) non-consensual Liens, if contested in good faith by appropriate proceedings and appropriate reserves are maintained, in accordance with generally accepted accounting principles, with respect thereto;

(c) pledges or deposits to secure obligations under workmen’s compensation, employment and unemployment insurance and other social security legislation or similar legislation or to secure performance in connection with bids, tenders and contracts (other than contracts for the payment of borrowed money) to which Holdings or any Restricted Subsidiary is a party;

(d) deposits to secure public or statutory obligations of Holdings or any Restricted Subsidiary;

(e) materialmen’s, landlords’, warehousemens’, mechanics’, carriers’, workmen’s or similar Liens arising in the ordinary course of business, or deposits of cash or United States obligations to obtain the release of such Liens;

(f) deposits to secure surety or performance bonds, trade contracts and leases (other than capital leases), indemnity agreements in connection therewith and other obligations of a like nature or appeal bonds in proceedings to which Holdings or any Restricted Subsidiary is a party;

(g) Liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings with adequate reserves on the books of Holdings or any Restricted Subsidiary with respect thereto in accordance with GAAP;

(h) Leases, subleases or licenses of properties owned, leased or licensed by Holdings or any Restricted Subsidiary, in each case, entered into in the ordinary course of business so long as such Leases, subleases and licenses are subordinate in all respects to the Liens granted and evidenced by the Collateral Documents and do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary conduct of the business of Holdings or any Restricted Subsidiary, or (ii) materially impair the use (for its intended purposes) or the value of the property subject thereto;

(i) Liens solely on any cash earnest money deposits made by Holdings or any Restricted Subsidiary in connection with any letter of intent or purchase agreement permitted hereunder;

(j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(k) Non-exclusive licenses of patents, trademarks, trade secrets, and other intellectual property rights granted by Holdings or any Restricted Subsidiary in the ordinary course of business, which do not interfere in any material respect with the business of Holdings or any Restricted Subsidiary;

(l) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting Real Property which, in the aggregate, do not in any case materially interfere with the ordinary course of the business of Holdings or any Restricted Subsidiary;

(m) judgment Liens securing judgments not constituting an Event of Default under Article IX;

(n) Liens arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to, including obligations in respect of Letters of Credit or bank Guarantees for the benefit of insurance carriers;

(o) bankers, liens, rights of setoff and other similar Liens on deposits in one or more accounts maintained by Holdings or any Restricted Subsidiary, in each case, granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and arrangements;

(p) Liens in favor of Foreign Plans arising in the ordinary course of business;

(q) Liens in favor of Canadian Pension Plans arising in the ordinary course of business that would not reasonably be expected to result in a Material Adverse Effect;

(r) Liens in favor of any Guarantor;

(s) Liens granted by any Restricted Subsidiary that is not a Loan Party in favor of any Restricted Subsidiary that is not a Loan Party; and

(t) Liens granted by A.P.I. pursuant to the A.P.I. Security Agreement.

“Permitted Refinancing Indebtedness” means Indebtedness issued or incurred (including by means of the extension or renewal of existing Indebtedness) to the extent used to refinance, refund, extend, renew or replace existing Indebtedness (“Refinanced Indebtedness”); provided that

(a) the principal amount of such refinancing, refunding, extending, renewing or replacing Indebtedness is not greater than the principal amount of such Refinanced Indebtedness plus the amount of any premiums or penalties and accrued and unpaid interest paid thereon and reasonable fees and expenses, in each case associated with such refinancing, refunding, extension, renewal or replacement,

(b) such refinancing, refunding, extending, renewing or replacing Indebtedness has a final maturity that is no sooner than, and a weighted average life to maturity that is no shorter than, such Refinanced Indebtedness,

(c) if such Refinanced Indebtedness or any Guarantees thereof are subordinated to the Obligations, such refinancing, refunding, extending, renewing or replacing Indebtedness and any Guarantees thereof remain so subordinated and shall have a lien priority no greater than the priority of the liens securing the Refinanced Indebtedness to the Liens securing the Obligations in accordance with, and otherwise subject to, the terms of a Customary Intercreditor Agreement,

(d) if any Loan Party is an obligor in respect of such Refinanced Indebtedness immediately prior to such refinancing, refunding, extending, renewing or replacing, any obligors in respect of such refinancing, refunding, extending, renewing or replacing Indebtedness must either (x) be a Loan Party or (y) have been an obligor in respect of such Refinanced Indebtedness immediately prior to such refinancing, refunding, extending, renewing or replacing; provided, if a Loan Party organized in the United States of America or Canada is the primary obligor in respect of such Refinanced Indebtedness, the primary obligor in respect of such refinancing, refunding, extending, renewing or replacing Indebtedness must be such Loan Party,

(e) (i) if such Refinanced Indebtedness is secured, such refinancing, refunding, extending, renewing or replacing Indebtedness shall be (A) secured by only by property that secured such Refinanced Indebtedness (or a subset thereof) or (B) unsecured, (ii) if such Refinanced Indebtedness is subject to an intercreditor agreement with the Indebtedness hereunder, such refinancing, refunding, extending, renewing or replacing Indebtedness if secured, shall be subject to a Customary Intercreditor Agreement or Customary European Intercreditor Agreement, as appropriate, and (iii) if such Refinanced Indebtedness is unsecured, such refinancing, refunding, extending, renewing or replacing Indebtedness is unsecured and

(f) such refinancing, refunding, extending, renewing or replacing Indebtedness contains covenants and events of default and is benefited by Guarantees, if any, which, taken as a whole, are determined in good faith by a Responsible Officer of the Borrowers to not be materially less favorable to the Borrowers or the applicable Restricted Subsidiary and the than the covenants and events of default or Guarantees, if any, in respect of such Refinanced Indebtedness.

“Permitted Sale Leaseback Transaction” has the meaning specified in Section 8.13.

“Permitted Swap Obligations” means all obligations (contingent or otherwise) of Holdings or any Restricted Subsidiary existing or arising under Swap Contracts, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a “market view”.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by any Loan Party in the form of one or more series of senior unsecured notes, bonds or debentures or loans; provided that (a) such Indebtedness satisfies the applicable requirements set forth in the provisos in the definition of “Credit Agreement Refinancing Indebtedness” and (b) such Indebtedness is not at any time guaranteed by any Restricted Subsidiary that is not a Loan Party.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Personal Property Security Act” means the Personal Property Security Act of the Province of Ontario (or of any other applicable province or territory of Canada), as such legislation may be amended, renamed or replaced from time to time, and includes all regulations from time to time made under such legislation.

“PIPE Preferred Stock” means the 5.5% Series B Perpetual Convertible Preferred Stock issued by Holdings on or about the 2021 Incremental Effective Date.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), other than a Multiemployer Plan, Canadian Pension Plan or Foreign Plan, that is established, sponsored, maintained or contributed to by, or under which Holdings or any Restricted Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate, in any case, has any liability or obligation, whether fixed or contingent.

“Platform” has the meaning specified in Section 7.02.

“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of the Closing Date, executed by each of the Loan Parties (other than the Canadian Subsidiaries) and the Administrative Agent for the benefit of the holders of the Obligations, as may be further amended or modified from time to time in accordance with the terms hereof.

“Pledged Collateral” has the meaning assigned to it in each applicable Collateral Document.

“Pounds Sterling” and the symbol “£” means the lawful currency of the United Kingdom.

“primary obligor” has the meaning specified in the definition of “Guarantee”.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Prohibition” has the meaning specified in Section 4.09.

“Pro Forma Basis” means, with respect to compliance with any test or covenant hereunder, compliance with such covenant or test after giving effect to any proposed incurrence of Indebtedness, Permitted Acquisition, Asset Sale (which relates to assets meeting the definition of clause (c) of the definition of “Investments”), the making of any Restricted Payment, Investment, Disposition or any designation of any Restricted Subsidiary as an Unrestricted Subsidiary or any Subsidiary Redesignation (including pro forma adjustments arising out of events which are directly attributable to the proposed transaction, are factually supportable and are expected to have a continuing impact, in each case which adjustments (a) are based on reasonably detailed written assumptions reasonably acceptable to the Administrative Agent and (b) are certified by a Responsible Officer of Holdings as having been prepared in good faith based upon reasonable assumptions) or other payment or event subject to a test or covenant hereunder using, for purposes of determining such compliance, the historical financial statements of all entities or assets so acquired, sold or otherwise tested hereunder, or to be acquired, sold or tested hereunder, and the consolidated financial statements of Holdings and the Restricted Subsidiaries which shall be reformulated as if such transaction or other event subject to testing, and any other such transactions or events subject to testing that have been consummated or occurred during the period, and any Indebtedness or other liabilities incurred in connection with any such Permitted Acquisitions had been consummated and incurred at the beginning of such period.

“Pro Forma Compliance” means, at any date of determination, that Holdings shall be in pro forma compliance with the covenant set forth in Section 8.10 to the extent (unless otherwise stated herein to the contrary) that such covenant shall be applicable to Holdings at such time, as of the last day of the most recent fiscal quarter end (computed on the basis of (a) balance sheet amounts as of the most recently completed fiscal quarter, and (b) income statement amounts for the most recently completed period of four consecutive fiscal quarters, in each case, for which financial statements shall have been delivered to the Administrative Agent and calculated on a Pro Forma Basis in respect of the event giving rise to such determination).

“Pro Forma Financial Statements” means a pro forma consolidated capitalization table as of September 30, 2019 and related pro forma consolidated calculations of adjusted Consolidated EBITDA of Holdings as of and for the 12-month period ending June 30, 2019 prepared after giving effect to the Transactions as if such transactions had occurred as of such date (in the case of such capitalization table) or at the beginning of such period (in the case of such calculations of adjusted Consolidated EBITDA).

“Pro Rata Share” means,

(a) with respect to each Term Loan Lender at any time, a percentage (carried out to the ninth decimal place) of the principal amount of the Term Loans or any Tranche of Term Loans, as the case may be, funded by such Term Loan Lender and

(b) with respect to each Revolving Credit Lender with respect to the Revolving Credit Loans, or any Tranche thereof, at any time, a percentage (carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Credit Commitment of such Revolving Credit Lender at such time and the denominator of which is the amount of the Total Revolving Credit Commitments at such time; provided that if the commitment of each Revolving Credit Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, then the Pro Rata Share of each Revolving Credit Lender shall be determined based on the Pro Rata Share of such Revolving Credit Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“property” means any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any Person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 7.02.

“QFC” has the meaning specified in Section 11.25(b).

“QFC Credit Support” has the meaning specified in Section 11.25.

“Qualified Acquisition” means any Permitted Acquisition, if the consideration (including non-cash consideration (including the assumption of any liabilities and obligations), earnout, deferred compensation arrangements or similar payments) for such Permitted Acquisition is in excess of $750,000,000 (as determined by the Borrower in good faith and in consultation with the Administrative Agent); provided that, following the occurrence of a Qualified Acquisition, no subsequent Qualified Acquisition shall be deemed to have occurred or to exist unless and until the First Lien Net Leverage Ratio is less than or equal to 3.75 to 1.00 as of the end of any two consecutive fiscal quarters following the occurrence of such initial Qualified Acquisition.

“Qualified ECP Guarantor” means, in respect of any Swap Obligations, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in Real Property owned, leased or operated by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Facility” means any of one or more customary market receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to Holdings or any Restricted Subsidiary (other than a Receivables Subsidiary) pursuant to which Holdings or any Restricted Subsidiary sells its accounts receivable to either (a) a Person that is not an Affiliate of Holdings or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not an Affiliate of Holdings.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any taking under power of eminent domain or by condemnation or similar proceeding of or relating to any property or asset of Holdings or any Restricted Subsidiary (excluding, in each case, business interruption insurance claims) provided that any recovery event described above having a value not in excess of $5,000,000 in any single transaction or series of related transactions shall be deemed not to be a “Recovery Event” for purposes of this Agreement.

“Reference Date” has the meaning specified in the definition of “Available Amount”.

“Refinanced Debt” has the meaning specified in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinanced Indebtedness” has the meaning specified in the definition of “Permitted Refinancing Indebtedness.”

“Refinancing Incremental Revolving Credit Commitments” has the meaning assigned to such term in Section 2.14(a).

“Refinancing Incremental Term Loans” has the meaning assigned to such term in Section 2.14(a).

“Register” has the meaning set forth in Section 11.06(c).

“Regulation” means the Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings.

“Reinvestment Period” has the meaning specified in the definition of “Net Cash Proceeds”.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, trustees, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into or through the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater. “Released” has a meaning correlative thereto.

“Relevant Governmental Body” means (a) with respect to a Benchmark Replacement in respect of Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of any Alternative Currency, (1) the central bank for the currency in which such amounts are denominated hereunder or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the currency in which such amounts are denominated, (B) any central bank or other supervisor that is responsible for supervising either (i) such Benchmark Replacement or (ii) the administrator of such Benchmark Replacement, (C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Repricing Transaction” means the prepayment, refinancing, substitution or replacement of all or a portion of the 2021 Incremental Term Loans with the incurrence by Holdings or any Restricted Subsidiary of any new or replacement tranche of term loans bearing interest at an “effective” interest rate (with the comparative determinations to be made by the Administrative Agent consistent with generally accepted financial practices, after giving effect to, among other factors, margin, interest rate floors, upfront or similar fees or original issue discount shared with all providers of such financing, but excluding the effect of any arrangement, structuring, syndication or other fees payable in connection therewith that are not shared with all providers of such bank loans, and without taking into account any fluctuations in Adjusted Term SOFR) that is less than the “effective” interest rate (as determined by the Administrative Agent on the same basis) of such 2021 Incremental Term Loans, including as may be effected through any amendment to this Agreement relating to the “effective” interest rate of such 2021 Incremental Term Loans.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Foreign Subsidiary” means any Restricted Subsidiary that is organized under the laws of England and Wales or the Netherlands (excluding any Excluded Subsidiary).

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Term Loans, (b) the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition) and (c) the aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Lender Consent Date” shall mean the first date on which Lenders constituting the Required Lenders shall have consented to the RCF Amendments (as defined in the 2025 Revolving Incremental Amendment) (whether or not all such Revolving Lenders have given their consent on the same date or in the same instrument) the effectiveness of which are contingent upon obtaining the consent of the Required Lenders.

“Required Prepayment Percentage” means

(a) in the case of any Asset Sale or Recovery Event, 100% or, if on the date of the applicable prepayment, the First Lien Net Leverage Ratio is less than or equal to 2.75 to 1.00 but greater than 2.25 to 1.00, 50%, or if on the date of the applicable prepayment, the First Lien Net Leverage Ratio is less than or equal to 2.25 to 1.00, 0%;

(b) in the case of any issuance or other incurrence of Indebtedness (except as incurred pursuant to Section 8.02), 100%;

(c) in the case of any Excess Cash Flow, 50%, or, if on the date of the applicable prepayment, the First Lien Net Leverage Ratio is less than or equal to 2.75 to 1.00 but greater than 2.25 to 1.00, 25%, or if on the date of the applicable prepayment, the First Lien Net Leverage Ratio is less than or equal to 2.25 to 1.00, 0%; and

(d) in the case of any Permitted Sale Leaseback Transaction, 100%.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, chief financial officer, chief operating officer, treasurer or assistant treasurer or corporate secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Group” means, collectively, Holdings and the Restricted Subsidiaries.

“Restricted Group Reconciliation Statement” means, with respect to any consolidated balance sheet or statement of income, stockholders equity and cash flows of Holdings and its Subsidiaries, such financial statement (in substantially the same form) prepared on the basis of consolidating the accounts of Holdings and the Restricted Subsidiaries and treating Subsidiaries other than Restricted Subsidiaries as if they were not consolidated with Holdings and otherwise eliminating all accounts of Subsidiaries other than Restricted Subsidiaries, together with an explanation of reconciliation adjustments in reasonable detail.

“Restricted Payment” means

(a) any dividend or other payment or distribution (except dividends or distributions payable solely in shares of such Person’s common stock or to Holdings or any Restricted Subsidiary) with respect to any capital stock or other Equity Interest of Holdings or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest (other than any such capital stock or other Equity Interests owned by Holdings or any Restricted Subsidiary), or on account of any return of capital to the stockholders, partners or members (or the equivalent Persons thereof) of any Restricted Subsidiary,

(b) any Investment other than a Permitted Investment and

(c) any prepayment, redemption, purchase, defeasance or other satisfaction prior to the scheduled maturity thereof in any manner, or payment in violation of any applicable subordination terms, in each case, with respect to (i) any Indebtedness that is secured by a second priority Lien on the assets of Holdings or any Restricted Subsidiary and (ii) any Indebtedness that is subordinated in right of payment to the Obligations.

“Restricted Subsidiary” means any Subsidiary of Holdings that is not an Unrestricted Subsidiary.

“Retained Declined Proceeds” has the meaning specified in Section 2.05(b)(vii).

“Revolving Credit Borrowing” means a Revolving Credit Borrowing in respect of the Initial Revolving Credit Commitments or any borrowing under any Extended Revolving Credit Tranche consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Term SOFR Loans or Eurocurrency Rate Loans, having the same Interest Period.

“Revolving Credit Commitment” means the Initial Revolving Credit Commitment and any Extended Revolving Credit Commitments, as the context may require, and “Revolving Credit Commitments” means all of them, collectively.

“Revolving Credit Facility” means the Initial Revolving Credit Facility and any Extended Revolving Credit Tranche, as the context may require.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment or an outstanding Revolving Credit Loan at such time.

“Revolving Credit Loan” means the Initial Revolving Credit Loans and any Extended Revolving Credit Loans, as the context may require.

“Revolving Credit Maturity Date” means, with respect to any Initial Revolving Credit Loan, the Initial Revolving Credit Maturity Date, and with respect to any Revolving Credit Loan under any Extended Revolving Credit Tranche, the earlier of the maturity date set forth in the applicable Extension Amendment and the date of termination in whole of the Extended Revolving Credit Commitments in respect of such Extended Revolving Credit Tranche and the Letter of Credit Commitments pursuant to Section 2.06 or 9.02.

“Revolving Credit Note” has the meaning specified in Section 2.11(a).

“RFR” means, for any Obligations consisting of any interest, fees or other amounts denominated in Pounds Sterling, SONIA.

“RFR Administrator’s Website” means the SONIA Administrator’s Website.

“RFR Business Day” means for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to Sterling, any day except for (a) a Saturday, (b) a Sunday or (c) a day on which banks are closed for general business in London.

“RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR.

“RFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple RFR”.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sanctioned Country” means any country or territory that may, from time to time, be the target of Sanctions (presently, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic or the so-called Luhansk People’s Republic).

“Sanctioned Person” means any Person that is the target of Sanctions, including: (a) any Person listed in any list of designated Persons maintained by OFAC or other applicable U.S. or non-U.S. authority under Sanctions; (b) any Person 50% or more owned or, where relevant under applicable Sanctions, controlled by any such Person or Persons or acting for or on behalf of such Person; or (c) any person organized or ordinarily resident in a Sanctioned Country.

“Sanctions” means comprehensive economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the OFAC, (b) the United Nations Security Council, the European Union or ~~Her~~His Majesty’s Treasury of the United Kingdom or (c) the government of Canada (including, without limitation, Foreign Affairs, Trade and Development Canada and Public Safety Canada).

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Indebtedness” has the meaning specified in Section 8.01(h).

“Section 2.16 Additional Amendment” has the meaning specified in Section 2.16(c).

“Secured Hedge Agreement” means any Swap Contract that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the L/C Issuers, the Hedge Banks, the Lender Counterparties, each co-agent or sub-agent appointed by the Agents from time to time pursuant to Section 10.01(b) and any other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Secured Treasury Management Agreement” any Treasury Management Agreement that is entered into by and between any Loan Party and any Lender Counterparty or any agreement governing a Designated Pari Passu Facility between a Foreign Subsidiary and a Lender Counterparty.

“Senior Secured Net Leverage Ratio” means as of any date of determination, the ratio of

(a) Consolidated Senior Secured Debt as of such date minus the unrestricted cash and Cash Equivalents of Holdings and the Restricted Subsidiaries as of such date to

(b) Consolidated EBITDA for the period of the four fiscal quarters most recently ending on such date.

“Significant Subsidiary” means, at any date of determination, any Restricted Subsidiary that, either individually or together with its subsidiaries which qualify as Restricted Subsidiaries, taken as a whole, has

(a) revenues in an amount equal to at least 10% of the consolidated revenues of Holdings and its Subsidiaries for the most recently completed fiscal quarter for which the Lenders have received financial statements of Holdings and its Subsidiaries pursuant to Section 7.01(a) or 7.01(b),

(b) assets in an amount equal to at least 10% of the Consolidated Total Assets of Holdings and its Subsidiaries as of the last day of the most recently completed fiscal quarter for which the Lenders have received financial statements of Holdings and its Subsidiaries pursuant to Section 7.01(a) or 7.01(b), or

(c) earnings in an amount equal to at least 10% of the consolidated net earnings of Holdings and its Subsidiaries for the most recently completed fiscal quarter for which the Lenders have received financial statements of Holdings and its Subsidiaries pursuant to Section 7.01(a) or 7.01(b), in each case determined in accordance with GAAP for such period.

“SK FireSafety Group Acquisition” means the acquisition on October 1, 2020 by Holdings or any Wholly-Owned Restricted Subsidiary of SK FireSafety Group through the acquisition of all of the outstanding shares in the capital of Hephaestus III B.V., a besloten vennootschap met beperkte aansprakelijkheid (private limited liability company) incorporated under the laws of the Netherlands.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date

(a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,

(b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured,

(c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and

(d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital.

The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means, with respect to any RFR Business Day, a rate per annum equal to the Sterling Overnight Index Average for such RFR Business Day published by the SONIA Administrator on the SONIA Administrator’s Website.

“SONIA Adjustment” means 0.1193 % per annum.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“SPC” has the meaning specified in Section 11.06(b)(vii).

“Specified Acquisition Agreement Representations” means the representations made with respect to APi and its Subsidiaries in the APi Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Holdings has (or Holding’s Affiliate has) the right (taking into account any applicable cure provisions) to terminate Holding’s (or its Affiliate’s) obligations to consummate the APi Acquisition (or to decline to consummate the APi Acquisition) under the APi Acquisition Agreement as a result of a breach of such representations.

“Specified Equity Proceeds” means the proceeds of the PIPE Preferred Stock.

“Specified Existing Tranche” has the meaning specified in Section 2.16(a).

“Specified Representations” means the representations and warranties set forth in Sections 6.01(a), 6.01(b) (solely as to the execution, delivery and performance of the Loan Documents), 6.02 (solely as to due authorization), 6.02(a), 6.04, 6.14, 6.18, 6.20 (subject to the proviso at the end of Section 5.01(b), 6.23(a) (solely as to the use of proceeds of the Loans on the Closing Date and compliance with the Patriot Act), 6.23(c) (solely as to the use of proceeds of the Loans on the Closing Date) and 6.24.

“Statutory Reserves” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System of the United States of America and any other banking authority, domestic or foreign, to which the Administrative Agent or any

Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Eurocurrency Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings.

“Subsidiary Guarantor” means, collectively, the Restricted Subsidiaries listed on Schedule 1.01(f) and each other Restricted Subsidiary that shall be required to execute and deliver a Subsidiary Joinder Agreement pursuant to Section 7.12.

“Subsidiary Joinder Agreement” means a joinder agreement substantially in the form of Exhibit F or such other form approved by the Administrative Agent, executed and delivered by a Restricted Subsidiary in accordance with the provisions of Section 7.12.

“Subsidiary Redesignation” has the meaning set forth in the definition “Unrestricted Subsidiary”.

“Successor Company” has the meaning specified in Section 8.03(f).

“Successor Rate” has the meaning specified in Section 3.03(b).

“Successor Rate Conforming Changes” has the meaning specified in Section 3.03(d).

“Supported QFC” has the meaning specified in Section 11.25.

“Survey” means a survey of any Mortgaged Property (and all improvements thereon) which is

(a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located,

(ii) dated (or redated) not earlier than six months prior to the date of delivery thereof unless there shall have occurred within six months prior to such date of delivery any exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, in which events, as applicable, such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, or after the grant or effectiveness of any such easement, right of way or other interest in the Mortgaged Property,

(iii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company,

(iv) complying in all material respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and

(v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by Section 7.12(b) or

(b) otherwise reasonably acceptable to the Collateral Agent.

“Swap Contract” means

(a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate swaps and options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and

(b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to Holdings or any Restricted Subsidiary, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts,

(a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and

(b) for any date prior to the date referenced in the preceding clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Target Operating Day” means any date that is not (a) a Saturday or Sunday, (b) Christmas Day or New Year’s Day or (c) any other day on which the Trans-European Real-time Gross Settlement Express Transfer payment system (or any successor settlement system) is not operating (as determined by the Administrative Agent).

“Tax Compliance Certificate” has the meaning specified in Section 11.14(a).

“Taxes” has the meaning specified in Section 3.01(a).

“Term Loan” means an Initial Term Loan, a New Term Loan (including any 2020 Incremental Term Loan and any 2021 Incremental Term Loan) and/or an Extended Term Loan, as the context may require.

“Term Loan Borrowing” means a Borrowing comprised of Initial Term Loans or New Term Loans, as the context may require.

“Term Loan Commitment” means an Initial Term Loan Commitment or a New Term Loan Commitment (including any 2020 Incremental Term Loan Commitment and any 2021 Incremental Term Loan Commitment), as the context may require.

“Term Loan Facility” means the Initial Term Loan Facility or any New Term Loan Facility (including the 2020 Incremental Term Loan Facility and any 2021 Incremental Term Loan Facility), as the context may require.

“Term Loan Lender” means an Initial Term Loan Lender or a Lender in respect of a New Term Loan Facility (including any 2020 Incremental Term Loan Lender and any 2021 Incremental Term Loan Lender), as the context may require.

“Term Loan Maturity Date” means the Initial Term Loan Maturity Date, any New Term Loan Maturity Date (including the 2020 Incremental Term Loan Maturity Date and the 2021 Incremental Term Loan Maturity Date) or, with respect to any Extended Term Loan, the maturity date set forth in the applicable Extension Amendment, as the case may be.

“Term Loan Note” has the meaning specified in Section 2.11(a).

“Term SOFR” means,

(a) for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Transition Event with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Transition Event with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day.

~~“Term SOFR Adjustment” means, for any calculation with respect to a Base Rate Loan or a Term SOFR Loan, (x) in the case of any 2021 Incremental Term Loan, 0.0% and (y) otherwise a percentage per annum as set forth below for the applicable Type of such Loan and (if applicable) Interest Period therefor:~~

~~Base Rate Loans:~~

~~0.11448%~~

~~Term SOFR Loans:~~

~~Interest Period~~	~~Percentage~~
~~One month~~	~~0.11448~~ 	%
~~Three months~~	~~0.26161~~	%
~~Six months~~	~~0.42826~~	%

“Term SOFR Administrator” means the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Term SOFR Reference Rate” means the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.

“Test Period” means a period of four consecutive fiscal quarters.

“Threshold Amount” means $75,000,000.

“Title Company” means Chicago Title Insurance Company or any other title insurance company as shall be retained by Borrowers and reasonably acceptable to the Administrative Agent.

“Title Policy” shall have the meaning assigned to such term in Section 7.12(b)(i).

“Total Net Leverage Ratio” shall mean, on any date of determination, the ratio of

(a) Consolidated Indebtedness on such date minus the unrestricted cash and Cash Equivalents of Holdings and the Restricted Subsidiaries as of such date to

(b) Consolidated EBITDA for the period of four fiscal quarters most recently ending on such date.

“Total Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans and all L/C Obligations.

“Total Revolving Credit Commitment” means, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time. The aggregate amount of Total Revolving Credit Commitment on the 2021 Incremental Amendment Funding Date is $500,000,000.

“Trade Date” has the meaning specified in Section 11.06(b)(vi)(B).

“Tranche” means (a) with respect to Term Loans or commitments, refers to whether such Term Loans or commitments are (1) Initial Term Loans or Initial Term Loan Commitments, (2) New Term Loans with the same terms and conditions made on the same day and increased from time to time or (3) Extended Term Loans (of the same Extended Tranche) and (b) with respect to Revolving Credit Loans or commitments, refers to whether such Revolving Credit Loans or commitments are (1) Initial Revolving Credit Commitments or Initial Revolving Credit Loans or (2) Extended Revolving Credit Loans or Extended Revolving Credit Commitments (of the same Extended Tranche).

“Transactions” means (a) the borrowing of the Loans on the Closing Date, (b) the Borrower Equity Contribution, (c) the Committed Warrant Exchange and Rollover, (d) the Non-Founder Warrant Exchange, if any, (e) the APi Acquisition and (f) the Existing Credit Agreement Refinancing and the payment of fees, costs and expenses in connection therewith.

“Treasury Management Agreement” means any agreement governing the provision of treasury or cash management services, including deposit accounts, pool accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation, credit cards and reporting and trade finance services.

“Triggering Event” shall have the meaning set forth in Section 8.10(a).

“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Term SOFR Loan, a Eurocurrency Rate Loan or an RFR Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Insolvency Event” means, in relation to any UK Loan Party, (a) such entity (i) is unable or admits an inability to pay its debts as they fall due, (ii) is declared to be unable to pay its debts under applicable law, (iii) suspends making payments on any of its debts, or (iv) by reason of actual or anticipated financial difficulties, commences negotiations in writing with one or more of its creditors (excluding the Lenders in their capacity as such) with a view to rescheduling any of its indebtedness; (b) a moratorium is declared in respect of any indebtedness of any such entity (and if a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium); (c) (i) any resolution is passed or order made for a moratorium of any indebtedness, the winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise, other than a solvent reconstruction) of that UK Loan Party, (ii) any composition, compromise, assignment or arrangement with any creditor of that UK Loan Party, (iii) the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any such entity or any of such entity’s assets, or (iv) any analogous procedure or step is taken in any jurisdiction, unless in each case under this paragraph (c), such action is permitted under this Agreement, or such winding-up petition is frivolous or vexatious and is discharged stayed or dismissed within 30 days of commencement.

“UK Loan Party” means any Loan Party incorporated in or organized under the laws of England and Wales.

“UK Pensions Regulator” means the body corporate known as the Pensions Regulator and established by Part 1 of the UK Pensions Act 2004 (or any successor or replacement body from time to time).

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unaudited Financial Statements of APi” means the unaudited consolidated balance sheet of APi for the six-month period ended June 30, 2019 and the related consolidated statements of income and cash flows for such period.

“Unaudited Financial Statements of Holdings” means the unaudited statement of financial position of Holdings for the six-month period ended February 28, 2019 and the related statements of comprehensive income (loss), changes in equity and cash flows for such period.

“Uniform Commercial Code” and “UCC” mean (i) the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or (ii) the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral. References in this Agreement and the other Loan Documents to specific sections of the Uniform Commercial Code are based on the Uniform Commercial Code as in effect in the State of New York on the Closing Date. In the event such Uniform Commercial Code is amended or another Uniform Commercial Code described in clause (ii) is applicable, such section reference shall be deemed to be references to the comparable section in such amended or other Uniform Commercial Code.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Subsidiary” means

(a) any Subsidiary of Holdings designated by Holdings as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided that Holdings shall only be permitted to so designate an Unrestricted Subsidiary after the Closing Date and so long as

(i) no Default or Event of Default has occurred and is continuing or would result therefrom,

(ii) immediately after giving effect to such designation, Holdings shall be in Pro Forma Compliance with the financial covenant set forth in Section 8.10 (whether or not such covenant is then applicable),

(iii) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by Holdings or any Restricted Subsidiary) through Investments as permitted by, and in compliance with, Section 8.05,

(iv) without duplication of the preceding clause (iii), any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof shall be treated as Investments pursuant to Section 8.05, and

(v) Holdings shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer of Holdings, certifying compliance with the requirements of the preceding clauses (i) through (v), and containing the calculations required by the preceding clause (ii) and

(b) any Subsidiary of an Unrestricted Subsidiary. Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary for purposes of this Agreement by written notice to the Administrative Agent (each, a “Subsidiary Redesignation”); provided that

(A) no Default or Event of Default has occurred and is continuing or would result therefrom,

(B) immediately after giving effect to such Subsidiary Redesignation, Holdings shall be in Pro Forma Compliance with the financial covenant set forth in Section 8.10 (whether or not such covenant is then applicable),

(C) any Indebtedness of the applicable Subsidiary and any Liens encumbering its property existing as of the time of such Subsidiary Redesignation shall be deemed newly incurred or established, as applicable, at such time, and

(D) Holdings shall have delivered to the Administrative Agent a certificate executed by a Responsible Officer of Holdings, certifying compliance with the requirements of the preceding clauses (A) and (B), and containing the calculations required by the preceding clause (B).

Notwithstanding the foregoing, any Unrestricted Subsidiary that has been re-designated a Restricted Subsidiary may not be subsequently re-designated as an Unrestricted Subsidiary. No Borrower or any Subsidiary of Holdings that is a direct or indirect parent of any Borrower may be designated as an Unrestricted Subsidiary. No Unrestricted Subsidiary shall own any intellectual property that is used in and material to the operation of the business of any of the Loan Parties. Notwithstanding any provision of the Loan Documents, actions taken directly by an Unrestricted Subsidiary will not be deemed to have been taken, directly or indirectly, by Holdings or any Restricted Subsidiary.

“Unsecured Intercreditor Agreement” means the Intercreditor Agreement, dated as of the 2021 Incremental Amendment Funding Date, between the Collateral Agent, the Original Unsecured Notes Trustee (as defined therein) and the other parties thereto from time to time.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” has the meaning specified in Section 11.25.

“US Borrower” means any Borrower that is treated as a United States person within the meaning of Section 7701(a)(30) of the Code.

“US Subsidiary” means any Restricted Subsidiary that is organized under the laws of any political subdivision of the United States.

“Valuation Date” means (i) in connection with borrowing any Revolving Credit Loan, the date two Business Days prior to the making, continuing or converting of any Revolving Credit Loan, (ii) in connection with the repayment of any Revolving Credit Loan, the date of such repayment and (iii) in connection with any other determination of the Dollar Equivalent of any amount, the date of such determination.

“Voluntary Prepayment” means a prepayment of principal of Term Loans pursuant to Section 2.05(a) in any year to the extent that such prepayment reduces the scheduled installments of principal due in respect of Term Loans as set forth in Section 2.07 in any subsequent year.

“Wholly-Owned Restricted Subsidiary” means any Restricted Subsidiary all of the Equity Interests in which (except directors’ qualifying shares) are, at the time, directly or indirectly owned by Holdings.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Yield” means, with respect to any Term Loan or New Term Loan, as the case may be, on any date of determination as reasonably determined by the Administrative Agent in consultation with Holdings and consistent with generally accepted financial practices, the sum of (x) any interest rate margin applicable to such Indebtedness, (y) if such Indebtedness is initially issued at a discount or the lenders making the same receive up-front fees (other than customary arrangements and commitment fees and, if applicable, consent fees for amendments) directly or indirectly from or on behalf of the borrower thereunder for doing so (the amount of such discount or fee, expressed as a percentage of the applicable Indebtedness, being referred to herein as “OID”), the amount of such OID divided by the lesser of (A) the average life to maturity of such Indebtedness and (B) four and (z) Term SOFR (or a Benchmark Replacement in respect thereof) or Base Rate “floor”.

“Yield Differential” has the meaning specified in Section 2.14(d).

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements of APi, except that the Audited Financial Statements of Holdings and the Unaudited Financial Statements of Holdings were prepared in accordance with IFRS and as otherwise specifically prescribed herein.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Holdings or the Required Lenders shall so request, the Administrative Agent, the Lenders and Holdings shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Holdings shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Any change in GAAP occurring after, but not including, December 31, 2018 that would require on or after January 1, 2019 a lease liability of Holdings for operating leases to be treated as a capital lease or an on-balance sheet asset or on-balance sheet liability shall be disregarded for the purposes of determining Indebtedness and any financial ratio or compliance or covenant requirement contained in any Loan Document.

(c) In connection with the anticipated J2 Domestication Merger, it is anticipated that the historical financial statements of APi, including the Audited Financial Statements of APi will be revised to comply with GAAP applicable to public companies (such revised financial statements being referred to herein as the “Public Company Financial Statements”). In preparing the Public Company Financial Statements, it is anticipated that APi will need to apply certain accounting standards under GAAP that were not applicable to the historical financial statements of APi. It is anticipated that the expected differences are as follows:

(i) the application of ASC 606 (related to revenue recognition), anticipated to be adopted as of January 1, 2018, using the modified-retrospective method of adoption;

(ii) the application of ASC 842 (related to leases), anticipated to be applied prospectively as of January 1, 2019; and

(iii) the anticipated restatement of goodwill to (a) separately classify certain amounts as customer relationship intangible assets, (b) to reverse the effects of amortizing goodwill, and (c) adjust for any impairment charges not previously recorded under the private company standards.

1.04 Rounding. Any financial ratios required to be maintained by Holdings pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.07 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the available amount of such Letter of Credit at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum available amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount may be drawn immediately at such time.

1.08 Conversion of Foreign Currencies.

(a) For purposes of determining compliance as of any date after the 2020 Incremental Amendment Effective Date with Section 2.14, Article VII, Article VIII (other than Section 8.10 and the calculation of the First Lien Net Leverage Ratio in connection therewith), Article IX or for any other calculation or determination hereunder, any relevant amount (including any amount of Indebtedness incurred or outstanding) that is denominated in any currency other than Dollars shall be translated into Dollars at the currency exchange rates for corresponding items used in preparing Holdings’ financial statements for the last Test Period for which financial statements have been delivered pursuant to Section 7.01 and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with GAAP. For purposes of Section 8.10 and the calculation of compliance with the First Lien Net Leverage Ratio for purposes of taking any action thereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Sections 7.01(a) or (b), as applicable, for the relevant Test Period.

(b) For the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any relevant transaction so long as such relevant transaction was permitted at the time incurred, made, acquired, or entered into (subject to Section 1.10) as set forth in clause (a) of this Section 1.08.

(c) The Administrative Agent (or any L/C Issuer) shall translate the face amount of any Letter of Credit denominated in any other currency into Dollars at the Exchange Rate on (i) the date of any issuance, amendment or extension of any Letter of Credit, (ii) each date on which the outstanding amount of the Revolving Loans is translated into Dollars pursuant to clause (d) of this Section 1.08 and (iii) at any time a Default or an Event of Default has occurred and is continuing, from time to time as determined by the Administrative Agent in its reasonable discretion upon reasonable notice to Holdings.

(d) The Administrative Agent shall translate the outstanding amount of any Revolving Credit Loan denominated in any other currency into Dollars at the Exchange Rate on (i) each date the Borrower delivers a notice requesting a Borrowing, conversion or continuation pursuant to Section 2.02(a) or the beginning of each Interest Period with respect to any Borrowing, (ii) each date on which the face amount of any Letter of Credit denominated in any other currency is translated into Dollars pursuant to clause (c) of this Section 1.08, (iii) the date of payment of the fee due pursuant to Section 2.09(a) and (iv) at any time a Default or an Event of Default has occurred and is continuing, from time to time as determined by the Administrative Agent in its reasonable discretion upon reasonable notice to Holdings.

(e) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with Holdings’ consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency. The Administrative Agent shall determine the Dollar Equivalent of any amount as of each Valuation Date (whether to determine compliance with any covenants specified herein or otherwise, subject to clause (b) of this Section 1.08), and a determination thereof by the Administrative Agent shall be conclusive absent manifest error. Such determination shall become effective as of such Valuation Date. The Administrative Agent may, but shall not be obligated to, rely on any determination made by any Loan Party in any document delivered to the Administrative Agent. The Administrative Agent may determine or redetermine the Dollar Equivalent of any amount on any date either in its reasonable discretion or upon the reasonable request of any Lender or L/C Issuer.

(f) The Administrative Agent may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole Dollar or cent to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole Dollars or in whole cents, as may be necessary or appropriate.

1.09 Divisions. Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.10 Limited Condition Transactions. For purposes of (a) determining compliance with any provision of this Agreement which requires the calculation of the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio, the Total Net Leverage Ratio or the Fixed Charge Coverage Ratio, (b) testing availability under any basket (including any basket measured as a percentage of Consolidated EBITDA or Consolidated Total Assets) or (c) determining compliance with the accuracy of any representations and warranties or the absence of any Default or Event of Default, in each case, in connection with a Limited Condition Transaction, if Holdings makes an LCA Election, the date of determination for calculation of any such ratios or baskets shall be deemed to be the LCA Test Date and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent test period ending prior to the LCA Test Date, Holdings or any Restricted Subsidiary could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if Holdings has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, including fluctuations in Consolidated EBITDA or Consolidated Total Assets of Holdings or the target Person(s) subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If Holdings has made an LCA Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Permitted Acquisition or Investment on or following the relevant LCA Test Date and prior to the earlier of (i) the date on which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket (other than, in the period prior to funding of a Permitted Acquisition or Investment financed with any Incremental Facilities, any basket measured as a percentage of Consolidated EBITDA) shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

1.11 Dutch Terms.

In this Agreement, where it relates to a Dutch entity, a reference to:

(a) all necessary corporate or other organizational action, where applicable, includes without limitation:

(i) any action required to comply with the Dutch Works Council Act (Wet op de ondernemingsraden); and

(ii) obtaining positive or neutral advice (advies) from each competent works council (ondernemingsraad), which if conditional, contains conditions which can reasonably be complied with and would not cause a breach of any term of any Loan Document;

(b) a bankruptcy, winding-up, administration or dissolution includes a Dutch entity being:

(i) declared bankrupt (failliet verklaard);

(ii) dissolved (ontbonden);

(c) a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend;

(d) a liquidator includes a curator;

(e) an administrator includes a bewindvoerder;

(f) a receiver or an administrative receiver does not include a curator or bewindvoerder; and

(g) an attachment includes a beslag.

1.12 Belgian Terms.

In this Agreement, where it relates to an entity or Loan Party incorporated in Belgium or the context so requires, a reference to:

(a) gross negligence means zware fout/faute grave;

(b) a liquidator, compulsory manager, receiver, administrative receiver, administrator or similar officer includes any insolventiefunctionaris/praticien de l’insolvabilité, curator/curateur, vereffenaar/liquidateur, gedelegeerd rechter/juge délégué, gerechtsmandataris/mandataire de justice, voorlopig bewindvoerder/administrateur provisoire, gerechtelijk bewindvoerder/administrateur judiciaire, mandataris ad hoc/mandataire ad hoc and ondernemingsbemiddelaar/médiateur d’entreprise, as applicable;

(c) a person being unable to pay its debts is that person being in a state of cessation of payments (staking van betaling/cessation de paiements);

(d) insolvency includes any insolventieprocedure/procedure d’insolvabilité, gerechtelijke reorganisatie/réorganisation judiciaire, faillissement/faillite and any other concurrence between creditors (samenloop van schuldeisers/concours des créanciers);

(e) a suspension of payments, moratorium of any indebtedness or reorganisation includes any gerechtelijke reorganisatie/réorganisation judiciaire or staking van betaling/cessation de paiements;

(f) commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness includes any negotiations conducted with a view to reaching a settlement agreement (minnelijk akkoord/accord amiable) with two or more of its creditors pursuant to Book XX of the Belgian Economic Law Code (Wetboek Economisch Recht/Code de droit économique);

(g) a composition, compromise, assignment or arrangement includes a minnelijk akkoord met schuldeisers/accord amiable avec des créanciers, collectief akkoord/accord collectif or reorganisatie door overdracht onder gerechtelijk gezag/réorganisation par transfert sous autorité de justice, as applicable;

(h) winding-up, administration or dissolution includes any vereffening/liquidation, ontbinding/dissolution, faillissement/faillite and sluiting van een onderneming/ fermeture d’une entreprise;

(i) an attachment, sequestration, execution or analogous process includes any uitvoerend beslag/saisie exécutoire, sekwester/séquestre and bewarend beslag/saisie conservatoire;

(j) an amalgamation, demerger, merger or consolidation includes a overdracht van algemeenheid/transfert d’universalité, overdracht van bedrijfstak/transfert de branche d’activité, splitsing/scission and fusie/fusion and an assimilated transaction (gelijkgestelde verrichting/opération assimilée) in accordance with the Belgian Code of Companies and Associations;

(k) a successor means an algemene rechtsopvolger/successeur universel;

(l) the Belgian Civil Code means the Belgian Burgerlijk Wetboek/Code Civil, as amended from time to time;

(m) the Belgian Code of Companies and Associations means the Belgian Wetboek van vennootschappen en verenigingen/Code des sociétés et des associations, as amended from time to time;

(n) the Belgian Financial Collateral Law means the Belgian law of 15 December 2004 on financial collateral, as amended from time to time;

(o) the Organization Documents of a Loan Party incorporated in Belgium include its oprichtingsakte/acte constitutif and the gecoördineerde statuten/statuts coordonnés;

(p) a guarantee means, only for the purpose of the guarantee granted by a Guarantor incorporated in Belgium under this Agreement, an independent guarantee and not a surety (borg/cautionnement); and

(q) an entity or Loan Party being incorporated in Belgium or of which its jurisdiction of incorporation is Belgium, means that that entity or Loan Party has its statutory seat in Belgium.

1.13 Rates.

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to any Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of any Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II.

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 The Loans.

(a) Subject to the terms and conditions set forth herein,

(i) each Initial Term Loan Lender severally agrees to make term loans (each such loan, an “Initial Term Loan”) to the Initial Borrower on the Closing Date in Dollars in the aggregate amount of such Term Loan Lender’s Term Loan Commitment,

(ii) each 2020 Incremental Term Loan Lender severally agrees to make 2020 Incremental Term Loans to the Borrower on the 2020 Incremental Amendment Effective Date in Dollars in an aggregate amount of up to such 2020 Incremental Term Loan Lender’s 2020 Incremental Term Loan Commitment and

(iii) each 2021 Incremental Term Loan Lender severally agrees to make 2021 Incremental Term Loans to the Borrower on the 2021 Incremental Amendment Funding Date in Dollars in an aggregate amount of up to such 2021 Incremental Term Loan Lender’s 2021 Incremental Term Loan Commitment.

Amounts repaid or prepaid in respect of Term Loans may not be reborrowed. Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

(b) Subject to the terms and conditions set forth herein, each Initial Revolving Credit Lender severally agrees to make revolving loans (each such loan, an “Initial Revolving Credit Loan”) in Dollars or an Alternative Currency to the Borrower from time to time, on any Business Day during the Initial Availability Period, in an aggregate amount up to, at any time outstanding, such Initial Revolving Credit Lender’s Initial Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, the Total Outstandings shall not exceed the Total Revolving Credit Commitments. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, a Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Credit Loans may be Base Rate Loans, Term SOFR Loans, Eurocurrency Rate Loans or RFR Loans, as further provided herein. Each Revolving Credit Borrowing (including any deemed Revolving Credit Borrowings made pursuant to Section 2.03) shall be allocated pro rata among the outstanding Tranches of Revolving Credit Commitments. Revolving Credit Loans denominated in Pounds Sterling shall be RFR Loans.

2.02 Borrowings, Conversions and Continuations of Loans.

(a) (1) Except as set forth below in clause (2) with respect to Revolving Credit Loans that are Term SOFR Loans, Eurocurrency Rate Loans or RFR Loans and New Term Loans, in each case denominated in a currency other than Dollars, each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans or Eurocurrency Rate Loans shall be made upon any Borrower’s irrevocable notice to the Administrative Agent; provided that such notice may state that such notice is conditioned upon the receipt of proceeds of any refinancing facilities, the effectiveness of other credit facilities or the consummation of an acquisition or sale, in which case such notice may be revoked by the Borrower by notice to the Administrative Agent on or prior to the specified effective date if such condition is not satisfied. Each such notice must be received by the Administrative Agent not later than (i) 12:00 p.m. on the third Business Day prior to the date of the proposed Loans in the case of Term SOFR Loans or Eurocurrency Rate Loans or (ii) 11:00 a.m. on the same Business Day of the proposed Loans in the case of Base Rate Loans. The applicable Borrower shall deliver such notice to the Administrative Agent in the form of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the applicable Borrower. Each Borrowing of, conversion to or continuation of Term SOFR Loans or Eurocurrency Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Section 2.03(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether such Borrower is requesting a Borrowing of Term Loans, a Revolving Credit Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term SOFR Loans or Eurocurrency Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued and location of the account to which funds are to be disbursed, (iv) the Type of Loans to be borrowed or to which existing Tranche are to be converted, (v) if such Borrowing is a Revolving Credit Borrowing, whether such Borrowing is in Dollars, Pounds Sterling or Euro and (vi) if applicable, the duration of the Interest Period with respect thereto. If such Borrower fails to specify a Type of Loan in a Committed Loan Notice or if such Borrower fails to give a timely notice requesting a conversion or continuation, then Loans (other than Loans denominated in an Alternative Currency) shall be made as, or converted to, Base Rate Loans (other than in the case of Loans bearing interest based on Daily Simple SOFR, which shall be continued as Loans bearing interest based on Daily Simple SOFR). Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans or Eurocurrency Rate Loans. If such Borrower fails to specify an Interest Period with respect to a Term SOFR Loan or a Eurocurrency Rate Loan, it will be deemed to have specified an Interest Period of one month. Any Lender may make, carry or transfer Term SOFR Loans, Eurocurrency Rate Loans or RFR Loans at, to or for the account of any of its branch offices or the office of any Affiliate of such Lender.

(2) Each Borrowing and each continuation of Revolving Credit Loans that are Term SOFR Loans, Eurocurrency Rate Loans or RFR Loans and New Term Loans, in each case denominated in a currency other than Dollars, shall be made upon any Borrower’s irrevocable notice to the Administrative Agent. Each such notice must be received by the Administrative Agent not later than 12:00 p.m. on the fourth Business Day (or RFR Business Day in the case of RFR Loans) prior to the date of the proposed borrowing or continuation of such Term SOFR Loans, Eurocurrency Rate Loans or RFR Loans. Each Borrowing of or continuation of such Term SOFR Loans, Eurocurrency Rate Loans or RFR Loans shall be in a principal amount that is not less than the Minimum Borrowing Amount.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in Section 2.02(a). Each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent by wire transfer of such funds, in accordance with instructions provided to the Administrative Agent by such Borrower in the Committed Loan Notice.

(c) Except as otherwise provided herein, a Term SOFR Loan or a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan or Eurocurrency Rate Loan. Upon notice to Holdings from the Administrative Agent given at the request of the Required Lenders, during the existence of a Default, Loans may not be requested as, converted to or continued as Term SOFR Loans or Eurocurrency Rate Loans without the consent of the Required Lenders; provided, however, that Revolving Credit Loans may be continued as Term SOFR Loans or Eurocurrency Rate Loans with an Interest Period of one month.

(d) The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans or Eurocurrency Rate Loans upon determination of such interest rate. The determination of Term SOFR, Adjusted Term SOFR, the Eurocurrency Rate and the Adjusted Eurocurrency Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the announcement of such change.

(e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

2.03 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein,

(A) each L/C Issuer agrees, in reliance upon (among other things) the agreements of the other Revolving Credit Lenders set forth in this Section 2.03,

(1) from time to time on any Business Day during the period from the Closing Date until 30 days prior to the Initial Revolving Credit Maturity Date (or, if such day is not a Business Day, the next preceding Business Day), to issue Letters of Credit denominated in Dollars or an Alternative Currency for the account of each Borrower (but the Letter of Credit may contain a statement that it is being issued for the benefit of a Subsidiary), and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and

(2) to honor drawings under the Letters of Credit; and

(B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of each Borrower or any of its Restricted Subsidiaries on a pro rata basis in accordance with their respective Pro Rata Share of the Total Revolving Credit Commitments;

provided that,

(I) on the Closing Date, the aggregate amount of any Existing Letters of Credit shall be reallocated among the Revolving Credit Lenders so that, after giving effect thereto, the Revolving Credit Lenders shall share ratably participations in such Letters of Credit in accordance with their Pro Rata Share of the Revolving Credit Commitment (after giving effect to any L/C Credit Extension and expiration of any Letter of Credit on the Closing Date);

(II) that any Letter of Credit issued on behalf of any Restricted Subsidiary (excluding, for the avoidance of doubt, the Existing Letters of Credit) shall be issued naming the Borrower as the account party on any such Letter of Credit, but such Letter of Credit may contain a statement that it is being issued for the benefit of such Restricted Subsidiary;

(III) that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit (including, for the avoidance of doubt, the L/C Issuer with respect to the Existing Letters of Credit shall not be required, to amend, extent or renew any Existing Letter of Credit), if, as of the date of such L/C Credit Extension,

(w) the amount available to be drawn under Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s Letter of Credit Sublimit (provided that for the avoidance of doubt, such L/C Issuer shall be permitted to exceed such L/C Issuer’s Letter of Credit Sublimit),

(x) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Revolving Credit Lender’s Revolving Credit Commitment,

(y) the Total Outstandings would exceed the Total Revolving Credit Commitments or

(z) the Outstanding Amount of all L/C Obligations would exceed the Letter of Credit Sublimit.

Each request by a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by a Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, each Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly each such Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) No L/C Issuer shall be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension (or as otherwise agreed by the Administrative Agent and such L/C Issuer);

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all of the Lenders have approved such expiry date or the L/C Issuer has approved such expiry date and such requested Letter of Credit has been Cash Collateralized by the applicant requesting such Letter of Credit in accordance with Section 2.03(g) at least five Business Days prior to the Letter of Credit Expiration Date;

(D) the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer;

(E) except as otherwise agreed by the applicable L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000;

(F) any Lender is at such time a Defaulting Lender hereunder, unless such L/C Issuer has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate such L/C Issuer’s risk with respect to such Lender or reallocate such risk pursuant to Section 2.15(a)(v); or

(G) if it is determined that the applicant or the account party or the beneficiary of the Letter of Credit is considered an “affiliate” of L/C Issuer as such term is defined in Regulation W of the Federal Reserve.

(iii) No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(iv) Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Agents in Article X with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agents” as used in Article X included the L/C Issuers with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of each Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application and including agreed-upon draft language for such Letter of Credit reasonably acceptable to the applicable L/C Issuer, appropriately completed and signed by a Responsible Officer of the applicable Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 1:00 p.m. at least three Business Days (or such later date and time as the applicable L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer:

(A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

(B) the amount and requested currency thereof and the absence of specification of currency shall be deemed a request for a Letter of Credit denominated in Dollars;

(C) the expiry date thereof;

(D) the name and address of the beneficiary thereof;

(E) the documents to be presented by such beneficiary in case of any drawing thereunder;

(F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and

(G) such other matters as the applicable L/C Issuer may reasonably require.

In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer

(A) the Letter of Credit to be amended;

(B) the proposed date of amendment thereof (which shall be a Business Day);

(C) the nature of the proposed amendment; and

(D) such other matters as the applicable L/C Issuer may reasonably require.

Additionally, the Borrowers shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the applicable L/C Issuer or the Administrative Agent may reasonably require.

(ii) Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of such Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit; provided that the aggregate Outstanding Amount of the Revolving Credit Loans of such Revolving Credit Lender plus such Revolving Credit Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations would not exceed such Revolving Credit Lender’s Revolving Credit Commitment.

(iii) If any Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the applicable L/C Issuer to prevent any such renewal at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such 12-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrowers shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date (or any later date if the Borrowers have agreed to Cash Collateralize such Letter of Credit prior to the Letter of Credit Expiration Date for such Letter of Credit); provided, however, that the applicable L/C Issuer (A) shall have no obligation to permit any such extension if such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), and (B) shall not permit any such extension if it has not received notice (in writing) on or before the day that is five Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Majority Facility Lenders in respect of the Revolving Credit Facility have elected not to permit such renewal or (2) from the Administrative Agent, any Revolving Credit Lender or any Borrower that one or more of the applicable conditions specified in Section 5.02 is not then satisfied and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of drawing documents under such Letter of Credit, the applicable L/C Issuer shall examine drawing documents within the period stipulated by the Terms and Conditions of the Letter of Credit. After such examination, the L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof. Not later than 1:00 p.m. on the date immediately following any payment by the applicable L/C Issuer under a Letter of Credit (such date, an “Honor Date”), such Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing for a Letter of Credit issued on its behalf. If such Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof. In such event, such Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Committed Loan Notice). Any notice given by the applicable L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) must be in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender (including the Lender acting as the applicable L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the applicable L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to such Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of such L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 5.02 (other than delivery by any Borrower of a Committed Loan Notice) and that the obligations of the Borrowers pursuant to this Section 2.03(c) shall survive termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit issued to such Borrower, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the applicable L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from any Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the applicable L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Credit Lender, at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. The obligations of the Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of each Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit issued on behalf of such Borrower and to repay each such L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Borrower in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower.

Any Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of non-compliance with Holdings’ instructions or other irregularity, Holdings will promptly, upon knowledge, notify the applicable L/C Issuer. Holdings shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuers. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any of the respective correspondents, participants or assignees of such L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction by final and non-appealable judgment); or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the applicable L/C Issuer, the Administrative Agent, any of their respective Related Parties, nor any of the respective correspondents, participants or assignees of such L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, a Borrower may have a claim against such L/C Issuer, and such L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence (as determined by a court of competent jurisdiction by final and non-appealable judgment) or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of documents strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to 103% of such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be).

For purposes of this Section 2.03, Section 2.05 and Section 9.02(c), “Cash Collateralize” means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and such L/C Issuer (which documents are hereby consented to by the Revolving Credit Lenders) or to otherwise backstop (with a letter of credit on customary terms or otherwise) such L/C Obligations to the applicable L/C Issuer’s and the Administrative Agent’s reasonable satisfaction. Derivatives of such term have corresponding meanings. The Borrowers hereby grant to the Collateral Agent, for the benefit of the L/C Issuers and the Revolving Credit Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked deposit accounts with the Collateral Agent. If at any time the Administrative Agent or the Collateral Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Collateral Agent or that the total amount of such funds is less than 103% of the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the deposit accounts with the Collateral Agent as aforesaid, an amount equal to the excess of (a) 103% of such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent or the Collateral Agent determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable law, to reimburse the applicable L/C Issuer.

(h) Applicability of ISP98. Unless otherwise expressly agreed by the applicable L/C Issuer and the Borrowers, when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall be stated therein to apply to each Letter of Credit.

(i) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent, for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily maximum amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. Such letter of credit fees shall be computed on a quarterly basis in arrears. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the date on which the Revolving Credit Commitment of each Revolving Credit Lender shall be terminated as provided herein, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The Borrowers shall pay directly to the applicable L/C Issuer, for its own account, a fronting fee with respect to each Letter of Credit at a rate per annum equal to 0.125% unless as otherwise agreed with such L/C Issuer, computed on the daily amount available to be drawn under each Letter of Credit on a quarterly basis in arrears. Such fronting fees shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the date on which the Revolving Credit Commitments shall be terminated as provided herein, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. In addition, the Borrowers shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five Business Days of demand and are nonrefundable.

(k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(l) Resignation or Removal of L/C Issuers. Any L/C Issuer may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Revolving Credit Lenders and the Borrowers. Any L/C Issuer may be removed at any time by written agreement among the Borrowers, the Administrative Agent and such L/C Issuer; provided that such L/C Issuer shall not be required to execute or deliver any written agreement if such L/C Issuer has no Letters of Credit or reimbursement obligations with respect thereto outstanding. At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to Section 2.03(j). After the resignation or removal of any L/C Issuer hereunder, such L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required, and shall be discharged from its obligations, to issue additional Letters of Credit or to extend or increase the amount of Letters of Credit then outstanding.

(m) Additional L/C Issuers. The Borrowers may, at any time and from time to time, designate one or more additional Revolving Credit Lenders to act as an L/C Issuer under the terms of this Agreement with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Revolving Credit Lender. Any Revolving Credit Lender so designated shall be deemed to be an “L/C Issuer” (in addition to being a Revolving Credit Lender) in respect of Letters of Credit issued or to be issued by such Revolving Credit Lender, and, with respect to such Letters of Credit, the term “L/C Issuer” shall thereafter apply to the other L/C Issuers and such Revolving Credit Lender. The acceptance of any designation as an L/C Issuer hereunder by a Revolving Credit Lender shall be evidenced by an agreement entered into by such Revolving Credit Lender, in a form satisfactory to the Borrowers and the Administrative Agent, and, from and after the effective date of such agreement, (i) such Revolving Credit Lender shall have all the rights and obligations of an L/C Issuer under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “L/C Issuer” shall be deemed to refer to such Revolving Credit Lender in addition to any other L/C Issuers, as the context shall require.

2.04 [Reserved].

2.05 Prepayments.

(a) Optional.

(i) Except as set forth in clause (ii) below with respect to Revolving Credit Loans and New Term Loans denominated in a currency other than Dollars, the Borrowers may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay any Tranche or Tranches of Loans, in whole or in part, without premium or penalty (other than as set forth in Section 2.05(a)(iv)); provided that (1) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Term SOFR Loans or Eurocurrency Rate Loans (or three RFR Business Days prior to any date of prepayment of RFR Loans), and (B) one Business Day prior to the date of prepayment of Base Rate Loans; (2) any prepayment of Term SOFR Loans or Eurocurrency Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall be substantially in the form of Exhibit H and shall specify the date and amount of such prepayment, the Class, Tranche(s) and the Type(s) of Loans to be prepaid, and if Term SOFR Loans or Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans (except that if the class of Loans to be prepaid includes both Base Rate Loans or RFR Loans and Term SOFR Loans or Eurocurrency Rate Loans, absent direction by the Borrowers, the applicable prepayment shall be applied first to Base Rate Loans or RFR Loans to the full extent thereof before application to Term SOFR Loans or Eurocurrency Rate Loans, in each case in a manner that minimizes the amount payable by the Borrowers in respect of such prepayment pursuant to Section 3.05). The Administrative Agent will promptly notify each applicable Lender of its receipt of each such notice and of the amount of such Lender’s Pro Rata Share of such prepayment, if any. If such notice is given by Holdings, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan or a Eurocurrency Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05.

(ii) Any Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans and New Term Loans or any Tranche or Tranches thereof denominated in a currency other than Dollars in whole or in part without premium or penalty (other than as set forth in Section 2.05(a)(iv)); provided that such notice must be received by the Administrative Agent not later than 12:00 p.m. four Business Days prior to any date of prepayment of Term SOFR Loans, Eurocurrency Rate Loans or RFR Loans (or such shorter time as the Administrative Agent may approve in its reasonable discretion). Each prepayment of Revolving Credit Loans or New Term Loans denominated in a currency other than Dollars that are Eurocurrency Rate Loans or RFR Loans shall be in a principal amount that is not less than the Minimum Borrowing Amount, or, if less, the entire principal amount thereof then outstanding.

(iii) The Borrowers may voluntarily prepay any Tranche of Term Loans selected by Holdings; provided that, other than with respect to any optional prepayment made solely with the proceeds of long-term Indebtedness permitted to be incurred under Section 8.02 (including Refinancing Incremental Term Loans), if the Tranche of Term Loans selected by Holdings has a final maturity date that is later than the final maturity date of any other Tranche of Term Loans then outstanding, then such optional prepayment shall be made on a pro rata basis among the Tranche of Term Loans selected by Holdings and each such other earlier-maturing Tranche of Term Loans. Optional prepayments of any Tranche of Term Loans selected by Holdings shall be applied on a pro rata basis in direct order of maturity to the remaining scheduled installments of principal due in respect of such Tranche of Term Loans pursuant to Section 2.07. Optional prepayments of any Tranche of Revolving Credit Loans selected by Holdings shall be made on a pro rata basis among the outstanding Revolving Credit Loans of such Tranche.

(iv) In the event that, on or prior to the date that is six months after the 2025 Term Loan Repricing Amendment Effective Date, any Borrower (x) prepays, refinances, substitutes or replaces any 2021 Incremental Term Loans in connection with a Repricing Transaction (including, for avoidance of doubt, any prepayment made pursuant to Section 2.05(b)(iii) that constitutes a Repricing Transaction), or (y) effects any amendment of this Agreement resulting in a Repricing Transaction with respect to the 2021 Incremental Term Loans, as applicable, the Borrowers shall pay to the Administrative Agent, for the ratable account of each of the applicable 2021 Incremental Term Loan Lenders, (I) in the case of clause (x), a prepayment premium of 1.00% of the aggregate principal amount of the applicable 2021 Incremental Term Loans so prepaid, refinanced, substituted or replaced and (II) in the case of clause (y), a fee equal to 1.00% of the aggregate principal amount of the applicable 2021 Incremental Term Loans outstanding immediately prior to such amendment. Such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction. As a condition to effectiveness of any replacement of a Non-Consenting Lender pursuant to Section 11.15 in respect of any amendment of this Agreement effective on or prior to the date that is six months after the 2025 Term Loan Repricing Amendment Effective Date, the Borrowers shall pay to the applicable Non-Consenting Lender a premium equal to the premium that would apply if such Non-Consenting Lender’s applicable 2021 Incremental Term Loans being assigned were being prepaid and subject to the premium set forth in this Section 2.05(a) for such 2021 Incremental Term Loans.

(b) Mandatory.

(i) In the event of any termination of any Tranche of Revolving Credit Commitments, the Borrowers shall, on the date of such termination, repay or prepay all outstanding Revolving Credit Loans of such Tranche and replace all outstanding Letters of Credit and/or Cash Collateralize the L/C Obligations in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties in the manner described in Section 2.03(g). If for any reason the Dollar Equivalent of the Outstanding Amount of Revolving Credit Loans of any Tranche of Revolving Credit Commitments at any time exceeds the Dollar Equivalent of the amount of Revolving Credit Commitments of such Tranche then in effect, the Borrowers shall immediately prepay all outstanding Revolving Credit Loans of such Tranche and/or Cash

Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(i) unless, after the prepayment in full of the Revolving Credit Loans of the applicable Tranche, the Dollar Equivalent of the Total Outstandings exceeds the Dollar Equivalent of the Total Revolving Credit Commitments then in effect. Mandatory prepayments of any Tranche of Revolving Credit Loans shall be made on a pro rata basis among the outstanding Revolving Credit Loans of such Tranche.

(ii) Not later than the fifth Business Day following the completion of any Asset Sale or Permitted Sale Leaseback Transaction and/or not later than the tenth Business Day following the occurrence of any Recovery Event and, in each case, the receipt of Net Cash Proceeds resulting therefrom by any Loan Party or any Restricted Subsidiary, Holdings shall apply the Required Prepayment Percentage of such Net Cash Proceeds received with respect thereto to prepay outstanding Term Loans and/or Cash Collateralize Letters of Credit in accordance with Section 2.05(b)(vi); provided that such prepayment shall only be required under this clause (ii) if the net amount required to be prepaid in any fiscal year is greater than or equal to $25,000,000.

(iii) In the event that any Restricted Subsidiary shall receive Net Cash Proceeds from the issuance or incurrence of any Indebtedness of any Restricted Subsidiary, in each case, that is not permitted pursuant to Section 8.02, the Borrowers shall, substantially simultaneously with (and in any event not later than the fifth Business Day next following) the receipt of such Net Cash Proceeds by such Borrower or such Restricted Subsidiary, apply an amount equal to the Required Prepayment Percentage of such Net Cash Proceeds to prepay outstanding Loans and/or Cash Collateralize Letters of Credit in accordance with Section 2.05(b)(vi).

(iv) Commencing with the fiscal year ending on December 31, 2020, no later than 90 days after the end of each fiscal year of Holdings, the Borrowers shall prepay outstanding Loans and/or Cash Collateralize Letters of Credit in accordance with Section 2.05(b)(vi), in an aggregate principal amount equal to the Required Prepayment Percentage of Excess Cash Flow for the fiscal year then ended less the aggregate amount of all Voluntary Prepayments during such fiscal year; provided that such prepayment shall only be required under this clause (iv) if the net amount required to be prepaid in any fiscal year is greater than or equal to (A) for any fiscal year prior to the fiscal year ending on December 31, 2022, $25,000,000 or (B) for any fiscal year from and after the fiscal year ending on December 31, 2022, the greater of (x) $25,000,000 and (y) 6.00% of Consolidated EBITDA.

(v) Holdings shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.05(b), (i) a certificate signed by a Responsible Officer of the Borrowers setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three Business Days prior written notice of any prepayment pursuant to Section 2.05(b)(i) and at least ten Business Days prior written notice of any prepayment pursuant to Section 2.05(b)(ii), (iii) or (iv) (and, in each case, the Administrative Agent shall promptly notify each Lender). Each notice of prepayment shall be substantially in the form of Exhibit H and shall specify the prepayment date, the Class, Tranche and Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings pursuant to this Section 2.05(b) shall be subject to Section 3.05, but shall otherwise be without premium or penalty (except for Section 2.05(b)(iii) to the extent set forth in Section 2.05(a)(iv)).

(vi) Mandatory prepayments under Sections 2.05(b)(ii), (iii) and (iv) shall be applied:

first, to prepay outstanding Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) to the full extent thereof (and the corresponding accrued and unpaid interest and fees on the principal amount of Term Loans so prepaid), subject to the provisions of sub-paragraph (vii) below and any re-offer described therein;

second, at any time when there shall be no Term Loans outstanding, to prepay outstanding Revolving Credit Loans on a pro rata basis among the relevant Tranches of Revolving Credit Loans to the full extent thereof (and the corresponding accrued and unpaid interest and fees on the principal amount of Revolving Credit Loans so prepaid), with no corresponding reduction of the Revolving Credit Commitments; and

third, at any time when there shall be no Term Loans outstanding, to Cash Collateralize any outstanding Letters of Credit (up to an aggregate amount equal to 103% of the aggregate undrawn face amount of all such Letters of Credit) as described in Section 2.03(g), with no corresponding reduction of the Revolving Credit Commitments;

with any remaining amounts being retained by the Borrowers to be used in accordance with the provisions of this Agreement.

(vii) Mandatory prepayments of outstanding Term Loans under this Agreement shall be applied pro rata against the remaining scheduled installments of principal due in respect of the Term Loans pursuant to Section 2.07. Such mandatory prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are Base Rate Loans or Term SOFR Loans; provided that if no Lenders decline a given mandatory prepayment of the Term Loans as described below, then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied in the case of the applicable principal amount of such Tranche of the Term Loans being so prepaid, first to Term Loans that are Base Rate Loans to the full extent thereof before application to Term Loans that are Term SOFR Loans in a manner that minimizes the amount of any payments required to be made by the Borrowers pursuant to Section 3.05. Notwithstanding anything set forth herein to the contrary, any Term Loan Lender may elect, by notice to the Administrative Agent by facsimile at least eight Business Days prior to the applicable prepayment date, to decline all of any prepayment of its Term Loans pursuant to Section 2.05(b)(ii), (iii) or (iv), in which case the aggregate amount of the prepayment that would have been applied to prepay such Term Loans but was so declined shall be retained by the Borrowers (such retained amounts, the “Retained Declined Proceeds”) to be used in accordance with the provisions of this Agreement.

(c) Prepayments to Include Accrued Interest, Etc. All prepayments (other than prepayments of Revolving Credit Loans that are Base Rate Loans that are not made in connection with the termination or permanent reduction of the Revolving Credit Commitments) under this Section 2.05 shall be made together with (i) accrued and unpaid interest to the date of such prepayment on the principal amount so prepaid and (ii) in the case of any such prepayment of a Term SOFR Loan or a Eurocurrency Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Term SOFR Loan or Eurocurrency Rate Loan pursuant to Section 3.05.

2.06 Termination or Reduction of Commitments.

(a) Optional. Holdings may, upon notice to the Administrative Agent (provided that such notice may state that such notice is conditioned upon the receipt of proceeds of any refinancing facilities, the effectiveness of other credit facilities or the consummation of an acquisition or sale, in which case such notice may be revoked by the Borrower by notice to the Administrative Agent on or prior to the specified effective date if such condition is not satisfied), terminate the unused portion of the Letter of Credit Sublimit, the unused Revolving Credit Commitments or the unused Term Loan Commitments, or from time to time permanently reduce the unused portion of the Letter of Credit Sublimit, the unused Revolving Credit Commitments or the unused Term Loan Commitment; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 p.m. three Business Days prior to the date of termination or reduction (or such shorter period as the Administrative Agent may determine in its sole discretion), (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce the unused portion of the Letter of Credit Sublimit or the unused Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings at any time would exceed the Total Revolving Credit Commitments then in effect. Optional reductions of the unused Revolving Credit Commitments shall be made on a pro rata basis among the outstanding Tranches of Revolving Credit Commitments.

(b) Mandatory.

(i) Unless previously terminated in accordance with the terms hereof,

(1) (A) the Initial Term Loan Commitments in effect as of the Closing Date shall automatically terminate at 5:00 p.m. on the Closing Date, (B) the 2020 Incremental Term Loan Commitments in effect as of the 2020 Incremental Amendment Effective Date shall automatically terminate at 5:00 p.m. on the 2020 Incremental Amendment Effective Date and (C) the 2021 Incremental Term Loan Commitments in effect as of the 2021 Incremental Amendment Funding Date shall automatically terminate at 5:00 p.m. on the 2021 Incremental Amendment Funding Date,

(2) the Initial Revolving Credit Commitments shall automatically terminate on the Initial Revolving Credit Maturity Date and

(3) the Commitments in respect of any Tranche of Incremental Term Loans (other than the 2020 Incremental Term Loan Commitments and the 2021 Incremental Term Loan Commitments) shall automatically terminate on the date set forth in the applicable Incremental Amendment or other document reasonably satisfactory to the Administrative Agent, the applicable Borrower(s) and the applicable Term Loan Lender(s).

(ii) If after giving effect to any reduction or termination of unused Commitments under this Section 2.06, any L/C Issuer’s Letter of Credit Sublimit exceeds the amount of the Total Revolving Credit Commitments, such L/C Issuer’s Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the unused portions of the Letter of Credit Sublimit, the unused Revolving Credit Commitments or the unused Term Loan Commitments under this Section 2.06. Upon any reduction of unused Revolving Credit Commitments or unused Term Loan Commitments, the Revolving Credit Commitments or Term Loan Commitments, as applicable, of each Lender shall be reduced by such Lender’s Pro Rata Share of the amount by which the applicable Facility is reduced. Optional reductions of the unused Revolving Credit Commitments shall be made on a pro rata basis among the outstanding Tranches of Revolving Credit Commitments. All Commitment Fees accrued until the effective date of any termination of the Total Revolving Credit Commitments shall be paid on the effective date of such termination.

2.07 Repayment of Loans.

(a) Term Loans.

(i) On the last Business Day of each fiscal quarter of the Borrowers commencing with the first fiscal quarter ending after the 2023 Repricing and Maturity Extension Amendment Effective Date, the Borrowers shall pay to the Administrative Agent, for the account of the Initial Term Loan Lenders, a principal amount of the Initial Term Loans (as adjusted from time to time pursuant to Sections 2.05 and 2.06(b)) equal to 1.00% per annum of the aggregate principal amount of the Initial Term Loans as of the 2023 Repricing and Maturity Extension Amendment Effective Date; provided that any optional prepayments of Initial Term Loans (as in effect prior to the 2023 Repricing and Maturity Extension Amendment Effective Date) made prior to the 2023 Repricing and Maturity Extension Amendment Effective Date shall continue to be applied to reduce such amortization payments as set forth in Section 2.05(a)(iii). To the extent not previously paid, prepaid, refinanced, substituted or replaced, all Initial Term Loans shall be due and payable on the Initial Term Loan Maturity Date, together with accrued and unpaid interest and fees on the principal amount to be paid up to but excluding the date of payment.

(ii) On the last Business Day of each fiscal quarter of the Borrowers commencing with the fiscal quarter ending on March 31, 2021, the Borrowers shall pay to the Administrative Agent, for the account of the 2020 Incremental Term Loan Lenders, a principal amount of the 2020 Incremental Term Loans (as adjusted from time to time pursuant to Sections 2.05 and 2.06(b)) equal to 1.00% per annum of the aggregate principal amount of the 2020 Incremental Term Loans as of the 2020 Incremental Amendment Effective Date. To the extent not previously paid, prepaid, refinanced, substituted or replaced, 2020 Incremental Term Loans shall be due and payable on the applicable 2020 Incremental Term Loan Maturity Date, together with accrued and unpaid interest and fees on the principal amount to be paid up to but excluding the date of payment.

(iii) On the last Business Day of each fiscal quarter of the Borrowers commencing with the first fiscal quarter ending after the 2025 Term Loan Repricing Amendment Effective Date, the Borrowers shall pay to the Administrative Agent, for the account of the 2021 Incremental Term Loan Lenders, a principal amount of the 2021 Incremental Term Loans (as adjusted from time to time pursuant to Sections 2.05 and 2.06(b)) equal to 1.00% per annum of the aggregate principal amount of the 2021 Incremental Term Loans as of the 2025 Term Loan Repricing Amendment Effective Date; provided that any optional prepayments of 2021 Incremental Term Loans (as in effect prior to the 2025 Term Loan Repricing Amendment Effective Date) made prior to the 2025 Term Loan Repricing Amendment Effective Date shall continue to be applied to reduce such amortization payments as set forth in Section 2.05(a)(iii) (which, for the avoidance of doubt shall result in no such amortization payments being made in respect of the 2021 Incremental Term Loans prior to the 2021 Incremental Term Loan Maturity Date). To the extent not previously paid, prepaid, refinanced, substituted or replaced, 2021 Incremental Term Loans shall be due and payable on the applicable 2021 Incremental Term Loan Maturity Date, together with accrued and unpaid interest and fees on the principal amount to be paid up to but excluding the date of payment.

(iv) All repayments pursuant to this Section 2.07(a) shall be subject to Section 3.05, but shall otherwise be without premium or penalty.

(b) Revolving Credit Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the applicable Revolving Credit Maturity Date the aggregate principal amount of all Revolving Credit Borrowings outstanding on such date.

2.08 Interest.

(a) Subject to the provisions of Section 2.08(b) and Section 2.10, (i) each Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Adjusted Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate, (iii) each RFR Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Daily Simple RFR plus the Applicable Rate and (iv) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to Adjusted Term SOFR for such Interest Period plus the Applicable Rate.

(b) If any amount payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Furthermore, upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09 Fees.

In addition to certain fees described in Sections 2.03(i) and (j):

(a) Commitment Fees. The Borrowers shall pay to the Administrative Agent (x) for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, (i) a commitment fee equal to the Applicable Rate times the average daily unused amount of the Revolving Credit Commitments of such Revolving Credit Lender during the preceding quarter (or other period commencing with and including the Closing Date or ending with but excluding the applicable Revolving Credit Maturity Date or the date on which the Commitments of such Revolving Credit Lender shall expire or be terminated) (the “Commitment Fee”); provided, however, that any Commitment Fee accrued with respect to any of the Revolving Credit Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that the Commitment Fee shall otherwise have been due and payable by the Borrowers prior to such time; provided, further, that no Commitment Fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender. The Commitment Fee shall accrue at all times during the Initial Availability Period (and thereafter so long as any Revolving Credit Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and to but excluding the last day of the Initial Availability Period (and, if applicable, thereafter on demand). The Commitment Fee shall be calculated quarterly in arrears. For the avoidance of doubt, for purposes of computing the Commitment Fee, Revolving Credit Commitments shall be deemed to be used to the extent of the Outstanding Amount of the Revolving Credit Loans and the Outstanding Amount of all L/C Obligations.

(b) Other Fees.

(i) The Borrowers shall pay to the Agents for their own respective accounts such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Borrowers shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans in respect of which the rate of interest is calculated on the basis of the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if calculated on the basis of a 365-day year) (or, with respect to computations of interest for RFR Loans, such other computation period in accordance with market practice for the relevant Alternative Currency). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

2.11 Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers so notified shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each such Note shall (i) in the case of Term Loans, be in the form of Exhibit G-1 (a “Term Loan Note”) and (ii) in the case of Revolving Credit Loans, be in the form of Exhibit G-2 (a “Revolving Credit Note”). Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(b), and by each Lender in its account or accounts pursuant to Section 2.11(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement and the other Loan Documents.

2.12 Payments Generally.

(a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in the relevant currency (it being understood that any repayments or prepayments of Loans made hereunder (and interest, fees and other amounts payable in respect thereof) shall be in the same currency as the currency of such Loans and, unless otherwise specified, other amounts payable hereunder shall be paid in U.S. Dollars), as the case may be, and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. may be deemed in the Administrative Agent’s sole discretion received on the next succeeding Business Day and any applicable interest or fees shall continue to accrue thereon. Except as otherwise provided herein, if any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Term SOFR Loans, Eurocurrency Rate Loans or RFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day. Notwithstanding anything to the contrary set forth herein, to the extent the Administrative Agent receives a payment or other amount after such payment or other amount is due and payable, the Administrative Agent may, in its sole discretion, pay such payment or other amount to the appropriate Lender or other person of record as of the date such payment is received.

(b) (i) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans, Eurocurrency Rate Loans or RFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Unless the Administrative Agent shall have received notice from the Borrowers prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuers, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.

(c) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or make its payment under Section 11.04(c).

(e) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) The Borrowers hereby authorize each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrowers’ accounts with such Lender any amount so due.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 9.03.

2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans or any Tranche of the Loans made by it, or the participations in L/C Obligations, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans or any Tranche of Loans made by them and/or such sub-participations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them (or other share contemplated hereunder); provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) (or other share contemplated hereunder) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrowers agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.08) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.14 Incremental Facilities.

(a) The Borrowers or any Guarantor organized in the United States or Canada (any such Guarantor, for so long as loans or commitments remain outstanding under the applicable Incremental Facility, an “Additional Borrower”) may, by written notice to the Administrative Agent, request the establishment of one or more new tranches of term facilities denominated in Dollars, an Alternative Currency or any other currency agreed to by the applicable Borrower, the Administrative Agent and the Lenders providing such New Term Loan Facility (each, a “New Term Loan Facility”) and/or increase the principal amount of the Initial Term Loans, any Incremental Term Loans or any Extended Term Loans by requesting new term loan commitments to be added to such Loans (together with any New Term Loan Facility, an “Incremental Term Facility” and, any Loans made pursuant to an Incremental Term Facility, “Incremental Term Loans”) and/or request the establishment of one or more new tranches of Revolving Credit Commitments (each, a “New Revolving Credit Facility”) and/or request an increase in any Tranche of Revolving Credit Commitments (together with any New Revolving Credit Facility, an “Incremental Revolving Credit Facility” and, together with any Incremental Term Facility, “Incremental Facilities” and, the loans thereunder, “Incremental Revolving Credit Loans” and, together with any Incremental Term Loans, “Incremental Loans”); provided that no existing Lender will have an obligation to make any Incremental Facility, nor will the Borrower have any obligation to approach any existing Lenders to provide any Incremental Facility, in an aggregate amount not in excess of the sum of

(x) the greater of (i) $375,000,000 (or a principal amount equal to the Dollar Equivalent of $375,000,000) and (ii) 100% of Consolidated EBITDA as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 7.01 at any time outstanding, less any amount of Indebtedness incurred pursuant to clause (i)(D)(x)(1) of Section 8.02(p) and

(y) an unlimited amount if, after giving effect to the incurrence of such amount,

(i) in case of Incremental Facilities that are secured on a pari passu basis with the Obligations, the First Lien Net Leverage Ratio is less than or equal to 3.25 to 1.00 on a Pro Forma Basis,

(ii) in case of Incremental Facilities that are secured on a junior basis to the Obligations, the Senior Secured Net Leverage Ratio is less than or equal to 3.50 to 1.00 on a Pro Forma Basis, and

(iii) in case of Incremental Facilities that are unsecured, either (x) the Fixed Charge Coverage Ratio is greater than or equal to 2.00 to 1.00 on a Pro Forma Basis or (y) the Total Net Leverage Ratio is less than or equal to 3.75 to 1.00 on a Pro Forma Basis

(in each case, assuming (A) the Indebtedness being incurred as of such date of determination would be included in the definition of Consolidated Indebtedness, whether or not such Indebtedness would otherwise be included, (B) any Incremental Facilities are fully drawn and (C) the proceeds held as cash or Cash Equivalents thereof or of other Indebtedness incurred substantially concurrently therewith are not netted for the purposes of calculating the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Total Net Leverage Ratio) and, in each instance, for an amount not less than $5,000,000 (or a principal amount equal to the Dollar Equivalent of $5,000,000) individually (or such lesser amount which shall be approved by the Administrative Agent);

provided that Incremental Facilities

(1) shall be incurred pursuant to clause (y) above prior to utilization of any capacity pursuant to clause (x) above,

(2) amounts incurred in reliance on clause (x) above concurrently with amounts incurred in reliance on clause (y) above shall not be included as Indebtedness in the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio, the Total Net Leverage Ratio or the Fixed Charge Coverage Ratio, as applicable, for purposes of calculating any amounts that may be incurred pursuant to clause (y) above on the same day and

(3) if all or any portion of any Incremental Facility was originally incurred or issued in reliance on clause (x) above and thereafter such amount could have been incurred pursuant to clause (y) above, such amount of such Incremental Facility shall be reclassified, as the applicable Borrower may elect from time to time, as having been incurred pursuant to clause (y) above and thereafter shall not count as utilization of clause (x) above;

provided, further, that, notwithstanding the foregoing or anything to the contrary set forth herein,

(1) Incremental Term Loans may be incurred without regard to any of the foregoing limits to the extent that the Net Cash Proceeds of such Incremental Term Loans are used on or about the date of incurrence to permanently prepay and refinance Term Loans of any Tranche selected by the applicable Borrower on a dollar-for-dollar basis, and any such Incremental Term Loans (the “Refinancing Incremental Term Loans”) shall be deemed to have been incurred pursuant to this proviso, and

(2) New Revolving Credit Facilities may be incurred without regard to the foregoing limits to the extent that such New Revolving Credit Facilities are used on or about the date of incurrence to refinance and permanently reduce Revolving Credit Commitments of any Tranche selected by Borrower on a dollar-for-dollar basis, and any such Revolving Credit Commitments thereunder (the “Refinancing Incremental Revolving Credit Commitments”) shall be deemed to have been incurred pursuant to this proviso.

Each such notice shall specify

(i) the date (each, an “Increased Amount Date”) on which the applicable Borrower proposes that the applicable Incremental Facility shall be effective, which shall be a date not less than ten Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period otherwise agreed to by the Administrative Agent in its sole discretion),

(ii) the identity of each Lender or Affiliate or other Person that is consented to by the Administrative Agent (which consent shall not be unreasonably withheld) and by the L/C Issuer to the extent such consent, if any, would be required under Section 11.06 for an assignment of Loans or Revolving Credit Commitments (any such Affiliate or other Person, a “New Incremental Lender”) to whom the Borrowers propose any portion of such Incremental Facility be allocated and the amounts of such allocations and

(iii) whether such Incremental Facility is to be an Incremental Term Facility or Incremental Revolving Credit Facility. Such Incremental Facility shall become effective as of such Increased Amount Date;

provided that

(A) subject to Section 1.10, no Event of Default or Default shall exist on such Increased Amount Date before or after giving effect to such Incremental Facility,

(B) each of the conditions set forth in Section 5.02 (and in the cases of Sections 5.02(a) and (b), subject to Section 1.10)) shall be satisfied and all fees and expenses owing in respect of such increase to the Administrative Agent and the Lenders have been paid;

(C) any Incremental Facility provided by any New Incremental Lender shall be effected pursuant to one or more joinder agreements (an “Incremental Amendment”) in form and substance satisfactory to the Administrative Agent and executed and delivered by a Borrower (or Additional Borrower, if applicable) and the Administrative Agent, each of which shall be recorded in the Register; and

(D) the Borrowers shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.

(b) The creation or provision of any Incremental Facility or Incremental Loan (and, in connection therewith, any amendment to the terms of this Agreement that is necessary or appropriate to implement the provisions thereof or that is favorable to the then-existing Lenders, in each case, as reasonably determined by the Administrative Agent in its sole discretion) shall not require the approval of any existing Lender other than any existing Lender providing all or part of any Incremental Commitment.

(c) The terms and provisions of any New Revolving Credit Facility (other than pricing, maturity and fees) shall be, except as otherwise set forth herein or in the joinder agreement set forth in Section 2.14(a), substantially identical to the existing Revolving Credit Facility; provided that,

(i) no New Revolving Credit Facility shall mature earlier than, or require any scheduled amortization or mandatory commitment reduction prior to, the Revolving Credit Maturity Date of any Tranche of Revolving Credit Loans (or, in the case of Refinancing Incremental Revolving Credit Commitments, the final maturity date of the Tranche of Revolving Credit Commitments that are being refinanced),

(ii) any guarantor of any New Revolving Credit Facility shall also be a Guarantor,

(iii) if secured, such New Revolving Credit Facility shall not be secured by any assets that do not constitute Collateral and may not be secured pursuant to security documentation that is materially more restrictive, when taken as a whole, to the Loan Parties than the Loan Documents,

(iv) each New Revolving Credit Facility shall rank pari passu or junior in right of payment and pari passu or junior with respect to security with the Obligations or may be unsecured (and to the extent junior in right of payment or security, shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent) and

(v) each New Revolving Credit Facility established under the Loan Documents shall provide that

(A) the borrowing and repayment (except for (1) repayments required upon the maturity of any Revolving Credit Loan or Incremental Revolving Credit Loan and (2) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (B) below)) under Incremental Revolving Credit Facilities after the date of obtaining any Incremental Revolving Credit Facility shall be made on a pro rata basis with the Revolving Credit Facilities and

(B) the permanent repayment of Incremental Revolving Credit Loans, and termination of commitments, under Incremental Revolving Credit Facilities after the date of obtaining any Incremental Revolving Credit Facility shall be made on a pro rata basis with the Revolving Credit Facilities, except that any Borrower shall be permitted to permanently repay and terminate commitments under any Revolving Credit Facility or Incremental Revolving Credit Facility on a better than pro rata basis as compared to any such facility with a later maturity date.

(d) The terms and provisions of any Incremental Term Loans shall be, if such Incremental Term Loans are not Initial Term Loans, except as otherwise set forth herein or in the joinder agreement set forth in Section 2.14(a), substantially identical to the Initial Term Loans, as applicable; provided that, except as otherwise set forth herein or in the joinder agreement set forth in Section 2.14(a), then

(i) the weighted average life to maturity of any New Term Loan Facility shall be no shorter than the weighted average life to maturity of any then outstanding Term Loans, (or, in the case of any New Term Loans that are Refinancing Incremental Term Loans, the weighted average life to maturity of the Tranche of Term Loans that are being refinanced),

(ii) the final maturity date with respect to any New Term Loans shall be no earlier than the maturity date of any then outstanding Term Loans (or, in the case of any New Term Loans that are refinancing Incremental Term Loans, the final maturity date of the Tranche of Term Loans that are being refinanced),

(iii) if the Yield on any New Term Loans which are (a) incurred hereunder no later than 12 months after the 2021 Incremental Amendment Funding Date and (b) are secured on a pari passu basis with the 2021 Incremental Term Loans exceeds by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Yield Differential”) the Applicable Rate then in effect for any 2021 Incremental Term Loans, then the Applicable Rate (together with, as provided in the proviso below, Adjusted Term SOFR (or a Benchmark Replacement thereof) or Base Rate floor) then in effect for 2021 Incremental Term Loans shall automatically be increased by the Yield Differential, effective upon the making of the New Term Loans (and if the margins on the New Term Loans are subject to a leveraged-based pricing grid, appropriate increases to the Applicable Rates for the 2021 Incremental Term Loans, consistent with the foregoing, shall be made); provided that, (x) if any New Term Loans include Adjusted Term SOFR (or a Benchmark Replacement thereof) or Base Rate floor that is greater than Adjusted Term SOFR (or a Benchmark Replacement thereof) or Base Rate floor then applicable to any 2021 Incremental Term Loans, such differential between interest rate floors shall be included in the calculation of Yield for purposes of this clause (iii), but only to the extent an increase in Adjusted Term SOFR (or a Benchmark Replacement thereof) or Base Rate floor applicable to such 2021 Incremental Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case Adjusted Term SOFR (or a Benchmark Replacement thereof) and Base Rate floors (but not the Applicable Rate) applicable to the Term Loans shall be increased to the extent of such differential between interest rate floors and (y) for the avoidance of doubt, any spread adjustment applicable to any Replacement Benchmark shall not be deemed to be part of the “Applicable Rate” (this clause (iii), the “MFN Adjustment”),

(iv) any guarantor of any New Term Loan Facility shall also be a Guarantor,

(v) if secured, such New Term Loan Facility shall not be secured by any assets that do not constitute Collateral and may not be secured pursuant to security documentation that is more restrictive to the Loan Parties than the Loan Documents, and

(vi) each New Term Loan Facility shall rank pari passu or junior in right of payment and pari passu or junior with respect to security with the Obligations or may be unsecured (and to the extent subordinated in right of payment or security, shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent).

Each joinder agreement referred to in Section 2.14(a) may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, as reasonably determined by the Administrative Agent in its sole discretion, to effect the provision of this Section 2.14.

(e) Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Loans that are to be additional Term Loans or Revolving Credit Loans, as applicable, and when originally made, are included in each Borrowing of outstanding Term Loans or Revolving Credit Loans, as applicable, on a pro rata basis. This may be accomplished at the discretion of the Administrative Agent by requiring each outstanding Term SOFR Loan or Eurocurrency Rate Loan to be converted into a Base Rate Loan on the date of each such Incremental Loan, or by allocating a portion of each such Incremental Loan to each outstanding applicable Term SOFR Loans or Eurocurrency Rate Loans on a pro rata basis, even though as a result thereof such Incremental Loan may effectively have a shorter Interest Period than the Loans included in the Borrowing of which they are a part (and notwithstanding any other provision of this Agreement that would prohibit such an initial Interest Period). Any conversion of Term SOFR Loans or Eurocurrency Rate Loans to Base Rate Loans made pursuant to the preceding sentence shall be subject to Section 3.05. If any Incremental Loan is to be allocated to an existing Interest Period for a Term SOFR Loan or a Eurocurrency Rate Loan then, subject to Section 2.08(b), the interest rate applicable to such Incremental Loan for the remainder of such Interest Period shall equal Adjusted Term SOFR or the Adjusted Eurocurrency Rate, as applicable, for a period approximately equal to the remainder of such Interest Period (as determined by the Administrative Agent two Business Days before the date such Incremental Loan is made) plus the Applicable Rate then in effect. In addition, to the extent any Incremental Term Loans are to be additional Term Loans, the applicable scheduled amortization payments under Section 2.07 required to be made after the making of such Incremental Term Loans shall be ratably increased by the aggregate principal amount of such Incremental Term Loans.

(f) Prior to the Increased Amount Date, if the Restricted Subsidiary incurring the Incremental Facility is an Additional Borrower, such Subsidiary shall deliver to the Lenders providing the Incremental Facility (including any New Incremental Lender) and the Administrative Agent, such documentation and other information reasonably requested by such Lenders or the Administrative Agent for purposes of complying with all necessary “know-your-customer” or other similar checks under all applicable laws and regulations and no written objection submitted by any of the Lenders or the Administrative Agent within five Business Days of the date of receipt of such documentation and other information shall have been given by such Lenders or the Administrative Agent.

Any obligations in respect of borrowings by any Borrower or any Additional Borrower under this Agreement will constitute “Obligations” for all purposes of the Loan Documents. If the Incremental Facility is incurred in a currency other than Dollars, this Agreement may be amended to reflect such new currency hereunder, which amendment must be mutually agreed to by the Administrative Agent and Holdings.

(g) For the avoidance of doubt, no amendment, waiver or consent pursuant to Section 11.01 shall impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder with respect to any New Term Loan Facility without the written consent of the holders of a majority of the aggregate unpaid principal amount of such Term Loan Commitments and New Term Loans outstanding under such New Term Loan Facility.

(h) Any Incremental Facility that is secured on a junior lien basis to the Obligations or is unsecured shall be established pursuant to separate documentation from the Loan Documents.

For the avoidance of doubt, any prepayment of Loans with the proceeds received in connection with the incurrence of Incremental Term Loans pursuant to this Section 2.14 shall be deemed an optional prepayment under Section 2.05(a).

2.15 Defaulting Lender.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 11.01.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows:

first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;

second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers hereunder;

third, to cash collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15(d);

fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

fifth, if so determined by the Administrative Agent and Holdings, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15(d);

sixth, to the payment of any amounts owing to the Lenders or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;

seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and

eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction;

provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowing in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, such Defaulting Lender until such time as all Loans and L/C Exposure are held by the Lenders pro rata in accordance with the Commitments under the applicable Facility without giving effect to Section 2.15(a)(v). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Subject to Section 11.06(b)(viii) hereof, the failure of any Defaulting Lender to make the Loan to be made by it as part of any Borrowing shall constitute a material breach by such Defaulting Lender of this Agreement and, to the extent such Defaulting Lender fails to cure the default pursuant to Section 2.15(b) hereof within five Business Days shall entitle the Borrowers to replace the Defaulting Lender with one or more substitute Lenders, and the Defaulting Lender shall have no right to refuse to be replaced hereunder. The notice from the Borrowers to the Administrative Agent and such Defaulting Lender being replaced shall specify an effective date for such replacement, which date shall be at least two Business Days, but not later than fifteen Business Days, after the date such notice is given. Prior to the effective date of such replacement, the Defaulting Lender shall execute and deliver an Assignment and Assumption, subject only to the Defaulting Lender being repaid its share of the outstanding Obligations without any premium or penalty of any kind whatsoever. If the Defaulting Lender shall refuse or fail to execute and deliver any such Assignment and Assumption prior to the effective date of such replacement, the Defaulting Lender shall be deemed to have executed and delivered such Assignment and Assumption. The replacement of any Defaulting Lender shall be made in accordance with the terms of Section 11.15.

(iv) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Revolving Credit Lender that is a Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the available amount of Letters of Credit for which it has provided cash collateral pursuant to Section 2.15(d).

(C) With respect to any Letter of Credit Fees not required to be paid to any Revolving Credit Lender that is a Defaulting Lender (as “Defaulting Revolving Credit Lender”) pursuant to clause (B) above, the Borrowers shall (x) pay to each non-Defaulting Revolving Credit Lender that portion of any such fee otherwise payable to such Defaulting Revolving Credit Lender with respect to such Defaulting Revolving Credit Lender’s obligation to fund participations in respect of Letters of Credit that have been reallocated to such non-Defaulting Revolving Credit Lender pursuant to Section 2.15(a)(v) below, (y) pay to each L/C Issuer the amount of any such fee otherwise payable to such Defaulting Revolving Credit Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Revolving Credit Lender and (z) not be required to pay the remaining amount of any such fee.

(v) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Revolving Credit Lender’s obligation to fund participations in respect of Letters of Credit shall be reallocated among the non-Defaulting Revolving Credit Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Revolving Credit Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 5.02 are satisfied at the time of such reallocation (and, unless the Borrowers shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) the Outstanding Amount of each non-Defaulting Revolving Credit Lender’s Revolving Credit Loans and L/C Obligations (with the aggregate amount of each Revolving Credit Lender’s funded participations in L/C Obligations (prior to giving effect to such reallocation) being deemed ‘held’ by such Revolving Credit Lender for this purpose) do not exceed the Revolving Credit Commitment of such non-Defaulting Revolving Credit Lender. Subject to Section 11.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(vi) Cash Collateral. If the reallocation described in clause (v) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, cash collateralize any L/C Issuer’s Fronting Exposure (after giving effect to any partial reallocation pursuant to clause (v) above) in accordance with the procedures set forth in Section 2.15(d) for so long as such Obligations are outstanding.

(b) Defaulting Lender Cure. If the Borrowers, the Administrative Agent and each L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.15(a)(v)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Revolving Credit Lender is a Defaulting Lender, no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto (determined after giving effect to Section 2.15(a)(v) and any cash collateral provided by such Defaulting Lender).

(d) Cash Collateral.

(i) At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent) the Borrowers shall cash collateralize such L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(a)(v) and any cash collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(ii) The Borrowers, and to the extent provided by any Defaulting Revolving Credit Lender, such Defaulting Revolving Credit Lender, hereby grant to the Administrative Agent, for the benefit of each L/C Issuer, and agrees to maintain, a first priority security interest in all such cash collateral as security for the Defaulting Revolving Credit Lender’s obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (iii) below. If at any time the Administrative Agent determines that cash collateral is subject to any right or claim of any Person other than the Administrative Agent and such L/C Issuer as herein provided (other than Permitted Liens), or that the total amount of such cash collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional cash collateral in an amount sufficient to eliminate such deficiency (after giving effect to any cash collateral provided by the Defaulting Revolving Credit Lender).

(iii) Notwithstanding anything to the contrary contained in this Agreement, cash collateral provided under this Section 2.15 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Revolving Credit Lender’s obligation to fund participations in respect of Letters of Credit (including, as to cash collateral provided by a Defaulting Revolving Credit Lender, any interest accrued on such obligation) for which the cash collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iv) Cash collateral (or the appropriate portion thereof) provided to reduce any L/C Issuer’s Fronting Exposure shall no longer be required to be held as cash collateral pursuant to this Section 2.15 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and such L/C Issuer that there exists excess cash collateral; provided that, subject to this Section 2.15 the Person providing cash collateral and such L/C Issuer may agree that cash collateral shall be held to support future anticipated Fronting Exposure or other obligations; provided, further, that to the extent that such cash collateral was provided by a Borrower, such cash collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

2.16 Extension of Term Loans and Revolving Credit Commitments.

(a) The Borrowers may at any time and from time to time request that all or a portion of the (i) Term Loans of one or more Tranches existing at the time of such request (each, an “Existing Term Loan Tranche”, and the Term Loans of such Tranche, the “Existing Term Loans”) or (ii) Revolving Credit Commitments and Revolving Credit Loans of one or more Tranches existing at the time of such request (each, an “Existing Revolving Tranche” and together with the Existing Term Loan Tranches, each an “Existing Tranche”, and the Revolving Credit Commitments of such Existing Revolving Tranche, the “Existing Revolving Credit Commitments”, and the Revolving Credit Loans of such Existing Revolving Tranche, the “Existing Revolving Loans” and, together with the Existing Term Loans, the “Existing Loans”), in each case, be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of any Existing Tranche (any such Existing Tranche which has been so extended, an “Extended Term Tranche” or “Extended Revolving Credit Tranche”, as applicable, and each an “Extended Tranche”, and the Term Loans, Revolving Credit Commitments or Revolving Credit Loans, as applicable, of such Extended Tranches, the “Extended Term Loans”, “Extended Revolving Credit Commitments” or “Extended Revolving Credit Loans”, as applicable and, collectively, the “Extended Loans”) and to provide for other terms consistent with this Section 2.16; provided that

(i) no Event of Default pursuant to Section 9.01(a), (f) or (g) shall have occurred and be continuing at the time of such extension or would exist after giving effect to such extension,

(ii) any such request shall be made by Holdings to all Lenders within any one or more Tranches of Term Loans or Revolving Credit Commitments and Revolving Credit Loans, as applicable, (whether under one or more Tranches) on a pro rata basis (based on the aggregate outstanding principal amount of the applicable Term Loans or on the aggregate Revolving Credit Commitments within any one or more Tranches, as applicable) and

(iii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrowers in its sole discretion.

In order to establish any Extended Tranche, the Borrowers shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Tranche to be established, which terms shall be substantially similar, when taken as a whole, to those applicable to the Existing Tranche from which they are to be extended (the “Specified Existing Tranche”), except

(x) all or any of the final maturity dates of such Extended Tranches may be delayed to later dates than the final maturity dates of the Specified Existing Tranche,

(y) (A) the interest margins with respect to the Extended Tranche may be higher or lower than the interest margins for the Specified Existing Tranche and/or (B) additional fees may be payable to the Lenders providing such Extended Tranche in addition to or in lieu of any increased margins contemplated by the preceding clause (A) and

(z) in the case of an Extended Term Tranche, so long as the weighted average life to maturity of such Extended Tranche would be no shorter than the remaining weighted average life to maturity of the Specified Existing Tranche, amortization rates with respect to the Extended Term Tranche may be higher or lower than the amortization rates for the Specified Existing Tranche, in each case to the extent provided in the applicable Extension Amendment;

provided that, notwithstanding anything to the contrary set forth in this Section 2.16 or otherwise, assignments and participations of Extended Tranches shall be governed by the same or, at the Borrowers’ discretion, more restrictive assignment and participation provisions applicable to Initial Term Loans or Initial Revolving Credit Commitments, as applicable, set forth in Section 11.06. No Lender shall have any obligation to agree to have any of its Existing Loans converted into an Extended Tranche pursuant to any Extension Request. Any Extended Tranche shall constitute a separate Tranche of Loans from the Specified Existing Tranches and from any other Existing Tranches (together with any other Extended Tranches so established on such date).

(b) The Borrowers shall provide the applicable Extension Request at least ten (10) Business Days (or such shorter period as the Administrative Agent may agree in its reasonable discretion) prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Specified Existing Tranche converted into an Extended Tranche shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Tranche that it has elected to convert into an Extended Tranche. In the event that the aggregate amount of the Specified Existing Tranche subject to Extension Elections exceeds the amount of Extended Tranches requested pursuant to the Extension Request, the Specified Existing Tranches subject to

Extension Elections shall be converted to Extended Tranches on a pro rata basis based on the amount of Specified Existing Tranches included in each such Extension Election. In connection with any extension of Loans pursuant to this Section 2.16 (each, an “Extension”), the Borrowers shall agree to such procedures regarding timing, rounding and other administrative adjustments to ensure reasonable administrative management of the credit facilities hereunder after such Extension, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.16. The Borrowers may amend, revoke or replace an Extension Request pursuant to procedures reasonably acceptable to the Administrative Agent at any time prior to the date (the “Extension Request Deadline”) on which Lenders under the applicable Existing Term Loan Tranche or Existing Term Loan Tranches are requested to respond to the Extension Request. Any Lender may revoke an Extension Election at any time prior to 5:00 p.m. on the date that is two Business Days prior to the Extension Request Deadline, at which point the Extension Request becomes irrevocable (unless otherwise agreed by Borrower). The revocation of an Extension Election prior to the Extension Request Deadline shall not prejudice any Lender’s right to submit a new Extension Election prior to the Extension Request Deadline.

(c) Extended Tranches shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins or fees referenced in clauses (x) and (y) of Section 2.16(a), or, in the case of Extended Term Tranches, amortization rates referenced in clause (z) of Section 2.16(a), or amendments to any other terms (including representations and warranties, conditions, prepayments, covenants or events of default) that are necessary or appropriate to implement the provisions thereof or that are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent in its sole discretion, and which, in each case, except to the extent expressly contemplated by the last sentence of this Section 2.16(c) and notwithstanding anything to the contrary set forth in Section 11.01, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Tranches established thereby and any L/C Issuers with respect to the Extended Tranches established thereby) executed by the Loan Parties, the Administrative Agent, the Extending Lenders with respect to the Extended Tranches and any L/C Issuers with respect to the Extended Tranches. Subject to the requirements of this Section 2.16 and without limiting the generality or applicability of Section 11.01 to any Section 2.16 Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.16 Additional Amendment”) to this Agreement and the other Loan Documents; provided that such Section 2.16 Additional Amendments do not become effective prior to the time that such Section 2.16 Additional Amendments have been consented to (including, without limitation, pursuant to consents applicable to holders of any Extended Tranches provided for in any Extension Amendment) by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Section 2.16 Additional Amendments to become effective in accordance with Section 11.01; provided, further, that no Extension Amendment may provide for (i) any Extended Tranche to be secured by any Collateral or other assets of any Loan Party that does not also secure the applicable Existing Tranches or be guaranteed by any Person other than the Guarantors and (ii) so long as any Existing Term Loan Tranches are outstanding, any mandatory prepayment provisions that do not also apply to the Existing Term Loan Tranches (other than Existing Term Loan Tranches secured on a junior basis by the Collateral or ranking junior in right of payment, which shall be subject to junior prepayment provisions) on a pro rata or otherwise more favorable basis. Notwithstanding anything to the contrary set forth in Section 11.01, any such Extension Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable judgment of Holdings and the Administrative Agent, to effect the provisions of this Section 2.16; provided that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.16 Additional Amendment. Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Tranche is converted to extend the related scheduled maturity date(s) in accordance with Section 2.16(a) (an “Extension Date”), in the case of the Specified Existing Tranche of each Extending Lender, the aggregate principal amount of such Specified Existing Tranche shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Tranche so converted by such Lender on such date, and such Extended Tranches shall be established as a separate Tranche from the Specified Existing Tranche and from any other Existing Tranches (together with any other Extended Tranches so established on such date).

(d) If, in connection with any proposed Extension Amendment, any Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension Request (each such other Lender, a “Non-Extending Lender”) then the Borrowers may, on notice to the Administrative Agent and the Non-Extending Lender, replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 11.06 (with the assignment fee and any other costs and expenses to be paid by the Borrowers in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide Extended Loans on the terms set forth in such Extension Amendment; provided, further, that all obligations of the Borrowers owing to the Non-Extending Lender relating to the Existing Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Assumption. In connection with any such replacement under this Section 2.16, if the Non-Extending Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption by the later of (A) the date on which the replacement Lender executes and delivers such Assignment and Assumption and (B) the date as of which all obligations of the Borrowers owing to the Non-Extending Lender relating to the Existing Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Assumption as of such date and Holdings shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption on behalf of such Non-Extending Lender.

(e) Following any Extension Date, with the written consent of Holdings, any Non-Extending Lender may elect to have all or a portion of its Existing Loans deemed to be an Extended Loan under the applicable Extended Tranche on any date (each date a “Designation Date”) prior to the maturity date of such Extended Tranche; provided that such Lender shall have provided written notice to Holdings and the Administrative Agent at least ten (10) Business Days prior to such Designation Date (or such shorter period as the Administrative Agent may agree in its reasonable discretion); provided, further, that no greater amount shall be paid by or on behalf of Holdings or any of its Affiliates to any such Non-Extending Lender as consideration for its extension into such Extended Tranche than was paid to any Lender in respect of such Extended Tranche as consideration for its Extension into such Extended Tranche. Following a Designation Date, the Existing Loans held by such Lender so elected to be extended will be deemed to be Extended Loans of the applicable Extended Tranche, and any Existing Loans held by such Lender not elected to be extended, if any, shall continue to be “Existing Loans” of the applicable Tranche.

With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.16, (i) such Extensions shall not constitute optional or mandatory payments or prepayments for purposes of Sections 2.05(a) and (b) and (ii) no Extension Request is required to be in any minimum amount or any minimum increment, provided that Holdings may elect to specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrowers’ sole discretion and may be waived by the Borrowers) of Existing Loans of any or all applicable Tranches be extended. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.16 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05(a) and (b) and Section 2.07) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.16.

For the avoidance of doubt, the provisions of Section 2.13 shall not be construed to apply to any Extension in accordance with this Section 2.16.

For the avoidance of doubt, any prepayment of Loans with the proceeds received in connection with the incurrence of Term Loans and Revolving Credit Commitments pursuant to this Section 2.16 shall be deemed an optional prepayment under Section 2.05(a).

2.17 Interest Act (Canada).

(a) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

(b) Each Canadian Loan Party acknowledges and confirms that:

(i) clause (a) above satisfies the requirements of Section 4 of the Interest Act (Canada) to the extent it applies to the expression or statement of any interest payable under any Loan Document; and

(ii) such Canadian Loan Party is able to calculate the yearly rate or percentage of interest payable under any Loan Document based upon the methodology set out in clause (a) above.

(c) Any provision of this Agreement that would oblige a Canadian Loan Party to pay any fine, penalty or rate of interest on any arrears of principal or interest secured by a mortgage on real property or hypothec on immovables that has the effect of increasing the charge on arrears beyond the rate of interest payable on principal money not in arrears shall not apply to such Canadian Loan Party, which shall be required to pay interest on money in arrears at the same rate of interest payable on principal money not in arrears.

(d) If any provision of this Agreement would oblige a Canadian Loan Party to make any payment of interest or other amount payable to any Secured Party in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Secured Party of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Secured Party of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i) first, by reducing the amount or rate of interest; and

(ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Except as required by applicable law, any and all payments by or on behalf of any Loan Party to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings (including back-up withholding) or similar charges imposed by any Governmental Authority, and all interest, penalties or other liabilities with respect thereto (hereinafter referred to as “Taxes”), excluding, in the case of the Administrative Agent and each Lender,

(A) taxes imposed on or measured by its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), in each case, (x) by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized, maintains a lending office, or (y) is subject to tax by virtue of any present or former connection (other than solely having executed, delivered, performed its obligations, received or perfected a security interest under, received payments under, engaged in any other transaction pursuant to or enforced the Loan Documents, or sold or assigned an interest in any Loan or Loan Document),

(B) branch profits taxes imposed by a jurisdiction described under clause (A) above,

(C) in the case of a Foreign Lender with respect to a US Borrower (other than an assignee pursuant to a request by the Borrowers under Section 11.15), any United States federal withholding tax that is imposed on amounts payable to such Foreign Lender under the law applicable at the time such Lender becomes a party to this Agreement (or designates a new lending office) except to the extent that such Lender (or its assignor, if any) was entitled, immediately before designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to this Section 3.01,

(D) taxes attributable to the failure to comply with Section 11.14,

(E) any U.S. federal withholding taxes imposed under FATCA and

(F) in the case of a Lender with respect to a Borrower that is a Canadian Loan Party (other than an assignee pursuant to a request by the Borrowers under Section 11.15), any Canadian federal withholding tax that is imposed on amounts payable to or for the benefit of the Lender arising as a result of such Lender (i) not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with a Canadian Loan Party, or (ii) being a “specified non-resident shareholder” of a Canadian Loan Party or a non-resident person not dealing at arm’s length with a “specified shareholder” of a Canadian Loan Party (in each case within the meaning of the Income Tax Act (Canada)) (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, interest, penalties and other liabilities being hereinafter referred to as “Non-Excluded Taxes”).

Notwithstanding the foregoing, if any Taxes are required to be deducted from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender,

(i) such Loan Party shall make such deductions,

(ii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws,

(iii) if such Tax is a Non-Excluded Tax, the sum payable by the Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made on account of Non-Excluded Taxes and

(iv) as soon as practicable after the date of such payment, such Loan Party shall furnish to the Administrative Agent (which shall forward the same to such Lender) or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

(b) In addition, each Loan Party agrees to pay any and all present or future stamp, court or documentary, intangible, recording, filing or similar taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document, excluding any such taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.15) (hereinafter referred to as “Other Taxes”).

(c) Each Loan Party agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of any Non-Excluded Taxes and Other Taxes (including any Non-Excluded Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) payable or paid by the Administrative Agent and such Lender or required to be withheld or deducted from a payment to such party and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, except for any interest and penalties with respect to Non-Excluded Taxes or Other Taxes to the extent such Non-Excluded Taxes or Other Taxes are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or such Lender. Payment under this Section 3.01(c) shall be made within 30 days after the date such Lender or the Administrative Agent makes a demand therefor. A certificate as to the amount of such payment or liability delivered to the Loan Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) If any Lender is entitled to a refund, as determined by such Lender in its sole discretion exercised in good faith (including any credit in lieu of a refund) of any Taxes with respect to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), such Lender shall pay over such refund to the applicable Loan Party (but only to the extent of additional amounts paid by the Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Loan Party, upon the request of such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender in the event such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary set forth in this paragraph (d), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (d) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to any Loan Party or any other Person.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Term SOFR Loans, Eurocurrency Rate Loans or RFR Loans, or to determine or charge interest rates based upon Term SOFR, Adjusted Term SOFR, the Adjusted Eurocurrency Rate or the Daily Simple RFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to make or continue Term SOFR Loans, Eurocurrency Rate Loans or RFR Loans in the affected currency or currencies or to convert Base Rate Loans to Term SOFR Loans or Eurocurrency Rate Loans and the calculation of Base Rate based upon Adjusted Term SOFR shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, each Loan Party shall prepay such RFR Loans in full or shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay such Term SOFR Loans or Eurocurrency Rate Loans or, if applicable and such Loans are denominated in Dollars, convert all Term SOFR Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if any, if such Lender may lawfully continue to maintain such Term SOFR Loans, Eurocurrency Rate Loans or RFR Loans to such day, or immediately, if no Interest Period applies or if such Lender may not lawfully continue to maintain such Term SOFR Loans, Eurocurrency Rate Loans or RFR Loans, as applicable. Upon any such prepayment or conversion, the applicable Loan Party shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03 Inability to Determine Rates.

(a) If the Required Lenders reasonably determine that

(i) for any reason adequate and reasonable means do not exist for determining Term SOFR, Adjusted Term SOFR, the Eurocurrency Rate or the Adjusted Eurocurrency Rate or Daily Simple RFR for any requested Interest Period with respect to a proposed Term SOFR Loan or Eurocurrency Rate Loan (including because Term SOFR, EURIBO Rate or Alternate Currency LIBO Rate, as applicable, is not available or published on a current basis) or RFR Loans,

(ii) they are unable to obtain matching deposits in the London inter-bank market at or about 11:00 a.m. (London time) on the second Business Day before the making of a Borrowing in sufficient amounts to fund their respective Loans as a part of such Borrowing during its Interest Period,

(iii) the Eurocurrency Rate or the Adjusted Eurocurrency Rate for any Interest Period for such Loans will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurocurrency Rate Loans for such Interest Period, the Administrative Agent will promptly so notify Holdings and each Lender, or

(iv) Term SOFR or Adjusted Term SOFR for any Interest Period for such Loans will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Term SOFR Loans for such Interest Period, thereafter, the obligation of the Lenders to make or maintain Term SOFR Loans, Eurocurrency Rate Loans or RFR Loans and the calculation of Base Rate based upon Adjusted Term SOFR, as applicable, shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans, Eurocurrency Rate Loans or RFR Loans, as applicable, or, failing that, in the case of Term SOFR Loans or Eurocurrency Rate Loans, as applicable, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in Dollars in (or, in the case of any applicable Loan in an Alternative Currency, in an amount equal to the Dollar Equivalent thereof) the amount specified therein. Any then outstanding (x) Term SOFR Loans denominated in Dollars shall be converted to Base Rate Loans at the end of the relevant Interest Period, if applicable, or immediately and (y) any Eurocurrency or RFR Loans denominated in any Alternative Currency shall prepaid at the end of the relevant Interest Period, if applicable, or immediately.

(b) Solely with respect to the Initial Term Loans, notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined, that (i) adequate and reasonable means do not exist for ascertaining Term SOFR or Adjusted Term SOFR for any requested Interest Period, including, without limitation, because Term SOFR or Adjusted Term SOFR, as applicable, is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) the supervisor for the administrator of the Term SOFR or Adjusted Term SOFR, as applicable, or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which Term SOFR or Adjusted Term SOFR, applicable, shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), then, after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrowers may amend this Agreement to replace Term SOFR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) that has been broadly accepted by the syndicated loan market in the United States in lieu of Term SOFR (it being agreed that such rate shall at no time be less than 0.00% per annum) (any such proposed rate, a “Successor Rate”), together with any proposed Successor Rate Conforming Changes and, notwithstanding anything to the contrary set forth in Section 11.01, any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent notice that such Required Lenders do not accept such amendment.

(c) Solely with respect to the Initial Term Loans, if no Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred, the obligation of the Lenders to make or maintain Eurocurrency Rate Loans and the calculation of Base Rate based upon Adjusted Eurocurrency Rate shall be suspended (to the extent of the affected Term SOFR or Adjusted Term SOFR or Interest Periods). Upon receipt of such notice, the Borrower may revoke any pending request for a Eurocurrency Rate Loan of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Term SOFR or Adjusted Term SOFR or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

(d) Solely with respect to the Initial Term Loans, “Successor Rate Conforming Changes” as used in this Section 3.03, means, with respect to any proposed Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Borrower).

(e) Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, from time to time if the Borrower and the Administrative Agent reasonably determine in good faith that (A) a comparable successor rate to SONIA (or a successor to such successor rate) becomes available and (B) such successor rate is recommended for use by a Relevant Governmental Body, then the Borrower and the Administrative Agent may amend this Agreement and the other Loan Documents to replace SONIA or any successor rate with the applicable successor rate to it, pursuant to generally accepted then prevailing market convention as determined by the Borrower in good faith and to make such other conforming changes to this Agreement and the other Loan Documents in connection therewith, including any necessary spread adjustment that is generally accepted as the then prevailing market convention determined by the Borrower in good faith, so long as such rate is reasonably practicable for the Administrative Agent to administer, and such amendment shall become effective at or after 5:00 p.m. (New York City time) on the fifth (5th) RFR Business Day after the date notice of such Benchmark Replacement is provided to the Lenders so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (or the Majority Facility Lenders in respect of Revolving Credit Loans denominated in Pound Sterling). In addition, from time to time, if the Borrower and the Required Lenders (or the Majority Facility Lenders of any Class of Revolving Credit Loans denominated in Pound Sterling) determine that the circumstances described in the preceding sentence have occurred, then, the Borrower and the Required Lenders (or the Majority Facility Lenders in respect of Revolving Credit Loans, as applicable) may enter into amendment to this Agreement to implement the changes described above and to make such other conforming changes to this Agreement and the other Loan Documents in connection therewith, in each case, so long as such rate is reasonably practicable for the Administrative Agent to administer.

(f) Benchmark Replacement Setting.

Other than with respect to the Initial Term Loans, notwithstanding anything to the contrary herein or in any other Loan Document:

(i) [Reserved.]

(ii) Replacing Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any such Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class. At any time that the administrator of any then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator or the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative and will not be restored, (x) with respect to amounts denominated in Dollars, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (y) with respect to amounts denominated in any currency other than Dollars, the obligation of the Lenders to make or maintain Loans referencing such Benchmark in the affected currency shall be suspended (to the extent of the affected amounts or Interest Periods (as applicable)) and any outstanding loans in such currency shall immediately or, in the case of a term rate at the end of the applicable Interest Period, be prepaid in full. During the period referenced in the foregoing sentence, if a component of Base Rate is based upon the Benchmark, such component will not be used in any determination of Base Rate.

(iii) Benchmark Replacement Conforming Changes. In connection with the implementation and administration of any Benchmark or Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iv) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. For the avoidance of doubt, any notice required to be delivered by the Administrative Agent as set forth in this Section 3.03(f) may be provided, at the option of the Administrative Agent (in its sole discretion), in one or more notices and may be delivered together with, or as part of any amendment which implements any Benchmark Replacement or Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03(f), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(f).

(v) Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of any Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or Eurocurrency Rate), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(vi) Disclaimer. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to (A) the administration, submission or any other matter related to Adjusted Term SOFR, SOFR, the London interbank offered rate, other rates in the definition of “Eurocurrency Rate” or SONIA or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation any Benchmark Replacement implemented hereunder), (B) the composition or characteristics of any such Benchmark Replacement, including whether it is similar to, or produces the same value or economic equivalence to Adjusted Term SOFR, SOFR, Eurocurrency Rate, SONIA or any other Benchmark or have the same volume or liquidity as did Adjusted Term SOFR, SOFR, Eurocurrency Rate, SONIA or any other Benchmark, (C) any actions or use of its discretion or other decisions or determinations made with respect to any matters covered by this Section 3.03(f) including, without limitation, whether or not a Benchmark Transition Event has occurred, the removal or lack thereof of unavailable or non-representative tenors, the implementation or lack thereof of any Benchmark Replacement Conforming Changes, the delivery or non-delivery of any notices required by clause (iv) above or otherwise in accordance herewith, and (D) the effect of any of the foregoing provisions of this Section 3.03(f).

3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Loans.

(a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Term SOFR Loans or Eurocurrency Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Non-Excluded Taxes or Other Taxes, in each case, addressed by Section 3.01, (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or liquidity or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c) The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Rate funds or deposits (currently known as “Eurocurrency Liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least 15 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

(d) Failure or delay on the part of any Lender, any L/C Issuer or the Administrative Agent to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s, such L/C Issuer’s or the Administrative Agent’s right to demand such compensation; provided that the Borrowers shall not be under any obligation to compensate any Lender, any L/C Issuer or the Administrative Agent under Section 3.04(a) or (b) for increased costs or reductions with respect to any period prior to the date that is 120 days prior to such request if such Lender, such L/C Issuer or the Administrative Agent knew or could reasonably have been expected to know of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would result in a claim for increased compensation by reason of such increased costs or reductions; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any change in law within such 120-day period. The protection of this Section 3.04 shall be available to each Lender, each L/C Issuer and the Administrative Agent regardless of any possible contention of the invalidity or inapplicability of the change in law that shall have occurred or been imposed.

(e) Notwithstanding anything set forth herein to the contrary, for purposes of this Section 3.04, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “change in law” or “change in the interpretation of law”, regardless of the date enacted, adopted or issued.

3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan or any Loan bearing interest based on a the Daily Simple RFR Rate or the Daily Simple SOFR Rate on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan or any Loan bearing interest based on a the Daily Simple RFR Rate or the Daily Simple SOFR Rate on the date or in the amount notified by any Borrower;

(c) any assignment of a Term SOFR Loan or a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by any Borrower pursuant to Section 11.15; or

(d) any payment by the Borrowers of the principal of or interest on any Revolving Credit Loan (or interest due thereon) denominated in a different currency from the currency in which the applicable Revolving Credit Loan is denominated;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Adjusted Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurocurrency market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

3.06 Matters Applicable to all Requests for Compensation.

(a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder and the calculation thereof in reasonable detail shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

(b) Upon any Lender’s making a claim for compensation under Section 3.01 or 3.04, the Borrowers may replace such Lender in accordance with Section 11.15.

3.07 Pro Rata Treatment. Except as required under Section 3.02 or otherwise in this Agreement, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Loan Commitments or Revolving Credit Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders within the Tranche or particular Borrowing being paid or prepaid, as the case may be, in accordance with the terms of this Agreement, in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

3.08 Survival. All of the Borrowers’ obligations under this Article III shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, termination of the Term Loan Commitments, the Total Revolving Credit Commitments and repayment, satisfaction or discharge of all other Obligations hereunder.

ARTICLE IV.

GUARANTY

4.01 The Guaranty.

(a) Each of the Guarantors hereby jointly and severally guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any setoff, counterclaim, demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

(b) Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, the obligations of each Guarantor under this Agreement and the other Loan Documents shall be limited to an aggregate amount equal to the largest amount as will result in such obligations with respect hereto and thereto not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such guarantee set forth in Article IV hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by such Guarantor.

4.02 Obligations Unconditional.

(a) The obligations of the Guarantors under Section 4.01(a) are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02(a) that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances (including, without limitation, any Benchmark Replacement Conforming Changes or any other modifications or other amendments delivered or otherwise implemented or effected (automatically or otherwise) in accordance with or in furtherance of Section 3.03(f)). Each Guarantor agrees that such Guarantor, as applicable, shall have no right of subrogation, indemnity, reimbursement or contribution against any Loan Party for amounts paid under this Article IV until such time as the Obligations have been paid in full.

(b) Without limiting the generality of Section 4.02(a), it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder which shall remain absolute and unconditional as described above:

(i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

(ii) any of the acts mentioned in any of the provisions of any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be done or omitted;

(iii) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(iv) any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor); or

(v) any law or regulation of any jurisdiction or any other event affecting any term of the Obligations.

(c) With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other agreement or instrument referred to in the Loan Documents or against any other Person under any other guarantee of, or security for, any of the Obligations.

4.03 Reinstatement. The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Arrangers, the 2020 Incremental Lead Arrangers, the 2021 Incremental Lead Arrangers, the Administrative Agent, the Collateral Agent, each L/C Issuer and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by such Persons in connection with such rescission or restoration, including any such reasonable costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

4.04 Certain Additional Waivers. Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06.

4.05 Remedies. The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors on the one hand, and the Administrative Agent, for the ratable benefit of the Secured Parties on the other hand, the Obligations may be declared to be forthwith due and payable as provided in Section 9.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9.02) for purposes of Section 4.01(a) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01(a).

4.06 Rights of Contribution. The Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Guarantor shall have a right of contribution from each other Guarantor with respect to the Obligations in accordance with applicable Law. Such contribution rights shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been Fully Satisfied, and none of the Guarantors shall exercise any such contribution rights until the Obligations have been paid in full.

4.07 Guarantee of Payment; Continuing Guarantee. The guarantee given by the Guarantors in this Article IV is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations, whenever arising.

4.08 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 4.08 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 4.08, or otherwise under this Guaranty, as it relates to such Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a Discharge of Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 4.08 constitute, and this Section 4.08 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

4.09 Guarantee Limitations.

(a) Notwithstanding any other provision of this Article IV, the guarantee, indemnity and other obligations of any Guarantor incorporated in The Netherlands expressed to be assumed in this Article IV shall be deemed not to be assumed by such Guarantor to the extent that the same would constitute unlawful financial assistance within the meaning of Article 2:98c Dutch Civil Code or any other applicable financial assistance rules under any relevant jurisdiction (the “Prohibition”) and the provisions of this Agreement and the other Loan Documents shall be construed accordingly. For the avoidance of doubt, it is expressly acknowledged that the relevant Guarantors will continue to guarantee all such obligations which, if included, do not constitute a violation of the Prohibition.

(b) With respect to any Restricted Subsidiary, the guarantee, indemnity and other obligations expressed to be assumed in this Article IV are further subject to any limitations as set out in the Subsidiary Joinder Agreement applicable to that Restricted Subsidiary

ARTICLE V.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01 Conditions to Initial Credit Extension. The obligation of each Lender to honor any Request for Credit Extension on the Closing Date is subject to the following conditions precedent:

(a) The Administrative Agent shall have received from each Loan Party that is a party hereto a counterpart of this Agreement signed on behalf of such party.

(b) The Administrative Agent shall have received: (i) from the Loan Parties, executed counterparts of each applicable Collateral Document and the Perfection Certificate, (ii) from the Initial Borrower, a Note executed by the Initial Borrower for each Lender that requests such a Note, (iii) with respect to (x) each Loan Party (including Holdings) that is not a Canadian Subsidiary, UCC-1 financing statements, as applicable, in a form appropriate for filing in the state of organization or formation, the jurisdiction in which its chief executive office is located or the jurisdiction in which its assets are located, as the case may be, of such Loan Party and for Holdings and any Loan Party that is a Foreign Subsidiary, the District of Columbia, (y) each Loan Party that is a Canadian Subsidiary, evidence of filing of financing statements under the Personal Property Security Act in each jurisdiction of organization or formation, the jurisdiction in which its chief executive office or domicile is located and the jurisdiction in which its assets are located and (z) Holdings, evidence of instructions being provided to its registered agent to create and maintain a register of charges and to enter particulars of the security created pursuant to the Collateral Documents in such register of charges and to effect registration of particulars of the Collateral at the Registry of Corporate Affairs in the British Virgin Islands pursuant to Section 163 of the Business Companies Act, (iv) executed Intellectual Property Security Agreements and Canadian IP Security Agreements as required pursuant to the Collateral Documents, (v) delivery of certificates for certificated Equity Interests that constitute Collateral, together with appropriate instruments of transfer endorsed in blank, and (vi) all agreements or instruments representing or evidencing the Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank; provided that, to the extent any Collateral may not be perfected by (A) the filing of a UCC financing statement or Personal Property Security Act financing statement or (B) taking delivery and possession of a certificate for a certificated Equity Interest that constitutes Collateral (provided that in the case of Equity Interests in Subsidiaries of the Initial Borrower, such certificates shall be required to be delivered on the Closing Date only to the extent delivered to Holdings or the Initial Borrower on or prior to the Closing Date), if the perfection of the Collateral Agent’s security interest in such Collateral may not be accomplished on or prior to the Closing Date, then the perfection of the security interest in such Collateral shall not constitute a condition precedent to the availability of the Facilities on the Closing Date but, instead, may be accomplished within 90 days of the Closing Date, or such longer period as the Administrative Agent may agree.

(c) The Administrative Agent shall have received a customary closing certificate from a secretary, assistant secretary or similar officer or authorized representative of each Loan Party that is a party hereto, in each case, certifying as to (i) resolutions duly adopted by the board of directors (or equivalent governing body) of each such Loan Party authorizing the execution, delivery and performance of this Agreement (and the Loan Documents or other documents executed in connection herewith or therewith), (ii) the accuracy and completeness of copies of the certificate or articles of incorporation, continuation, amalgamation, association or organization (or memorandum of association or other equivalent thereof) of each such Loan Party certified by the relevant authority of the jurisdiction of organization of each such Loan Party and copies of the by-laws or operating, management, partnership, shareholders or similar agreement of each such Loan Party and that such documents or agreements have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date), (iii) incumbency (to the extent applicable) and specimen signatures of each officer, director or authorized representative executing any Loan Document on behalf of each such Loan Party and (iv) the good standing (or subsistence or existence) of each such Loan Party from the Secretary of State (or similar official) of the state or other jurisdiction of such Loan Party’s organization (to the extent relevant and available in the jurisdiction of organization of such Loan Party).

(d) The Initial Borrower shall have paid or caused to have been paid to the Administrative Agent and the Collateral Agent all reasonable out-of-pocket costs and expenses of the Administrative Agent required in connection with this Agreement, including expenses associated with the arrangement, negotiation and preparation of this Agreement, and the reasonable and documented fees, disbursements and other charges of Latham & Watkins LLP and other local counsel to the Secured Parties.

(e) The Administrative Agent shall have received the executed legal opinions of (i) Kane Kessler P.C., counsel to the Initial Borrower and, to the limited extent New York law is applicable, the other Loan Parties party hereto, as customary for transactions of this type, and (ii) local counsel to the Loan Parties party hereto, as customary for transactions of this type.

(f) Each Lender shall have received, if requested at least five Business Days in advance of the Closing Date, a Note, payable to such Lender, duly executed by the Initial Borrower.

(g) To the extent requested at least ten Business Days prior to the Closing Date, the Lenders shall have received (i) all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, and (ii) a Beneficial Ownership Certification in relation to any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, in each case, at least five Business Days prior to the Closing Date.

(h) The Administrative Agent shall have received a Request for Credit Extension prior to (i) 12:00 noon, New York City time, one Business Day prior to the Closing Date in the case of Base Rate Loans and (ii) 12:00 p.m., New York City time, three Business Days prior to the Closing Date in the case of Term SOFR Loans or Eurocurrency Rate Loans (in each case, or such shorter period as may be agreed to by the Administrative Agent in its sole discretion) requesting that each Lender make the Loans on the requested funding date and specifying the amount to be borrowed.

(i) The Administrative Agent shall have received a certificate from a financial officer of Holdings substantially in the form attached hereto as Exhibit D, to the effect that, immediately before and after giving effect to the Transactions contemplated hereby, Holdings and its Subsidiaries, taken as a whole, are Solvent.

(j) (i) The Specified Representations shall be true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date) (and in each case, all respects if qualified by “materiality”, “Material Adverse Effect” or other similar qualifier) and (ii) the Specified Acquisition Agreement Representations shall be true and correct. The Administrative Agent shall have received a customary certificate from a Responsible Officer of the Initial Borrower.

(k) The Administrative Agent shall have received the Audited Financial Statements of APi, the Audited Financial Statements of Holdings, the Unaudited Financial Statements of APi, the Unaudited Financial Statements of Holdings and the Pro Forma Financial Statements.

(l) The Arrangers shall have received all fees due and payable by Holdings on the Closing Date as separately agreed to by such parties and Holdings shall have paid or, substantially concurrently with the initial Credit Extension, shall pay on the Closing Date any other fees separately agreed that are due and payable on the Closing Date.

(m) The Committed Warrant Exchange and Rollover shall have occurred. The Borrower Equity Contribution shall have been made or will be made concurrently with the Closing Date. The APi Acquisition shall have been consummated or will be consummated concurrently with the initial funding under the applicable Facilities in accordance with the APi Acquisition Agreement; provided that no amendment, modification or waiver of any term thereof or any condition to Holding’s obligation to consummate the APi Acquisition thereunder (other than any such amendment, modification or waiver that is not materially adverse to any interest of the Lenders) shall be made or granted, as the case may be, without the prior written consent of the Arrangers (such consent not to be unreasonably withheld) (it being understood that (x) any change in the price (including any price decrease) of the APi Acquisition of 10% or greater will be deemed to be materially adverse to the interests of the Lenders and will require the prior written consent of the Arrangers (such consent not to be unreasonably withheld), and any such reduction of price shall be applied to reduce the Initial Term Loan Commitment and the Initial Term Loan borrowed on the Closing Date and (y) any change to the definition of “Material Adverse Effect” (under and as defined in the APi Acquisition Agreement) shall be deemed to be materially adverse to the interests of the Lenders). The Borrower Equity Contribution and the proceeds of the Non-Founder Warrant Exchange, if any, and the Committed Warrant Exchange and Rollover shall be applied to finance the APi Acquisition, the Existing Credit Agreement Refinancing and/or the costs of the Transactions.

(n) After giving effect to the Transactions, the Existing Credit Agreement Refinancing and other indebtedness refinancing will be consummated.

(o) Since the date of the APi Acquisition Agreement, there has not been a “Material Adverse Effect” as defined in the APi Acquisition Agreement.

(p) No Event of Default pursuant to Section 9.01(a) or (f) shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

For purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

Any Request for Credit Extension submitted by the Initial Borrower on the Closing Date shall be deemed to be a representation and warranty that the condition specified in Sections 5.01(p) has been satisfied.

5.02 Conditions to all Credit Extensions after the Closing Date. The obligation of each Lender to honor any Request for Credit Extension after the Closing Date (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans or Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of each Loan Party contained in Article VI or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) Solely with respect to any Credit Extension under the Revolving Credit Facility, if as of the date of such Credit Extension and after giving effect thereto, the Total Outstandings (excluding Letters of Credit which have been Cash Collateralized in accordance with this Agreement) shall exceed 30.0% of the Total Revolving Credit Commitments, the financial covenant set forth in Section 8.10(a) shall be satisfied, calculated at the time of such Credit Extension by looking back to the last day of the prior fiscal quarter to determine if Holdings would have been in compliance with the financial covenant set forth in Section 8.10(a) as of such fiscal quarter end as if the financial covenant had been tested for such fiscal quarter (after giving pro forma effect to such Credit Extension).

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term SOFR Loans or Eurocurrency Rate Loans) submitted by any Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES

Each Loan Party jointly and severally represents and warrants to the Arrangers, the 2020 Incremental Lead Arrangers, the 2021 Incremental Lead Arrangers, the Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders (as of the date such Loan Party becomes a Loan Party and each date such Loan Party is deemed to make such representations and warranties thereafter) that:

6.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party

(a) is duly organized or formed, validly existing and in good standing (to the extent such concepts are applicable in such Loan Party’s jurisdiction of organization) under the Laws of the jurisdiction of its incorporation or organization,

(b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business (except, in the case of any Loan Party other than the Borrowers, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect) and (ii) execute, deliver and perform its obligations under the Loan Documents and each other agreement or instrument contemplated hereby or thereby to which it is a party,

(c) is duly qualified and is licensed and in good standing (in relation to each Loan Party where such concept is applicable) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and

(d) is in compliance with all Laws (including the Act); except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, and the consummation of the Transactions (only to the extent such Loan Party was a Loan Party on the effective date thereof) are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not

(a) contravene the terms of any of such Person’s Organization Documents;

(b) (I) conflict with or result in any breach or contravention of any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any Restricted Subsidiary, or (II) conflict with or result in any breach or contravention of, or the creation of any material Lien under, or require any material payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any Restricted Subsidiary or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or

(c) violate any Law that would adversely affect the rights of the Lenders, the Administrative Agent or the Collateral Agent under the Loan Documents.

No Loan Party or any Restricted Subsidiary is in violation of any Law or in breach of any such Contractual Obligation, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

6.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing (other than security filings and those for which such approval, consent, exemption, authorization has been obtained or such action has been taken or notice or filing made) with, any Governmental Authority or any other Person is necessary or required, except, in each case, to the extent that failure to obtain or file the same, as applicable, could not be reasonably expected to have a Material Adverse Effect in connection with

(i) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions (to the extent such Loan Party was a Loan Party on the effective date thereof),

(ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents,

(iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or

(iv) the exercise by the Administrative Agent, the Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents.

6.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party hereto and thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party hereto and thereto in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

6.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements of APi and the Unaudited Financial Statements of APi delivered to the Administrative Agent

(i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and except as set forth on Schedule 6.05(a);

(ii) fairly present, in all material respects, the financial condition of APi and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and

(iii) show all material indebtedness and other liabilities, direct or contingent, of APi and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, to the extent required by GAAP; subject, in the case of the Unaudited Financial Statements of APi, to (x) the absence of footnote disclosures and other presentation items and (y) changes resulting from normal year-end adjustments.

(b) The Audited Financial Statements of Holdings and the Unaudited Financial Statements Holdings delivered to the Administrative Agent

(i) were prepared in accordance with IFRS consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

(ii) fairly present, in all material respects, the financial condition of Holdings as of the date thereof and its results of operations for the period covered thereby in accordance with IFRS consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and

(iii) show all material indebtedness and other liabilities, direct or contingent, of Holdings as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, to the extent required by IFRS; subject, in the case of the Unaudited Financial Statements of Holdings, to (x) the absence of footnote disclosures and other presentation items and (y) changes resulting from normal year-end adjustments, which would not be material in the aggregate.

(c) The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by Holdings to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated consolidated capitalization table of Holdings as of September 30, 2019 and the estimated consolidated adjusted Consolidated EBITDA of Holdings for the 12-month period ending June 30, 2019, assuming that the Transactions had actually occurred at such date or at the beginning of the period covered thereby.

(d) No event, change or condition has occurred since December 31, 2018, that has had, or could reasonably be expected to have, a Material Adverse Effect.

6.06 Litigation. There are no actions, suits, proceedings, investigations, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Restricted Subsidiary or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or the consummation of the transactions contemplated by this Agreement or any other Loan Document, or (b) except as specifically disclosed on Schedule 6.06 (the “Disclosed Litigation”), either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

6.07 No Default. Neither any Loan Party nor any Restricted Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

6.08 Properties.

(a) Except as would not reasonably be expected to have a Material Adverse Effect, each Loan Party and each Restricted Subsidiary have good record, valid and marketable title in fee simple to, or valid leasehold interests in (to the extent such ownership or leasing concepts are applicable to such property in the jurisdiction in which it resides), all Material Real Property necessary in the ordinary conduct of its business, free and clear of all Liens except for Permitted Liens. The property of each Loan Party and each Restricted Subsidiary, taken as a whole, (i) is in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) constitutes all the property which is necessary for the business and operations of the Loan Parties as presently conducted except to the extent that any failure would not reasonably be expected to result in a Material Adverse Effect.

(b) Section II.E to the Perfection Certificate dated the Closing Date contains, in all material respects, a true and complete list of each interest in Material Real Property located in the United States (i) owned by Holdings as of the Closing Date and (ii) leased, subleased or otherwise occupied or utilized by Holdings, as lessee, sublessee, franchisee or licensee, as of the Closing Date.

6.09 Environmental Compliance.

(a) Each Loan Party and each Restricted Subsidiary is in compliance with Environmental Laws except to the extent that any failure to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as otherwise set forth on Schedule 6.09 or otherwise would not reasonably be expected to result in a Material Adverse Effect, Hazardous Materials have not been Released and are not present at, on, under, in, or about any of the properties currently or formerly owned, leased or operated by any Loan Party or any Restricted Subsidiary in a quantity, manner or condition which could reasonably be expected to (i) require investigation, removal, or remediation by any Loan Party under Environmental Law or otherwise give rise to Environmental Liability of any Loan Party, (ii) interfere with any Loan Party’s continued operations or (iii) impair the fair saleable value of any Collateral.

(c) Except as otherwise set forth on Schedule 6.09, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently owned or operated by any Loan Party or any Restricted Subsidiary have been properly stored, handled, recycled, re-used or disposed of in a manner not reasonably expected to cause a Material Adverse Effect.

(d) Except as otherwise set forth on Schedule 6.09, there is no site to which any Loan Party or any Restricted Subsidiary has transported or arranged for the transport of Hazardous Materials that is the subject of any Environmental Liabilities or Environmental Claims which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e) Except as otherwise set forth on Schedule 6.09, neither any Loan Party nor any Restricted Subsidiary is subject to any pending or threatened Environmental Claims or Environmental Liabilities which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f) Each Loan Party and each Restricted Subsidiary are in compliance with, and possesses all Environmental Permits required pursuant to, Environmental Laws, except to the extent such non-compliance or failure to possess could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(g) No Loan Party or Restricted Subsidiary has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with Environmental Law or any Environmental Liability that individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h) No Loan Party or Restricted Subsidiary has assumed or retained, by contract or operation of law, any Environmental Liabilities of any kind, whether fixed or contingent, known or unknown that individually or in the aggregate can reasonably be expected to have a Material Adverse Effect.

6.10 Insurance. The properties of the Loan Parties and the Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Loan Party or a Captive Insurance Subsidiary, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or Restricted Subsidiary operates, provided that no coverage in respect of terrorism shall be required. As of the Closing Date, such insurance is in full force and effect and all premiums have been duly paid.

6.11 Taxes. Each Loan Party and each Restricted Subsidiary have filed all material Federal, state, foreign and other tax returns and reports required to be filed, and have paid all material Federal, state, foreign and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Restricted Subsidiary that would, if made, have a Material Adverse Effect.

6.12 ERISA Compliance.

(a) Except as would not reasonably be expected to have a Material Adverse Effect, (i) each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws and the Borrowers and all applicable ERISA Affiliates have performed in all material respects their obligations with respect to each Plan; and (ii) each Loan Party and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 or 430 of the Code (except where such would not result in material liability), and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code or Section 303 of ERISA has been made with respect to any Plan. Each Plan that is intended to be qualified under Section 401 of the Code has received a favorable determination letter, opinion letter or advisory letter upon which the Loan Parties are entitled to rely under IRS pronouncements, that such Plan is so qualified under Section 401(a) of the Code, and to the knowledge of the Loan Parties, nothing has occurred with respect to any such Plan since the date of its most recent determination letter, opinion letter or advisory letter which would reasonably be expected to adversely affect its qualification.

(b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA or violation of the fiduciary responsibility rules with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

(c) Except as could not reasonably be expected to have a Material Adverse Effect:

(i) no ERISA Event has occurred or is reasonably expected to occur;

(ii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA);

(iii) no Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan;

(iv) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA; and

(v) except to the extent required under Section 4980B of the Code or any applicable state or local law, no Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any Loan Parties or any of their respective ERISA Affiliates.

(d) As of the most recent valuation date for any Pension Plan that precedes the Closing Date, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefits liabilities) to the extent that any such Pension Plan exists with respect to a Loan Party or any Restricted Subsidiary, if any, could not reasonably be expected to have a Material Adverse Effect.

(e) As of the Closing Date, for each Multiemployer Plan for which an actuarial report has been provided to the Company and with respect to which a complete withdrawal is reasonably expected to occur, the potential liability of the Loan Parties and their respective ERISA Affiliates for such complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for such complete withdrawal from all such Multiemployer Plans with respect to which a complete withdrawal is reasonably expected to occur, could not reasonably be expected to have a Material Adverse Effect;

(f) With respect to each scheme or arrangement mandated by a government other than the United States and Canada (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Restricted Subsidiary that is not subject to United States law or Canadian law (a “Foreign Plan”), to the extent any such Foreign Plans exist with respect to any Loan Party or any Restricted Subsidiary, except as could not reasonably be expected to have a Material Adverse Effect:

(i) Any and all employer and employee contributions due and required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made in all material respects, or, if applicable, accrued, in accordance with normal accounting practices.

(ii) Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities and is in compliance in all material respects with applicable Law.

(iii) Neither Holdings nor any Restricted Subsidiary has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Plan.

(iv) There are no aggregate unfunded liabilities with respect to Foreign Plans and the present value of the aggregate benefit liabilities of all Foreign Plans did not, as of the last annual valuation date applicable thereto, exceed the assets of all such Foreign Plans.

6.13 Subsidiaries; Equity Interests. As of the Closing Date, no Loan Party (to the extent such Loan Party was a Loan Party on the Closing Date) has any Subsidiaries other than those specifically disclosed in Schedule 6.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are directly or indirectly owned by a Loan Party (except for certain immaterial director’s qualifying shares) free and clear of all Liens except those created under the Collateral Documents and as otherwise disclosed in Schedule 6.13. All of the outstanding Equity Interests in each Loan Party and its Subsidiaries have been validly issued, are fully paid and non-assessable (to the extent such concepts are applicable in such Loan Party’s jurisdiction of organization).

6.14 Margin Regulations; Investment Company Act.

(a) The Borrowers are not engaged, nor will they engage, principally or as one of their important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

(b) No Loan Party, nor any Person Governing any Loan Party, nor any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended. Neither the making of any Loan, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by any Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the SEC thereunder.

6.15 Disclosure.

(a) Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any Restricted Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. All written information heretofore furnished by any Restricted Subsidiary to the Administrative Agent or any Lender for purposes of or in connection with this Agreement, the Transactions or any other transaction contemplated hereby is, and all such information hereafter furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is stated or certified.

(b) As of the Closing Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all material respects.

6.16 Compliance with Laws. Except as otherwise provided in the representations above, Holdings and each Restricted Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.17 Intellectual Property; Licenses, Etc. Each Loan Party and each Restricted Subsidiary own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents and all other intellectual property rights that are used or held for use in the operation of the businesses of the Loan Parties and Restricted Subsidiaries, except to the extent that individually, or, in the aggregate, it could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of each Loan Party, neither (a) the operation of the businesses of the Loan Parties and the Restricted Subsidiaries, nor (b) any slogan or other advertising device, product, process, method, substance, part or other material now employed by any Loan Party or any Restricted Subsidiary, infringes upon, misappropriates, or otherwise violates any rights held by any other Person except where such infringement could not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 6.17, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of each Loan Party, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

6.18 Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of proceeds of each Loan, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

6.19 Casualty, Etc. Neither the business nor the properties of any Loan Party or any Restricted Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

6.20 Perfection, Etc. Except as permitted under the Collateral Documents, all filings and other actions necessary to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken (or will be promptly duly made or taken in accordance with the terms of the relevant Collateral Documents) and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral (subject to Liens permitted under the Loan Documents), securing the payment of the Obligations, and all filings and other actions necessary to perfect and protect such security interest have been or will be duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

Notwithstanding anything set forth herein (including this Section 6.20) or in any other Loan Document to the contrary, neither the Borrowers nor any other Loan Party makes any representation or warranty as to the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to the proviso to Section 5.01(b) until required pursuant to Section 5.01(b), 7.12 or 7.14.

6.21 Swap Obligations. Neither Holdings nor any Restricted Subsidiary has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations.

6.22 Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against Holdings or any Restricted Subsidiary pending or, to the knowledge of Holdings, threatened, except as would not reasonably be expected to result in a Material Adverse Effect. Except as provided on Schedule 6.22, the hours worked by and payments made to employees of Holdings and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, except for such violations that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. All payments due from Holdings or any Restricted Subsidiary, or for which any claim may be made against Holdings or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings or any Restricted Subsidiary, except for such failures that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings or any Restricted Subsidiary is bound.

6.23 OFAC, Anti-Terrorism and Anti-Money Laundering Law and Anti-Corruption Laws.

(a) Neither Holdings nor its Subsidiaries, nor their respective directors, officers, employees, or, to the knowledge of the Borrowers and their Subsidiaries, their agents, is (i) a Sanctioned Person; (ii) operating, organized or ordinarily resident in a Sanctioned Country; or (iii) engaged, directly or knowingly indirectly, in dealings or transactions involving Sanctioned Persons or Sanctioned Countries, in each of clauses (i), (ii), and (iii), such that would cause the Borrower or any of its Subsidiaries to be in violation of Sanctions except to the extent that any such violation would not reasonably be expected to cause a Material Adverse Effect. The Borrowers and their Subsidiaries will not use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person to fund activities or business of or with any Sanctioned Person or Sanctioned Country in violation of Sanctions, or in violation of Anti-Terrorism and Anti-Money Laundering Laws.

(b) Holdings, the Borrowers, their Subsidiaries and their respective directors, officers and employees and, to the knowledge of the Borrowers and their Subsidiaries, their agents, are and for the past five years have been in compliance with Sanctions, Anti-Corruption Laws and Anti-Terrorism and Anti-Money Laundering Laws, except to the extent that failure to comply would not reasonably be expected to result in a Material Adverse Effect.

(c) No part of the proceeds of the loans will be used by Holdings or any of its Subsidiaries and to the knowledge of Holding or its Subsidiaries, their respective directors, officers, employees or agents, in violation of Anti-Corruption Laws.

(d) Holdings and its Subsidiaries have instituted and will continue to maintain policies and procedures reasonably designed to promote compliance by Holdings, its Subsidiaries, and their respective directors, officers, employees and agents with Anti-Corruption Laws to the extent required in each relevant jurisdiction, except to the extent such failure would not reasonably be expected to result in a Material Adverse Effect.

6.24 Senior Indebtedness. The Obligations under the Facilities constitute “senior debt”, “senior indebtedness”, “guarantor senior debt”, “senior secured financing” and “designated senior indebtedness” (or any comparable term) under the documentation for all Indebtedness that is subordinated in right of payment to the Obligations (if applicable).

6.25 Canadian Defined Benefit Plans. Except as could not reasonably be expected to have a Material Adverse Effect:

(a) all Canadian Pension Plans are duly registered under the Income Tax Act (Canada) and applicable pension standards legislation, and no event has occurred which could reasonably be expected to cause the loss of such registered status;

(b) as of the date of this Agreement, no Canadian Pension Plan is a Canadian Defined Benefit Pension Plan;

(c) the Canadian Pension Plans have each been administered, funded and invested in all material respects in accordance with their terms and all applicable laws including, where applicable, the Income Tax Act (Canada) and pension standards legislation;

(d) all employee and employer contributions (including “normal cost”, “special payments” and any other payments in respect of any funding deficiencies or shortfalls) required to be remitted to or in respect of each Canadian Pension Plan have been remitted on a timely basis in accordance with the terms of such plans, any applicable collective bargaining agreement, and all applicable laws;

(e) all material obligations of each of the primary obligors (including fiduciary, funding, investment and administration obligations) required to be performed in connection with the Canadian Pension Plans and the funding agreements therefor have been performed on a timely basis;

(f) no event has occurred which could reasonably be expected to give rise to a partial or full termination of any Canadian Defined Benefit Pension Plan; and

(g) each Canadian Defined Benefit Pension Plan is fully funded on a solvency basis, going concern basis in accordance with applicable Law (using actuarial methods and assumptions which are consistent with the actuarial valuations last filed with the applicable governmental authorities for such Canadian Defined Benefit Pension Plan).

6.26 Centre of Main Interests and Establishments. For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), each European Loan Party’s centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of organization and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

6.27 UK Pensions. Except as could not reasonably be expected to have a Material Adverse Effect (a) no Loan Party, nor any of its Subsidiaries or Affiliates is, nor has it at any time been, an employer (for the purposes of sections 38 to 51 of the UK Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the UK Pension Schemes Act 1993); and (b) no Loan Party, nor any of its Subsidiaries or Affiliates is, nor has it at any time in the immediately preceding six years been, “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the UK Pensions Act 2004) such an employer.

ARTICLE VII.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder, other than contingent indemnification obligations for which no claim has been asserted, which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each Loan Party shall, and shall (except in the case of the covenants set forth in Sections 7.01, 7.02 and 7.03) cause each Restricted Subsidiary to:

7.01 Financial Statements. Deliver to the Administrative Agent, who will deliver the same to each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

(a) within 90 days after the end of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP and, to the extent there are any Unrestricted Subsidiaries at such time, the Restricted Group Reconciliation Statement, audited and accompanied by

(i) a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than any such exception or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from, an upcoming maturity date under the Facilities that is scheduled to occur within one year from the time such report and opinion are delivered) or any qualification or exception as to the scope of such audit that would be material to Holdings and its Subsidiaries, taken as a whole,

(ii) to the extent filed with the SEC, a copy of the attestation report filed with the SEC of such independent certified public accountant of nationally recognized standing as to Holdings’ internal controls pursuant to Section 404 of Sarbanes-Oxley and

(iii) customary management discussion and analysis;

(b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of Holdings’ fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Holdings as fairly presenting the consolidated financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP and, to the extent there are any Unrestricted Subsidiaries at such time, the Restricted Group Reconciliation Statement, subject only to normal year-end audit adjustments and the absence of footnotes; and

(c) no later than 90 days after the end of each fiscal year of Holdings, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such following fiscal year and setting forth the assumptions used for purposes of preparing such budget) in form that is either (i) consistent with past practice of Holdings or (ii) reasonably satisfactory to the Administrative Agent and, promptly when available, any material revisions to such budget.

7.02 Certificates; Other Information. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Sections 7.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings, which shall, among other things,

(i) specify whether a Triggering Event has occurred during the preceding fiscal quarter,

(ii) in the case of a certificate delivered with the financial statements required by Section 7.01(a) above, (i) beginning with the fiscal year ending December 31, 2019, set forth Holdings’ calculation of in reasonable detail the Available Amount as at the end of the fiscal year to which such financial statements relates and (ii) beginning with the fiscal year ending December 31, 2020, set forth Holdings’ calculation of Excess Cash Flow,

(iii) a list of each Subsidiary of a Borrower that identifies such Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date and the date of the last such list;

(b) promptly upon receipt thereof, copies of all notices, requests and other documents received by Holdings or any Restricted Subsidiary under or pursuant to any indenture, loan or credit or similar agreement, in each case, that is material, regarding or related to any breach or default by any party thereto or any other event that could have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request;

(c) promptly after the assertion or occurrence thereof, written notice of any Environmental Claim against, of any Environmental Liability incurred by, or of any non-compliance by, Holdings or any Restricted Subsidiary with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;

(d) promptly, such additional information regarding the business, financial or corporate affairs of Holdings or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request, including with respect to applicable “know-your-customer” and anti-money laundering rules and regulations (including the Act);

(e) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 7.01(a) and 7.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements if material; and

(f) promptly upon written request of the Administrative Agent, acting reasonably, a copy of the most recent actuarial valuation report filed with the applicable governmental authorities in respect of each Canadian Defined Benefit Pension has been made available to the Administrative Agent.

The Borrowers hereby acknowledge that (a) the Administrative Agent will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of any Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their Subsidiaries or their respective securities) (each, a “Public Lender”). The Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their Subsidiaries or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC”, unless the Borrowers notify the Administrative Agent promptly that any such document contains material non-public information: (1) the Loan Documents, (2) notification of changes in the terms of the Facilities and (3) all information delivered pursuant to Sections 7.01(a) and (b) and Section 7.02(a).

Each document required to be delivered pursuant to Section 7.01(a) or (b) shall be deemed to have been delivered on the date on which Holdings posts such document on the SEC’s website at www.sec.gov or on the Holdings website (each of the foregoing, an “Informational Website”). Holdings shall notify the Administrative Agent immediately upon posting to such Informational Website.

7.03 Notices. Promptly notify the Administrative Agent and each Lender:

(a) and in any event within 10 Business Days after any Responsible Officer of Holdings obtains knowledge of the occurrence of any Default;

(b) and in any event within 10 Business Days after any Responsible Officer of Holdings obtains knowledge of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect;

(c) of the occurrence of or the reasonably expected occurrence of any ERISA Event that could reasonably be expected to result in liability to any Loan Party in excess of the Threshold Amount and provide a written notice specifying the nature thereof, what action the Loan Party or its ERISA Affiliates has taken, is taking or proposes to take with respect thereof and, when known, any action taken or threatened by the IRS, the U.S. Department of Labor or the PBGC with respect thereto and with reasonable promptness, copies of the following to the extent requested by the Administrative Agent: (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Loan Parties or any of their respective ERISA Affiliates with the IRS with respect to each Pension Plan; and (ii) copies of such other documents or governmental reports or filings relating to any Plan as the Administrative Agent shall reasonably request;

(d) of all notices received by the Loan Parties and any of their respective ERISA Affiliates from a Multiemployer Plan concerning an ERISA Event that could reasonably be anticipated to have a Material Adverse Effect and provide copies of such notices; and

(e) the filing or commencement of, or any written threat or written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any arbitrator or Governmental Authority, against Holdings or any Restricted Subsidiary that could reasonably be expected to result in a Material Adverse Effect.

Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of Holdings setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Holdings or any Restricted Subsidiary unless such liabilities, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

7.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a disposition, merger, consolidation, dissolution or other transaction permitted by Section 8.03 or 8.04;

(b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(c) preserve or renew all of its registered or applied for patents, patent applications, copyrights, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.06 Maintenance of Properties. Maintain, preserve and protect all of its material properties and equipment useful and necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, unless such failure to maintain, preserve and protect such properties and equipment could not reasonably be expected to have a Material Adverse Effect.

7.07 Maintenance of Insurance.

(a) Maintain with financially sound and reputable insurance companies not Affiliates of any Loan Party, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, provided that insurance coverage in respect of terrorism shall not be required. Notwithstanding the foregoing, Holdings and the Restricted Subsidiaries may self-insure with Captive Insurance Subsidiaries or other means, in each case to the extent deemed commercially reasonable in the good faith judgment of the management of Holdings.

(b) With respect to each Mortgaged Property located in the United States, obtain flood insurance in such total amount reasonably satisfactory to the Administrative Agent and as otherwise sufficient to comply in all material respects with all applicable rules and regulations promulgated pursuant to the Flood Laws, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time.

7.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

7.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries, in all material respects, in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Holdings or any Restricted Subsidiary, as the case may be.

7.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and, upon the occurrence and during the continuance of an Event of Default, each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Holdings.

7.11 Use of Proceeds. Use the proceeds of the Initial Term Loans incurred on the Closing Date solely to

(a) finance the APi Acquisition pursuant to the APi Acquisition Agreement,

(b) refinance in full the Existing Credit Agreement, and

(c) pay fees and expenses related to the Transactions.

The Borrowers will use the proceeds of the Revolving Credit Loans made (i) on the Closing Date, to finance the APi Acquisition pursuant to the APi Acquisition Agreement and to pay fees and expenses related to the Transactions (with any remaining amounts borrowed to be used for general corporate purposes) in an aggregate amount not to exceed $50,000,000 (excluding undrawn Existing Letters of Credit) and (ii) thereafter, for general corporate purposes. The Borrowers shall be entitled to request the issuance of Letters of Credit to support payment obligations incurred in the ordinary course of business by the Borrowers or the Restricted Subsidiaries.

The Borrower will use the proceeds of the 2020 Incremental Term Loans solely (i) to initially replenish balance sheet cash, including, but not limited to, any such cash used in connection with the SK FireSafety Group Acquisition and (ii) pay fees and expenses related to the 2020 Incremental Amendment and the transactions thereunder and the SK FireSafety Group Acquisition.

The Borrower will use the proceeds of the 2021 Incremental Term Loans solely (i) to finance the Chubb Group Acquisition pursuant to the Chubb Acquisition Agreement, (ii) to refinance existing third party indebtedness for borrowed money of the business acquired pursuant to the Chubb Acquisition Agreement other than any indebtedness permitted to be assumed under the Chubb Acquisition Agreement and (iii) to pay fees and expenses related to the 2021 Incremental Amendment and the transactions thereunder and the Chubb Group Acquisition.

7.12 Additional Guarantees and Collateral; Guarantor Coverage Ratio.

(a) Upon the formation or acquisition of any new direct or indirect US Subsidiary, Canadian Subsidiary or, subject to the Agreed Security Principles, any Required Foreign Subsidiary (other than an Excluded Subsidiary); provided that (i) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 7.12) by any Loan Party or upon a Restricted Subsidiary becoming a Guarantor pursuant to Section 7.12(d) or Section 7.12(e), the Borrowers shall, in each case, at the Borrowers’ sole expense:

(i) within 90 days after such formation or acquisition of such Restricted Subsidiary (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) or, for any guarantee required under Section 7.12(d), upon such guarantee, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent

(A) a Subsidiary Joinder Agreement or such other joinder agreement, in each case, in form and substance satisfactory to the Administrative Agent, guaranteeing the Borrowers’ obligations under the Loan Documents,

(B) a joinder to the Pledge and Security Agreement (or, in respect of a Canadian Subsidiary, a joinder to the Canadian Pledge and Security Agreement or a Hypothec) in form and substance satisfactory to the Administrative Agent (or in respect of any Foreign Subsidiary enter into or join any applicable Collateral Document as may be reasonably requested by the Administrative Agent to grant and perfect Liens on its properties and assets to secure its obligations under the Credit Agreement and other Loan Documents in accordance with and subject to the limitations set forth in the Agreed Security Principles),

(C) (x) in the case of a US Subsidiary, Uniform Commercial Code financing statements, (y) in the case of a Canadian Subsidiary, the Personal Property Security Act financing statements and Civil Code of Quebec RH forms and (z) in the case of any Foreign Subsidiary, subject to the Agreed Security Principles, any local equivalent (if any)) in the jurisdiction of incorporation or formation of each such Subsidiary or other applicable location in order to, with respect to such Subsidiary, perfect and protect the first priority liens and security interests created under the Collateral Documents, certificates, if any, representing the Pledged Collateral of such Subsidiary and such parent referred to in the Pledge and Security Agreement (or, in respect of (x) a Canadian

Subsidiary, the Canadian Pledge and Security Agreement and (y) any Foreign Subsidiary, any relevant Collateral Agreement) accompanied by undated stock powers, endorsements and/or transfer powers, as applicable, executed in blank and evidence that all other actions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the liens and security interests created under the relevant Collateral Document have been taken, subject to the terms thereof,

(D) the results of a recent Lien and judgment search in each relevant jurisdiction (to the extent applicable and customary in such jurisdiction) with respect to such Subsidiary and such parent, which such search shall reveal no Liens on any of the assets of such Subsidiary except for Liens expressly permitted by Section 8.01 or other Liens reasonably acceptable to the Collateral Agent and except for Liens to be discharged on or prior to such Subsidiary’s and such parent’s execution of the documents referred to in this clause (i), pursuant to documentation reasonably satisfactory to the Collateral Agent,

(E) such certificates of resolutions or all necessary corporate or other organizational action, incumbency certificates and/or other certificates of Responsible Officers of such Subsidiary (and any approvals or consents of work councils or other similar bodies) as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Subsidiary is a party or is to be a party and

(F) such documents and certifications as the Administrative Agent may reasonably require to evidence that such Subsidiary is duly organized or formed, and that such Subsidiary is validly existing and in good standing in its state of incorporation or formation (or such other security documents in form and substance satisfactory to the Administrative Agent);

(ii) within 90 days after such formation or acquisition of such Restricted Subsidiary (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) or, for any guarantee required under Section 7.12(d), upon such guarantee, deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion of counsel to the Loan Parties (or, as and if customary in the relevant jurisdiction, counsel for the Administrative Agent) with respect to such Subsidiary, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent, and

(iii) at any time and from time to time, promptly execute and deliver any further instruments and documents and take all such other action as the Collateral Agent may deem reasonably necessary in obtaining the full benefits of, or in perfecting and preserving the Liens of, the Collateral Documents.

(b) Within 90 days (or such longer period as may be agreed to by the Administrative Agent in its sole discretion) of (x) the Closing Date with respect to Material Real Property in the United States or Canada held by any Loan Party as of the Closing Date or (y) the acquisition of either Material Real Property in the United States or Canada or a Restricted Subsidiary which holds Material Real Property in the United States or Canada and is contemplated to become a Loan Party hereunder, promptly grant to the Collateral Agent a security interest in and Mortgage on each Material Real Property owned in fee (or such other similar ownership interest as recognized by local law) by such Loan Party, as additional security for the Obligations, in each case, unless, with respect to Material Real Property in the United States, the Administrative Agent determines in its reasonable discretion that, with respect to any such property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the National Flood Insurance Act of 1968, the costs of creating or perfecting such security interests are excessive in relation to the benefits accruing to the Lenders. Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid and enforceable perfected Liens subject only to Permitted Liens, Liens pursuant to Section 8.01(g) or other Liens reasonably acceptable to the Collateral Agent. Such Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. With respect to each Mortgage, except as may be agreed to by Collateral Agent, in its reasonable discretion, the applicable Subsidiary shall deliver:

(i) a mortgagee’s policy of title insurance, if available, (or marked up unconditional signed title insurance commitment or pro forma for such insurance having the effect of a policy of title insurance) insuring the Lien of such Mortgage as a valid first mortgage Lien on the Mortgaged Property and fixtures described therein in the amount equal to 110% of the fair market value of such Mortgaged Property and fixtures (but not to exceed 100% of the fair market value of such Mortgaged Property in jurisdictions that impose mortgage or intangibles recording tax), which fair market value is delivered to the Collateral Agent in writing by a Responsible Officer of the applicable Loan Party, which policy (or marked up unconditional signed title insurance commitment or pro forma for such insurance having the effect of a policy of title insurance) (each, a “Title Policy”) shall

(A) be issued by the Title Company,

(B) to the extent necessary and available, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Collateral Agent,

(C) name the Collateral Agent and each of the other Secured Parties as insureds thereunder,

(D) be in the form of ALTA Loan Policy—1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies) where available,

(E) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount),

(F) have been supplemented by such endorsements and affirmative coverage as shall be reasonably requested by the Collateral Agent (including, but not limited to, endorsements on matters relating to usury, first loss, last dollar, zoning (unless the cost of obtaining such zoning endorsement is prohibitive or Collateral Agent receives a zoning letter reasonably acceptable to Collateral Agent), contiguity, revolving credit/future advance, doing business, non-imputation, public road access, survey, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot and so-called comprehensive coverage over covenants and restrictions), and

(G) contain no exceptions to title other than Permitted Liens, and other exceptions reasonably acceptable to the Collateral Agent;

(ii) Surveys with respect to each Mortgaged Property, other than as agreed by the Administrative Agent or the Title Company; and

(iii) Upon the request of the Administrative Agent in its sole discretion, an opinion of counsel for the Loan Parties in each state or other jurisdiction in which a Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent, it being understood that the requirements of this Section 7.12(b)(iii) shall not apply to amendments to this Agreement.

Notwithstanding anything set forth in this Agreement or any Loan Document to the contrary, the Loan Parties shall not be required to (i) execute and deliver to the Collateral Agent Mortgages with respect to any fee owned real property in the United States or Canada other than a Material Real Property, or (ii) pledge or grant security interests in any of their property or assets if, in the reasonable judgment of Collateral Agent, the costs of creating or perfecting such pledges or security interests in such property or assets are excessive in relation to the benefits to the Secured Parties. The Borrower shall use commercially reasonable efforts at least seven Business Days prior to the occurrence of a MIRE Event to provide to Administrative Agent and each Revolving Credit Lender (x) a completed Flood Certificate from a third party vender in respect of each then-existing Mortgaged Property in the United States and (y) an updated list of owned-real property in the United States after giving effect to such MIRE Event (or a confirmation that the most-recently provided list of owned-real property remains accurate). At least fifteen Business Days prior to the recording of a Mortgage, notice will be provided to the Revolving Credit Lenders identifying the real property to be subject to such Mortgage.

(c) With respect to any Collateral acquired after the Closing Date or, in the case of inventory or equipment, any material Collateral moved after the Closing Date by any Loan Party (other than any Collateral described in Section 7.12(a) or Section 7.12(b)) as to which the Collateral Agent, for the benefit of the Secured Parties, does not have a first priority perfected security interest, promptly (and, in any event, within ten Business Days following the date of such acquisition (or such longer period as may be agreed to by the Administrative Agent in its sole discretion))

(i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments to the Collateral Documents as the Collateral Agent deems necessary or advisable to grant to the Collateral Agent, for the benefit of the Secured Parties, a security interest in such Collateral and

(ii) take all actions necessary or advisable to grant to, or continue on behalf of, the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Collateral (including, without limitation, the filing of UCC financing statements and financing statements under the Personal Property Security Act, the registration of particulars of the Collateral pursuant to Section 163 of the Business Companies Act and other filings, registrations or actions as may be required by the Collateral Documents, by law or as may be requested by the Administrative Agent or the Collateral Agent).

(d) The Borrower shall cause, no later than the date 90 days (or such longer period as the Administrative Agent may agree to in its sole discretion) after the date of delivery of Holdings’ financial statements pursuant to Section 7.01(b) for each of the first and third fiscal quarters of each fiscal year (or if earlier, the date such financial statements were required to be delivered), commencing with the fiscal quarter ending March 31, 2021, the Consolidated EBITDA of the Loan Parties (calculated on an unconsolidated basis and excluding all intercompany items and investments in any Subsidiaries that are not Loan Parties) to be (x) at least 85% of the Consolidated EBITDA of Holdings and its Restricted Subsidiaries (disregarding Excluded Subsidiaries) and (y) at least 75% of the Consolidated EBITDA of Holdings and its Restricted Subsidiaries, calculated, in each case, by reference to the financial statements for such fiscal quarter; provided that no Excluded Subsidiary shall be permitted to become a Guarantor.

(e) The Borrowers may, at their option, cause any Restricted Subsidiary (other than an Excluded Subsidiary) to become a Guarantor in accordance with this Section 7.12 whether or not such Restricted Subsidiary is otherwise required to become a Guarantor in accordance with this Section 7.12.

7.13 Compliance with Environmental Laws.

(a) Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits;

(b) obtain and renew all Environmental Permits necessary for its operations and properties;

(c) take any and all actions necessary to (i) cure any violation of applicable Environmental Laws and (ii) cure and have dismissed with prejudice any Environmental Claim against Holdings or any Restricted Subsidiary and discharge any obligations it may have to any Person thereunder; and

(d) if required by Environmental Law, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its current or former properties, in accordance with the requirements of all Environmental Laws;

except in each case of clauses (a), (b), (c) and/or (d) above, where such non-compliance, failure to obtain Environmental Permits, Environmental Claims or requirements of Environmental Law does not or could not be reasonably expected to have a Material Adverse Effect; provided, however, that no Loan Party nor any Restricted Subsidiary shall be required to undertake any such compliance, to obtain any such Environmental Permits, to cure any such Environmental Claims or to perform any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate financial reserves are being maintained with respect to such circumstances.

7.14 Further Assurances.

(a) Promptly upon request by the Administrative Agent or the Collateral Agent, (i) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or Collateral Agent may reasonably require from time to time in order to implement the provisions of the Loan Documents.

(b) Each Loan Party shall (and Holdings shall procure that each member of the Restricted Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of creation, perfection, protection or maintenance of any Lien conferred or intended to be conferred on the Collateral Agent or the Secured Parties by or pursuant to the Loan Documents.

7.15 Collateral and Guarantee Limitations.

(a) Notwithstanding anything to the contrary set forth in Article IV, Sections 7.12 and 7.14 or any Loan Document, the requirements of such Sections shall not apply to any assets or new Subsidiary created or acquired after the Closing Date, as applicable, if, in the judgment of the Administrative Agent, the costs of creating or perfecting such pledges or security interests in such assets (including any mortgage, stamp or other similar tax) are (taking into account the present and future direct and indirect cost and/or burden to the Restricted Group) excessive in relation to the benefits accruing to the Lenders.

(b) Notwithstanding anything to the contrary set forth in Sections 7.12 and 7.14 or any Loan Document, no Loan Party shall be deemed or be obligated to grant a security interest in any asset to support the Obligations if such grant of a security interest in such asset would be prohibited by enforceable anti-assignment provisions of any Contractual Obligation permitted pursuant to Section 8.08 (after giving effect to relevant provisions of the Uniform Commercial Code or other applicable law).

(c) Upon the formation or acquisition of any new direct or indirect Restricted Subsidiary as provided in Section 7.12 that is organized or incorporated in or under the laws of any jurisdiction other than a jurisdiction in or under the laws of which at least one of the then-existing Loan Parties is organized or incorporated on the date such Restricted Subsidiary becomes a Loan Party, the Administrative Agent may, with the consent of Holdings, amend the Agreed Security Principles and the other Loan Documents (including this Agreement) to include such Subsidiary as a Loan Party, which amendment must be mutually agreed to by the Administrative Agent and Holdings but without the consent of any Lender (provided that no such amendment shall materially adversely affect the rights of any Lender that has not consented to such amendment).

(d) Notwithstanding anything to the contrary set forth in Sections 7.12 and 7.14 or any Loan Document, no Loan Party shall be deemed to be required under any Loan Document to pledge or otherwise provide as collateral or security the Equity Interests of an Unrestricted Subsidiary, a Non-Wholly Owned Subsidiary, an Immaterial Subsidiary or any Subsidiaries set forth on Schedule 1.01(e) to secure the Obligations of a Loan Party.

(e) Sections 7.12 and 7.14 or any Loan Document need not be satisfied with respect to any Excluded Assets. In addition, the Collateral and Guarantee requirement and the provisions of the Loan Documents shall not require any account control agreements, lockbox arrangements or the taking of any other actions to perfect by control any security interest in any deposit accounts, securities accounts or commodities accounts.

(f) Notwithstanding anything to the contrary set forth in Article IV, Sections 7.12 and 7.14, the requirements of such Sections with respect to any Foreign Subsidiary shall be subject to the Agreed Security Principles.

Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, (i) the Administrative Agent may grant extensions of time for or waivers of (A) the requirements of creating or perfecting security interests in or the obtaining of title insurance, legal opinions, appraisals, flood insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with Holdings, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents or (B) the requirements of joining a Foreign Subsidiary to this Agreement pursuant to Section 7.12 and/or creating or perfecting security interests in the assets of any Required Foreign Subsidiary to permit the expiration of any required holding period with regard to any such Required Foreign Subsidiary so as to avoid any material adverse tax consequences to the Loan Parties that may result from the joining of and creating or perfecting security interests in the assets of such Foreign Subsidiary prior to the expiration of such required holding period, as determined by Holdings and the Administrative Agent, it being understood that Holdings shall make commercially reasonable efforts to mitigate any such holding period, (ii) Liens required to be granted from time to time pursuant to this Agreement and the Collateral Documents shall be subject to exceptions and limitations set forth in the Collateral Documents and (iii) the Administrative Agent and Holdings may make such modifications to the Mortgages, and execute and/or consent to such easements, covenants, rights of way or similar instruments (and Administrative Agent may agree to subordinate the lien of any Mortgage to any such easement, covenant, right of way or similar instrument of record or may agree to recognize any tenant pursuant to an agreement in a form and substance reasonably acceptable to the Administrative Agent), as are reasonable or necessary and otherwise permitted by this Agreement and the other Loan Documents.

7.16 Credit Rating. The Borrowers at all times shall use commercially reasonable efforts to cause to be maintained (a) a corporate rating for Holding from S&P, (b) a corporate family rating for Holdings from Moody’s and (c) a rating for each of the Facilities from each of S&P and Moody’s.

7.17 Post-Closing Matters. Holdings shall, and shall cause each Restricted Subsidiary to, take all necessary actions to satisfy the requirements set forth on Schedule 7.17 within such periods as specified on such schedule or such longer period as agreed by the Administrative Agent in its sole discretion.

7.18 OFAC and Anti-Corruption Laws. The Borrowers agree that so long as any amount payable by any Borrower hereunder remains unpaid or the Commitments have not been terminated, Holdings will, and will cause each Restricted Subsidiary to, unless the Required Lenders shall otherwise consent in writing:

(a) use the proceeds of the Loans in accordance with Section 7.11, but in no event for any purpose that would be contrary to Section 6.23; and

(b) furnish to the Lenders such other information respecting the condition, operations or business, financial or otherwise, of the Borrowers or any of Subsidiary as any Lender, through the Administrative Agent, may from time to time reasonably request (including any information that any Lender reasonably requests in order to comply with its obligations under any “know-your-customer” or anti-money laundering laws or regulations, including the Patriot Act and the Beneficial Ownership Regulation).

7.19 Lender Calls. Holdings shall conduct, if requested by the Administrative Agent by written notice, which may be given in the form of an email, quarterly conference calls that the Lenders may attend to discuss the financial condition and results of operations of Holdings and the Restricted Subsidiaries for the most recently ended measurement period for which financial statements have been delivered pursuant to Section 7.01, at a date and time to be reasonably determined by Holdings in consultation with the Administrative Agent, provided, however, that so long as Holdings has publicly listed debt or equity securities and regularly holds customary earnings calls, the foregoing lender call requirements shall not apply.

ARTICLE VIII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder, other than contingent indemnification obligations for which no claim has been asserted, which is accrued and payable shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Restricted Subsidiary to, directly or indirectly:

8.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Loan Party or any Restricted Subsidiary as debtor, or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement, or assign any accounts or other right to receive income, other than the following:

(a) Liens pursuant to

(i) any Loan Document and

(ii) any document governing any Credit Agreement Refinancing Indebtedness (other than Permitted Unsecured Refinancing Debt); provided that in the case of this clause (ii),

(A) such Liens do not extend to any assets that are not Collateral and

(B) the applicable parties to such Credit Agreement Refinancing Indebtedness (or a representative thereof on behalf of such holders) shall have entered into with the Administrative Agent and/or the Collateral Agent a Customary Intercreditor Agreement, which agreement shall provide either that the Liens on the Collateral securing such Credit Agreement Refinancing Indebtedness shall have either (x) the same priority ranking as the Liens on the Collateral securing the Obligations (but without regard to control of remedies) or (y) shall rank junior to the Liens on the Collateral securing the Obligations; without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Parties any Customary Intercreditor Agreement or any amendment (or amendment and restatement) to the Collateral Documents or a Customary Intercreditor Agreement to the extent necessary to effect the provisions contemplated by this Section 8.01(a)(ii);

(b) Permitted Liens;

(c) Liens existing on the Closing Date and listed on Schedule 8.01(c) and any replacements, modifications, renewals or extensions thereof, provided that the property covered thereby is not increased in any material respect and the amount not increased or the direct or any contingent obligor changed and any replacement, modification, renewal or extension of the obligations secured or benefited thereby is permitted by Section 8.02(c);

(d) Liens securing Factoring Agreements and Receivables Facilities incurred pursuant to Section 8.02 hereof in an aggregate amount up to the greater of (x) $100,000,000 and (y) 27% of Consolidated EBITDA as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 7.01 at any time outstanding;

(e) Liens securing Indebtedness permitted by Section 8.02(m);

(f) Liens securing Indebtedness or any other obligations in an aggregate amount up to the greater of (i) $75,000,000 and (ii) 20% of Consolidated EBITDA as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 7.01 at any time outstanding;

(g) (A) Liens securing Indebtedness that is permitted by Section 8.02(g); provided that

(i) such security interests are incurred, and the Indebtedness secured thereby is created, within 120 days after such acquisition (or construction),

(ii) the Indebtedness secured thereby, at the time of incurrence thereof, does not exceed the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and

(iii) such security interests do not apply to any other property or assets of Holdings or any Restricted Subsidiary (other than the proceeds of the property or assets subject to such security interests) and

(B) any Lien securing the renewal, extension, refinancing or refunding of any such Indebtedness without a change in the assets subject to such Lien and to the extent that such renewal, refinancing or refunding is permitted by Section 8.02(g) and

(C) Liens arising out of Permitted Sale Leaseback Transactions permitted under Section 8.13, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions and additions thereto or proceeds and products thereof and related property;

(h) Liens granted to secure Indebtedness permitted to be secured by Section 8.02 (the “Second Lien Indebtedness”) which Liens are junior to the Liens securing the Obligations; provided that

(i) on the date such Second Lien Indebtedness is incurred, the Senior Secured Net Leverage Ratio on a consolidated basis for Holdings and the Restricted Subsidiaries’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Second Lien Indebtedness is incurred shall not exceed 3.50 to 1.00, determined on a Pro Forma Basis (including a pro forma application of the net proceeds therefrom (but assuming (A) the Indebtedness being incurred as of such date of determination would be included in the definition of Consolidated Indebtedness, whether or not such Indebtedness would otherwise be included, (B) any commitments in respect thereof are fully drawn and (C) the proceeds held as cash or Cash Equivalents thereof or of other Indebtedness incurred substantially concurrently therewith are not netted for the purposes of calculating the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Total Net Leverage Ratio), as if the Second Lien Indebtedness had been incurred at the beginning of such four quarter period and

(ii) the agent, trustee or similar person party to such Second Lien Indebtedness shall enter into a Customary Intercreditor Agreement in form and substance reasonably satisfactory to the Administrative Agent;

(i) Liens securing Indebtedness permitted by Section 8.02(p) to the extent permitted to be secured, so long as the agent, trustee or similar Person party to such Indebtedness shall enter into a Customary Intercreditor Agreement in form and substance reasonably satisfactory to the Administrative Agent;

(j) Liens existing on assets acquired by Holdings or any of its Subsidiaries pursuant to any Permitted Acquisition; provided that

(i) such Liens secure Indebtedness permitted pursuant to Section 8.02,

(ii) such Liens attach at all times only to the same assets to which such Liens attached (and after-acquired property that is affixed or incorporated into the property covered by such Lien), and secure only the same Indebtedness or obligations that such Liens secured immediately prior to such Permitted Acquisition (or any Permitted Refinancing Indebtedness in respect thereof) and

(iii) such Liens were not created in connection with, or in contemplation of, such Permitted Acquisition;

(k) Liens under any escrow arrangement holding the proceeds of any Indebtedness incurred in accordance with Section 8.02 to finance a Permitted Acquisition or other transaction; provided, that such Liens shall terminate and otherwise be discharged upon the consummation of the applicable Permitted Acquisition or other transaction;

(l) Liens arising from UCC financing statements filings regarding operating leases or consignment of goods entered into by Holdings and the Restricted Subsidiaries in the ordinary course of business;

(m) in the case of any Non-Wholly Owned Subsidiary or joint venture, any put and call arrangements or restrictions on disposition related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;

(n) Liens securing Permitted Swap Obligations in an aggregate amount up to $18,750,000;

(o) Liens on cash in an aggregate amount up to $25,000,000 pledged in lieu of issuance of a Letter of Credit in favor of an insurance company;

(p) Liens on cash and Cash Equivalents securing letters of credit permitted pursuant to Section 8.02(q); and

(q) any Lien over bank accounts arising under clause 24 or 25 of the applicable general terms and conditions (algemene bankvoorwaarden) of the relevant account bank or under other terms and conditions of such bank.

For purposes of determining compliance with this Section 8.01,

(A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in Sections 8.01(a) through (n) but may be permitted in part under any combination thereof and

(B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in Sections 8.01(a) through (l), the Borrowers may, in their sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 8.01 and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such item of Indebtedness (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Indebtedness that may be incurred pursuant to any other clause.

8.02 Indebtedness. Directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, in the case of Holdings, issue any shares of Disqualified Stock or, in the case of any Restricted Subsidiary, issue any shares of Disqualified Stock or preferred stock, except:

(a) Indebtedness under this Agreement and the other Loan Documents and Credit Agreement Refinancing Indebtedness incurred to refinance (in whole or in part) such Indebtedness;

(b) [reserved];

(c) Indebtedness (including, without limitation, credit lines) outstanding on the Closing Date and listed on Schedule 8.02 and any Permitted Refinancing Indebtedness incurred to refinance such Indebtedness;

(d) Indebtedness consisting of Guarantees of Holdings or any Restricted Subsidiary with respect to:

(i) Indebtedness of Holdings or any Restricted Subsidiary to the extent that such Indebtedness is permitted to be incurred pursuant to this Section 8.02 (other than this Section 8.02(d)); provided that in the case of any Guarantee given by a Loan Party that is not organized in the United States or Canada, if the Indebtedness so guaranteed is in a principal amount in excess of the Threshold Amount at the time such Guarantee is given, the holders of such Indebtedness (or their representative) and the Administrative Agent and/or Collateral Agent shall become parties to a Customary European Intercreditor Agreement if reasonably requested by the Administrative Agent;

(ii) Indebtedness of any Person that is not a Restricted Subsidiary, provided that the aggregate principal amount of such Indebtedness shall not at any time exceed $40,000,000 (without giving effect to any write-offs or write-downs of such Indebtedness); and

(iii) Indebtedness not to exceed $20,000,000 in the aggregate consisting of Guarantees in favor of customers of Holdings, the Restricted Subsidiaries or joint ventures to which Holdings, the Borrower or a Restricted Subsidiary is a party;

(e) intercompany loans

(i) between the Loan Parties,

(ii) from an Immaterial Subsidiary to a Loan Party so long as the payee with respect to such intercompany loans is Solvent both before and after giving effect thereto,

(iii) from any Loan Party to an Immaterial Subsidiary, to the extent such loans are permitted under clause (b) of the definition of “Permitted Investments”,

(iv) between Restricted Subsidiaries that are not Loan Parties,

(v) from a Restricted Subsidiary that is not a Loan Party to a Loan Party, to the extent such loans are permitted under clause (b) of the definition of “Permitted Investments” and

(vi) from a Loan Party to a Restricted Subsidiary that is not a Loan Party, to the extent such loans are permitted under clause (b) of the definition of “Permitted Investments”,

in each case, which shall be subject to a Customary European Intercreditor Agreement if reasonably requested by the Administrative Agent,

(f) Indebtedness consisting of Permitted Swap Obligations;

(g) (i) capital lease obligations, mortgage financings, industrial revenue bonds or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction or improvement of property, plant or equipment used in the business of Holdings or any Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this Section 8.02(g), not to exceed the greater of (x) $25,000,000 and (y) 7.0% of Consolidated EBITDA as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 7.01 at any time outstanding and

(ii) any Indebtedness incurred by Holdings or a Restricted Subsidiary arising from any Permitted Sale Leaseback Transaction that is permitted under Section 8.13 and Permitted Refinancing Indebtedness in respect thereof in an amount not to exceed $25,000,000 at any time outstanding;

(h) Acquired Indebtedness (and any Permitted Refinancing Indebtedness in respect thereof) in an aggregate principal amount not to exceed the greater of (x) $75,000,000 and (y) 20% of Consolidated EBITDA as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 7.01 at any time outstanding;

(i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of its incurrence;

(j) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business in an amount not to exceed $15,000,000 at any time outstanding;

(k) Indebtedness of Foreign Subsidiaries in an aggregate principal amount not to exceed the greater of (x) $75,000,000 and (y) 20% of Consolidated EBITDA as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 7.01 at any time outstanding;

(l) the incurrence of additional Indebtedness (including Acquired Indebtedness) by

(A) Holdings or any Restricted Subsidiary or

(B) Persons that are acquired by or merged or amalgamated with or into Holdings or any Restricted Subsidiary in accordance with the terms of this Agreement and in each case, incurred to finance a Permitted Acquisition or any other acquisition of any Acquired Entity by any Borrower or any Wholly-Owned Restricted Subsidiary;

provided, in each case, that, at the time such additional Indebtedness is incurred, the Total Net Leverage Ratio on a consolidated basis for Holdings’ and the Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred shall not exceed 3.75 to 1.00, in each case, determined on a Pro Forma Basis (including a pro forma application of the net proceeds thereof and assuming (a) the Indebtedness being incurred as of such date of determination would be included in the definition of Consolidated Indebtedness, whether or not such Indebtedness would otherwise be included, (b) any commitments in respect thereof are fully drawn and (c) the proceeds held as cash or Cash Equivalents thereof or of other Indebtedness incurred substantially concurrently therewith are not netted for the purposes of calculating the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Total Net Leverage Ratio), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period;

provided that, solely with respect to the incurrence of additional Indebtedness in the form of customary term loans or high-yield notes (other than Acquired Indebtedness), such additional Indebtedness

(1) will have a maturity date that is no earlier than the date that is six months after the latest of Initial Term Loan Maturity Date, the 2020 Incremental Term Loan Maturity Date and the 2021 Incremental Term Loan Maturity Date;

(2) does not provide for any required, scheduled or mandatory prepayment on account of principal (including amortization or otherwise, but excluding a customary offer to redeem or repay with asset sale proceeds or following a Change of Control) prior to the latest of Initial Term Loan Maturity Date, the 2020 Incremental Term Loan Maturity Date and the 2021 Incremental Term Loan Maturity Date;

(3) has terms (other than with respect to pricing, premiums, optional prepayment or redemption terms and maturity), when taken as a whole, that are not more favorable to the holders thereof than those applicable to the holders of Term Loans;

(4) to the extent such additional Indebtedness consists of term loans secured on a pari passu basis with the Obligations, such additional Indebtedness shall be subject to the MFN Adjustment as if such additional Indebtedness were a New Term Loan Facility; and

(5) (A) if secured, such Indebtedness is not secured by any property or assets other than the Collateral and the holders of such Indebtedness (or their representative) and the Administrative Agent and/or Collateral Agent shall become parties to a Customary Intercreditor Agreement and (B) in the case of any Indebtedness in an original principal amount in excess of the Threshold Amount, if guaranteed by a Loan Party that is not organized in the United States or Canada, the holders of such Indebtedness (or their representative) and the Administrative Agent and/or Collateral Agent shall become parties to a Customary European Intercreditor Agreement if reasonably requested by the Administrative Agent;

(m) Indebtedness in an amount not to exceed $18,750,000 outstanding at any one time for the repurchase, redemption, acquisition or retirement of Equity Interests of Holdings held in a Plan or otherwise held by employees or independent contractors;

(n) Indebtedness (in addition to the allowances in the other subsections of this Section 8.02) in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $75,000,000 and (y) 20% of Consolidated EBITDA as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 7.01 at any time outstanding; provided that Holdings and the Restricted Subsidiaries shall not be permitted to incur additional Indebtedness under this Section 8.02(n) during the existence of an Event of Default or if an Event of Default would occur after giving effect to the incurrence of such Indebtedness;

(o) unsecured Indebtedness or Disqualified Stock issued or incurred by Holdings or any Restricted Subsidiary; provided that

(i) such Indebtedness include a maturity date that is no earlier than the date that is 365 days after the Latest Maturity Date,

(ii) such Indebtedness does not provide for any required, scheduled or mandatory prepayment on account of principal (including amortization or otherwise, but excluding a customary offer to redeem or repay with asset sale proceeds or following a Change of Control) prior to the date that is 365 days after the Latest Maturity Date,

(iii) after giving effect to such incurrence and the application of proceeds therefrom, no Default or Event of Default shall have occurred and be continuing or would result therefrom,

(iv) at the time such unsecured Indebtedness is incurred or issued, as applicable, the Fixed Charge Coverage Ratio is greater than or equal to 2.00 to 1.00 on a Pro Forma Basis (assuming (a) the Indebtedness being incurred as of such date of determination would be included in the definition of Consolidated Indebtedness, whether or not such Indebtedness would otherwise be included, (b) any commitments in respect thereof are fully drawn and (c) the proceeds held as cash or Cash Equivalents thereof or of other Indebtedness incurred substantially concurrently therewith are not netted for the purposes of calculating the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Total Net Leverage Ratio),

(v) the terms and provisions of the documentation governing such Indebtedness are not more restrictive, when taken as a whole, on Holdings and the Restricted Subsidiaries than the terms and provisions of this Agreement; and

(vi) in the case of any Indebtedness in an original principal amount in excess of the Threshold Amount, if guaranteed by a Loan Party that is not organized in the United States or Canada, the holders of such Indebtedness (or their representative) and the Administrative Agent and/or Collateral Agent shall become parties to a Customary European Intercreditor Agreement;

(p) (i) additional Indebtedness (including Acquired Indebtedness) of Holdings or any Restricted Subsidiary (and any Permitted Refinancing Indebtedness in respect thereof); provided that

(A) immediately prior to and after giving effect thereto, no Default or Event of Default shall exist or result therefrom,

(B) such additional Indebtedness

(1) will not mature prior to the date that is six months after the latest of Initial Term Loan Maturity Date, the 2020 Incremental Term Loan Maturity Date and the 2021 Incremental Term Loan Maturity Date,

(2) has no scheduled amortization or payments of principal prior to the latest of Initial Term Loan Maturity Date, the 2020 Incremental Term Loan Maturity Date and the 2021 Incremental Term Loan Maturity Date and

(3) has terms (other than with respect to pricing, premiums, optional prepayment or redemption terms and maturity), when taken as a whole, that are not more favorable to the holders thereof than those applicable to the holders of Term Loans,

(C) to the extent such additional Indebtedness consists of term loans secured on a pari passu basis with the Obligations, such additional Indebtedness shall be subject to the MFN Adjustment as if such additional Indebtedness were a New Term Loan Facility and

(D) after giving effect to the incurrence or issuance of such additional Indebtedness on the date thereof, either

(x) the principal amount of such Indebtedness shall not exceed the sum of

(1) the greater of (I) $375,000,000 and (II) 100% of Consolidated EBITDA as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 7.01 at any time outstanding less the amount of Incremental Facilities and/or Incremental Loans incurred pursuant to Section 2.14(a)(x) and

(2) an unlimited amount if, after giving effect to the incurrence of such Indebtedness,

(X) if such Indebtedness is secured on a pari passu basis with the Obligations, the First Lien Net Leverage Ratio is less than or equal to 3.25 to 1.00 on a Pro Forma Basis,

(Y) if such Indebtedness is secured on a junior basis to the Obligations, the Senior Secured Net Leverage Ratio is less than or equal to 3.50 to 1.00 on a Pro Forma Basis and

(Z) if such Indebtedness is unsecured, either (x) the Fixed Charge Coverage Ratio is greater than or equal to 2.00 to 1.00 on a Pro Forma Basis or (y) the Total Net Leverage Ratio is less than or equal to 3.75 to 1.00 on a Pro Forma Basis

(in each case, assuming (a) the Indebtedness being incurred as of such date of determination would be included in the definition of Consolidated Indebtedness, whether or not such Indebtedness would otherwise be included, (b) any commitments in respect thereof are fully drawn and (c) the proceeds held as cash or Cash Equivalents thereof or of other Indebtedness incurred substantially concurrently therewith are not netted for the purposes of calculating the First Lien Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Total Net Leverage Ratio) or

(y) all of the Net Cash Proceeds (or such lesser amount that would permit the remaining Indebtedness to be permitted hereunder) of any such Indebtedness are used on the date of incurrence to permanently prepay and refinance Term Loans on a dollar-for-dollar basis;

(E) if secured, such Indebtedness is not secured by any property or assets other than the Collateral and the holders of such Indebtedness (or their representative) and the Administrative Agent and/or Collateral Agent shall become parties to a Customary Intercreditor Agreement; and

(F) in the case of any Indebtedness in an original principal amount in excess of the Threshold Amount, if incurred by a Loan Party that is not organized in the United States or Canada, the holders of such Indebtedness (or their representative) and the Administrative Agent and/or Collateral Agent shall become parties to a Customary European Intercreditor Agreement; or

(ii) Guarantee Obligations of any Subsidiary Guarantor in respect of such Indebtedness of the Borrowers under this clause (p); provided, in the case of any Indebtedness in an original principal amount in excess of the Threshold Amount, if guaranteed by a Loan Party that is not organized in the United States or Canada, the holders of such Indebtedness (or their representative) and the Administrative Agent and/or Collateral Agent shall become parties to a Customary European Intercreditor Agreement;

(q) Indebtedness arising under any (i) performance or surety bond or obligations in respect of letters of credit related thereto, in each case entered into in the ordinary course of business, which for the avoidance of doubt includes for purposes of this section, but is not limited to, bonding provided with respect to contracts and projects, including to support contracts and projects of permitted joint ventures of Holdings and its Restricted Subsidiaries, and where Holdings or any Restricted Subsidiary is co-bonding a project where a Restricted Subsidiary or permitted joint venture is a subcontractor on the contract or project and (ii) from and after the Required Lender Consent Date, Guarantees of performance and of the foregoing by Holdings or any Restricted Subsidiary, including to support contracts and projects of permitted joint ventures of Holdings and its Restricted Subsidiaries;

(r) Indebtedness arising under Factoring Agreements and/or in respect of any Receivables Facilities in an aggregate outstanding principal amount not to exceed the greater of (x) $100,000,000 and (y) 27% of Consolidated EBITDA as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 7.01 at any time outstanding;

(s) Indebtedness of Holdings or any Restricted Subsidiary

(i) (A) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business, and (B) from and after the Required Lender Consent Date, Guarantees of the foregoing and Guarantees of contractual obligations (including of performance) and contingent liabilities (including indemnification obligations) of permitted joint ventures of Holdings and its Restricted Subsidiaries in each case incurred in the ordinary course of business; and

(ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;

(t) Contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, earn-out, non-compete, or similar obligation of the Borrowers or the applicable Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions or Dispositions permitted hereunder or any acquisition or disposition consummated prior to the Closing Date;

(u) any liability of a Loan Party incorporated in The Netherlands arising under (i) a declaration of joint and several liability (hoofdelijke aansprakelijkheid) as referred to in Article 2:403 of the Dutch Civil Code and any residual liability (overblijvende aansprakelijkheid) under such declaration arising pursuant to Article 2:404 (2) of the Dutch Civil Code and (ii) any joint and several liability (hoofdelijke aansprakelijkheid) by operation of law under an applicable fiscal unity (fiscale eenheid) for Dutch VAT or Dutch corporate income tax purposes consisting solely of Loan Parties;

(v) Indebtedness, whether or not secured, in respect of customary cash management, operating account arrangements and bank services, including those involving pooled accounts and arrangements entered into in the ordinary course of business; and

(w) Indebtedness under Designated Pari Passu Facilities, in an amount not to exceed the amount of Indebtedness the Borrower would be permitted to incur pursuant to Section 2.14(a)(x) or clause (i)(D)(x)(1) of Section 8.02(p) at the time of designation (or update thereto) and which shall reduce the amount of Indebtedness permitted pursuant to such clauses on a dollar for dollar basis for so long as such Designated Pari Passu Facility Cap remains in effect for such Designated Pari Passu Facility.

Further, for purposes of determining compliance with this Section 8.02,

(A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in this Section 8.02 but may be permitted in part under any combination thereof and

(B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in this Section 8.02, the Borrowers may, in their sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 8.02 and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or portion thereof) when calculating the amount of Indebtedness that may be incurred pursuant to any other clause; provided, that all Indebtedness outstanding on the Closing Date under this Agreement shall at all times be deemed to have been incurred pursuant to clause (a) of this Section 8.02.

For the purposes of Sections 8.02(d)(i), (l)(5), (o)(vi) and (p)(ii), the determination whether any Indebtedness or Guarantee is subject to the requirement that such Indebtedness or Guarantee be subject to a Customary European Intercreditor Agreement on the basis that such Indebtedness is in an original principal amount in excess of the Threshold Amount or such Guarantee is of Indebtedness in an original principal amount in excess of the Threshold Amount shall be made based on the total original principal amount of the relevant tranche or series of Indebtedness whether or not such Indebtedness is classified, divided or reclassified among separate categories of permitted Indebtedness described in this Section 8.02.

Notwithstanding the foregoing, any single tranche or series of Indebtedness in the form of term loans or bonds in an original principal amount in excess of the greater of (x) $100,000,000 or (y) 25% of Consolidated EBITDA (determined based on the total original principal amount of the relevant tranche or series of Indebtedness whether or not such Indebtedness is classified, divided or reclassified among separate categories of permitted Indebtedness described in this Section 8.02) shall be incurred by Holdings, the Borrower or another Loan Party that is a US Subsidiary or Canadian Subsidiary.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional Disqualified Stock or preferred stock, as applicable, will in each case not be deemed to be an incurrence of Indebtedness or Disqualified Stock or preferred stock for purposes of this Section 8.02.

For the avoidance of doubt, for the purposes of this Section 8.02, the term “Indebtedness” shall be deemed to include, in the case of Holdings, the issuance of any shares of Disqualified Stock or, in the case of any Restricted Subsidiaries, the issuance of any shares of Disqualified Stock or preferred stock, in each case, to the extent that any of the foregoing would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.

Notwithstanding any other provision of this Section 8.02, the maximum amount of Indebtedness that Holdings or any Restricted Subsidiary may incur pursuant to this Section 8.02 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

8.03 Fundamental Changes. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets of Holdings or any Restricted Subsidiary on a consolidated basis, taken as a whole, to any other Person, except that, so long as no Default exists or would result therefrom:

(a) Holdings or any Restricted Subsidiary may merge with or acquire another Person engaged in a similar or adjacent line of business as that Holdings and the Restricted Subsidiaries have conducted during the current and most recently concluded calendar year, through a stock, asset or any other similar transaction (or any business reasonably ancillary or complementary thereto, or which is a reasonable extension, development or expansion thereof), if

(i) Holdings or such Restricted Subsidiary is the surviving entity,

(ii) such acquisition is friendly and is done with the recommendation of the acquiree’s board of directors or similar governing body and

(iii) such acquisition constitutes a Permitted Acquisition;

(b) any Restricted Subsidiary may merge with a Loan Party or a Wholly-Owned Restricted Subsidiary if (i) such Loan Party or such Wholly-Owned Restricted Subsidiary, as the case may be, is the surviving entity of such merger (provided that, if such merger involves (x) a Subsidiary Guarantor, the surviving entity of such merger shall be a Subsidiary Guarantor and (y) any Borrower, the surviving entity of such merger shall be the Borrower) and (ii) immediately after giving effect to such merger, no Default shall have occurred or be continuing;

(c) Holdings or any of its Subsidiaries may enter a Permitted Intercompany Transaction;

(d) any Restricted Subsidiary may merge or consolidate with any other Person in order to effect an Investment permitted pursuant to Section 8.05 (other than Investments permitted pursuant to clause (f) of the definition of “Permitted Investments”); provided that the continuing or surviving Person shall be a Restricted Subsidiary (and, if such merger or consolidation involves a Borrower, the continuing or surviving Person shall be such Borrower) and shall have complied with the applicable provisions of Sections 7.12 and 7.14 and the Collateral Documents;

(e) any Immaterial Subsidiary may be liquidated or dissolved; and

(f) Holdings may (x) merge or consolidate with an entity organized under the laws of the State of Delaware, (y) reorganize in the State of Delaware or (z) “continue” as a Delaware corporation pursuant to Section 388 of the General Corporation Law of the State of Delaware (clauses (x), (y) and (z) collectively, the “J2 Domestication Merger”), in each case for the purpose of changing the jurisdiction of organization of Holdings; provided that, in the event of the J2 Domestication Merger, (i) Holdings shall be the continuing or surviving Person or (ii) if the Person formed by or surviving the J2 Domestication Merger is not Holdings (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the laws of the State of Delaware and (B) the Successor Company shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto reasonably satisfactory to the Administrative Agent and the Collateral Agent; provided, further that, in the event of the J2 Domestication Merger, at the request of the Administrative Agent, Holdings or the Successor Company, as applicable, shall enter into such documentation as the Administrative Agent reasonably determines is necessary or desirable to grant and perfect the Collateral Agent’s Lien on the Equity Interests of the Initial Borrower in accordance with the requirements of Section 7.12 (as if Holdings or such Successor Company were a newly formed or acquired US Subsidiary) and Section 7.14 hereof.

8.04 Dispositions. Make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions (i) by Holdings or any Restricted Subsidiary to any Loan Party and (ii) by any Restricted Subsidiary that is not a Loan Party to another Restricted Subsidiary that is not a Loan Party;

(d) other Dispositions

(i) for fair market value and for consideration at least 75% of which is cash or Cash Equivalents; provided that such Cash Equivalents shall mature within 180 days after the date of such Disposition,

(ii) the proceeds of which shall be reinvested into the business of Holdings and the Restricted Subsidiaries, including through a Permitted Investment or Permitted Acquisition, within the Reinvestment Period or applied in accordance with Section 2.05 if and to the extent required thereby and

(iii) so long as the Loan Parties are in Pro Forma Compliance;

(e) the dissolution of any Restricted Subsidiary that (i) is not a Loan Party and (ii) is not material to the business of Holdings and the Restricted Subsidiaries, taken as a whole;

(f) Dispositions set forth on Schedule 8.04;

(g) other Dispositions in an aggregate amount not to exceed $15,000,000 during any fiscal year;

(h) any issuance or sale of Equity Interests in, or sale of Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) Mergers and consolidations permitted by Section 8.03;

(j) the lease or sublease of Real Property not constituting Indebtedness and not constituting a sale and leaseback transaction;

(k) assignments, licenses, sublicenses, leases and subleases of intellectual property in the ordinary course of business, which do not interfere in any material respect with the business of Holdings and the Restricted Subsidiaries;

(l) Dispositions in connection with Factoring Agreements and/or Receivables Facilities permitted by Section 8.02;

(m) Dispositions of cash and cash equivalents in the ordinary course of business;

(n) the granting of Liens permitted pursuant to Section 8.01;

(o) terminations or unwinds of derivative transactions; and

(p) Dispositions constituting Restricted Payments permitted by Section 8.05 and Dispositions constituting Permitted Investments.

8.05 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) so long as no Event of Default shall have occurred and be continuing or would result therefrom, any Loan Party may repurchase its Equity Interests owned by employees of such Loan Party (or held by any Plans maintained by the foregoing) or make payments to employees of Holdings or any Restricted Subsidiary upon termination of employment in connection with the exercise of stock options, stock appreciation rights or similar equity incentives or equity based incentives pursuant to management incentive plans or other Plans or in connection with the death or disability of such employees in an aggregate amount not to exceed $10,000,000 in any fiscal year (excluding any net repurchases or payments over issuances of such Equity Interests in such fiscal year to such employees) plus (x) the amount of net proceeds of any key-man life insurance policies received during such fiscal year and (y) the amount of any cash bonuses otherwise payable to members of management, directors or consultants that are foregoing in return for the receipt of Equity Interests (the “Distribution Amount”); provided, that the amount of permitted distributions pursuant to this Section 8.05(a) shall be increased by (A) the unused Distribution Amount for the immediately preceding fiscal year less (B) an amount equal to the unused Distribution Amount carried forward to such preceding fiscal year;

(b) the redemption, retirement or defeasance of any Indebtedness of Holdings or any Restricted Subsidiaries with the Net Cash Proceeds from an incurrence of Permitted Refinancing Indebtedness;

(c) the payment of any dividend or distribution by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis in connection with a bona fide joint venture;

(d) so long as no Event of Default shall have occurred and be continuing or would result therefrom, dividends or distributions by Holdings at the times due and in an amount necessary to make payments in accordance with and to the extent permitted by Section 8.07(f);

(e) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of any Borrower;

(f) in addition to the foregoing and following Restricted Payments, any Loan Party may make additional Restricted Payments to any other Loan Party;

(g) repurchases of Equity Interests deemed to occur upon the “cashless exercise” of stock options or warrants or upon the vesting of restricted stock units if such Equity Interests represents the exercise price of such options or warrants or represents withholding taxes due upon such exercise or vesting shall be permitted;

(h) [reserved];

(i) Restricted Payments for amounts to be paid under employee stock ownership plans;

(j) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Restricted Payments in an aggregate amount not to exceed the greater of (x) $75,000,000 and (y) 20% of Consolidated EBITDA as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 7.01 at any time outstanding;

(k) so long as (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) after giving effect thereto, the Total Net Leverage Ratio is less than or equal to 3.25 to 1.00 on a Pro Forma Basis, Restricted Payments in an aggregate amount not to exceed an amount (which shall not be less than zero) equal to the portion, if any, of the Available Amount on the date of such election that the Borrowers elect to apply to this Section 8.05(k), which election shall be specified in a written notice of a Responsible Officer of Holdings calculating in reasonable detail the amount of Available Amount immediately prior to such election and the amount thereof elected to be so applied;

(l) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, prepayments, redemptions, purchases, defeasances, or other satisfactions prior to the scheduled maturity thereof with respect to the Indebtedness permitted to be secured under Section 8.01(h) in an aggregate amount not to exceed $75,000,000;

(m) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Restricted Payments by Holdings or any Restricted Subsidiary to the holders of its Equity Interests in an aggregate amount per annum not to exceed 5.0% of Market Capitalization;

(n) additional Restricted Payments if, after giving effect thereto, the Total Net Leverage Ratio is less than or equal to (x) in the case of any Restricted Payment set forth in clause (b) of the definition thereof, 2.50 to 1.00 and (y) in the case of any Restricted Payment set forth in clause (a) or (c) thereof, 2.25 to 1.00, in each case, on a Pro Forma Basis; provided that no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(o) to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, employees or consultants of any parent company (or any immediate family member of any of the foregoing) to the extent such salary, bonuses, severance and other benefits are attributable and reasonably allocated to the operations of Holdings and/or the Restricted Subsidiaries, in each case, so long as such parent company applies the amount of any such Restricted Payment for such purpose.

(p) Restricted Payments for earn-out and holdback payments (i) required pursuant to existing agreements as set forth on Schedule 8.02 and (ii) required pursuant to Permitted Acquisitions;

Further, for purposes of determining compliance with this Section 8.05, (A) Restricted Payments need not be permitted solely by reference to one category of permitted Restricted Payments (or any portion thereof) described in this Section 8.05 above or Permitted Investments described in the definition thereof but may be permitted in part under any combination thereof and (B) in the event that a Restricted Payment (or any portion thereof) or Permitted Investment meets the criteria of one or more of the categories of permitted Restricted Payments (or any portion thereof) described in this Section 8.05 above or Permitted Investment, the Borrowers may, in their sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such Restricted Payment (or any portion thereof) in any manner that complies with this Section 8.05 or falls within the definition of a Permitted Investment and will be entitled to only include the amount and type of such Restricted Payment (or any portion thereof) in one of the above clauses (or any portion thereof) or within the definition of Permitted Investment (or any portion thereof) and such Restricted Payment (or any portion thereof) or Permitted Investment shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof) without giving pro forma effect to such item (or portion thereof) when calculating the amount of the Restricted Payment that may be incurred pursuant to any other clause.

8.06 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Holdings and the Restricted Subsidiaries on the Closing Date or any business substantially related or incidental thereto or reasonably ancillary or complementary thereto.

8.07 Transactions with Affiliates. Enter into any transaction of any kind involving aggregate consideration in excess of $5,000,000 with any Affiliate of Holdings, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Holdings or such Restricted Subsidiaries as would be obtainable by Holdings or such Restricted Subsidiaries at such time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to:

(a) participation by Holdings or any Restricted Subsidiary in, or effecting any transaction in connection with, any joint enterprise or other joint arrangement with any Affiliate if Holdings or such Restricted Subsidiary, as applicable, participates in the ordinary course of its business and on a basis no less advantageous than the basis on which such Affiliate participates;

(b) loans and other transactions among the Loan Parties to the extent permitted by this Article VIII;

(c) any payment from any Restricted Subsidiary to any Borrower;

(d) intercompany Indebtedness permitted under Section 8.02, Restricted Payments permitted under Section 8.05 and Permitted Investments;

(e) compensation arrangements with directors and employees entered into in the ordinary course of business;

(f) fees paid (and expenses reimbursed) pursuant to and in accordance with the Advisory Agreement as such agreement is in effect on the Closing Date;

(g) issuance of Equity Interests (other than Disqualified Stock) of Holdings;

(h) customary agreements, covenants and restrictions contained in agreements relating to the sale of assets or Equity Interests of Subsidiaries of the Borrowers;

(i) transactions between Holdings or any Restricted Subsidiary and any person, a director of which is also a director of Holdings or any direct or indirect parent company of Holdings; provided, however, that (A) such director abstains from voting as a director of Holdings or such direct or indirect parent company, as the case may be, on any matter involving such other person and (B) such person is not an Affiliate of Holdings for any reason other than such director’s acting in such capacity;

(j) transactions for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business;

(k) transactions pursuant to any Factoring Agreements permitted under Section 8.02; and

(l) sales of accounts receivable, or participations therein, in connection with any Receivables Facility permitted under Section 8.02.

8.08 Burdensome Agreements. Create, enter into or permit to exist (x) any Contractual Obligation (other than this Agreement, any other Loan Document or any Permitted Refinancing Indebtedness incurred to refinance any such Indebtedness) that limits the ability (i) except as permitted under Section 8.01 or the documentation governing any Credit Agreement Refinancing Indebtedness, of Holdings or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations or any refinancing thereof or (ii) of Holdings or any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances, in each case, to Holdings or any Restricted Subsidiary or to Guarantee Indebtedness of Holdings or any Restricted Subsidiary or (y) a Canadian Defined Benefit Pension Plan, except, in respect of any Restricted Subsidiary acquired after the Closing Date, any such pension plan that (i) existed as of the date of acquisition of such Restricted Subsidiary (and not created in contemplation of such acquisition) and (ii) does not have a funding deficiency of in excess of the greater of (x) $50,000,000 and (y) 13% of Consolidated EBITDA as of the last day of the last Test Period for which financial statements have been delivered pursuant to Section 7.01; provided that the foregoing restrictions in Section 8.08(x) shall not apply to:

(a) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or Unrestricted Subsidiary pending such sale; provided that such restrictions and conditions apply only to the Restricted Subsidiary or Unrestricted Subsidiary (or any Equity Interests therein) that is to be sold and such sale is permitted hereunder;

(b) customary restrictions and conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Borrowers or any Restricted Subsidiaries are a party and was entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of such Borrower or such Restricted Subsidiary that are the subject to such agreement;

(c) Contractual Obligations which impose (x) restrictions described in clause (i) above, but only to the extent that such restrictions do not materially adversely affect the value of the Collateral granted to secure the Obligations or (y) restrictions described in clause (ii) above, but only to the extent that such restrictions do not materially adversely affect the consolidated cash position of the Loan Parties;

(d) any agreement or other instrument (including an instrument governing Indebtedness) of a Person acquired by Holdings or any Restricted Subsidiary in existence at the time of such acquisition or at the time it merges with or into Holdings or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or the property or assets so assumed;

(e) any restrictions created in connection with any Factoring Agreement or Receivables Facility incurred pursuant to Section 8.02 that, in the good faith determination of Holdings are necessary or advisable to effect the transactions contemplated under such Factoring Agreement or Receivables Facility;

(f) any contractual encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the agreements referred to in Section 8.08(d); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrowers, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

(g) customary restrictions on leases, subleases, licenses or sublicenses or sales otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(h) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under this Agreement;

(i) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(j) restrictions on cash or other deposits under contracts entered into in the ordinary course of business;

(k) Contractual Obligations which arise under applicable laws or any applicable rule, regulation or order;

(l) any agreement or instrument governing Equity Interests of any Person that is acquired;

(m) restrictions and conditions on any Restricted Subsidiary organized in jurisdictions where such restrictions are customary, including the People’s Republic of China, or any state or other political subdivision thereof;

(n) provisions in any customary indenture in connection with Indebtedness permitted hereunder, and any Contractual Obligations relating thereto;

(o) restrictions on Liens in favor of any holder of Indebtedness permitted under Section 8.02(g)(i) (solely to the extent such restriction relates to assets the acquisition, construction, repair, replacement, lease or improvement of which was financed by such Indebtedness), Section 8.02(h) (solely to the extent such restriction relates to assets acquired in connection with the Acquired Indebtedness referred to in Section 8.02(h)) or Section 8.02(l) (solely to the extent such restriction relates to assets acquired in connection with the Permitted Acquisition financed by such Indebtedness);

(p) restrictions that are binding on a Foreign Subsidiary pursuant to Indebtedness of a Foreign Subsidiary which is permitted by Section 8.02; or

(q) restrictions in a surety or performance bond entered into in the ordinary course of business.

8.09 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose.

8.10 Financial Covenant.

(a) Solely in respect of the Revolving Credit Facility, permit the First Lien Net Leverage Ratio as of the last day of any such fiscal quarter of Holdings to exceed ~~(i) for each fiscal quarter ending in 2019 (following the Closing Date), 4.50 to 1.00,~~3.75 to 1.00; provided that during any Acquisition Step-Up Period, the First Lien Net Leverage Ratio may be greater than 3.75 to 1.00, but shall not exceed (~~ii~~x) ~~for each~~during the first four fiscal ~~quarter ending in 2020~~quarters of such Acquisition Step-Up Period, 4.50 to 1.00~~, (iii) for each~~ and (y) during the next following four fiscal ~~quarter ending in 2021~~quarters, 4.00 to 1.00 ~~and (iv) thereafter 3.75 to 1.00~~; provided further that, notwithstanding the foregoing, the financial covenant set forth in this Section 8.10 shall be tested as of the last day of any such fiscal quarter only in the event that, on the last day of such fiscal quarter, the Total Outstandings (excluding undrawn Letters of Credit up to $~~40,000,000~~60,000,000) is greater than 30.0% of the Total Revolving Credit Commitments (such occurrence, a “Triggering Event”).

(b) Right to Cure. Notwithstanding anything to the contrary contained in Section 9.01 or 9.02, in the event that the Borrowers fail to comply with the requirements of the financial covenant set forth in Section 8.10(a) at any time when Holdings is required to comply with such financial covenant, pursuant to the terms thereof, then (A) until the expiration of the tenth Business Day subsequent to the date the relevant financial statements are required to be delivered pursuant to Section 7.01(a) or (b) (the last day of such period being the “Anticipated Cure Deadline”), Holdings shall have the right to issue or obtain a contribution to its equity (which shall be in the form of common equity or otherwise in a form reasonably acceptable to the Administrative Agent (but which shall not include the Specified Equity Proceeds)) for cash (the “Cure Right”), and upon the receipt by Holdings of such cash (the “Cure Amount”), pursuant to the exercise Holdings of such Cure Right, the calculation of Consolidated EBITDA as used in the financial covenant set forth in Section 8.10(a) shall be recalculated giving effect to the following pro forma adjustments:

(i) Consolidated EBITDA shall be increased, solely for the purpose of measuring the financial covenant set forth in Section 8.10(a) and not for any other purpose under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs (including the determination of the Available Amount) or determining the Applicable Rate), by an amount equal to the Cure Amount; provided that (1) the receipt by Holdings of the Cure Amount pursuant to the Cure Right shall be deemed to have no other effect whatsoever under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs or determining the Applicable Rate) and (2) no Cure Amount shall reduce Indebtedness (including as unrestricted cash or Cash Equivalents of Holdings and the Restricted Subsidiaries) on a Pro Forma Basis for the applicable fiscal quarter for which such Cure Amount was contributed for purposes of calculating the financial covenant set forth in Section 8.10(a);

(ii) If, after giving effect to the foregoing recalculations, the Borrowers shall then be in compliance with the requirements of the financial covenant set forth in Section 8.10(a), the Borrowers shall be deemed to have satisfied the requirements of the financial covenant set forth in Section 8.10(a) as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the financial covenant set forth in Section 8.10(a) that had occurred shall be deemed cured for the purposes of this Agreement; and

(iii) upon receipt by the Administrative Agent of written notice, on or prior to the Anticipated Cure Deadline, that the Borrowers intend to exercise the Cure Right in respect of a fiscal quarter, the Lenders shall not be permitted to accelerate Loans held by them or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the financial covenant set forth in Section 8.10(a), unless such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline. For the avoidance of doubt, the Borrower shall not be able to obtain any Credit Extension hereunder until receipt by the Administrative Agent of the Cure Amount.

Notwithstanding anything set forth herein to the contrary, (i) in each four consecutive fiscal-quarter period there shall be at least two fiscal quarters in respect of which the Cure Right is not exercised, (ii) there can be no more than five fiscal quarters in respect of which the Cure Right is exercised during the term of this Agreement and (iii) for purposes of this Section 8.10(b), the Cure Amount utilized shall be no greater than the minimum amount required to remedy the applicable failure to comply with the financial covenant set forth in Section 8.10(a).

8.11 Amendments of Organization Documents and Certain Other Agreements. Amend, modify or otherwise alter (a) any of its Organization Documents in any manner that would conflict with its obligations under the Loan Documents or (b) the instrument or agreement governing any Indebtedness that is subordinated to the Obligations if such amendment, modification or alteration is in violation of the Customary Intercreditor Agreement entered into with respect thereto.

8.12 Accounting Changes. Make any (a) significant change in a manner adverse to the Lenders in accounting policies or reporting practices, except as permitted or required by generally accepted accounting principles, or (b) change its fiscal year.

8.13 Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred unless (A) (i) the sale of such property is permitted by Section 8.04 and (ii) any capital lease obligations or Liens arising in connection therewith are permitted by Sections 8.02 and 8.01, respectively or (B) in respect of property acquired after the Closing Date, such transaction (a “Permitted Sale Leaseback Transaction”) is consummated within 365 days of such acquisition of property.

8.14 No Other “Designated Senior Indebtedness”. No Borrower shall designate, nor permit the designation of, any Indebtedness (other than under this Agreement or the other Loan Documents) as “Designated Senior Indebtedness” or any other similar term for the purpose of the definition of the same or the subordination provisions contained in the documentation for all Indebtedness that is subordinated in right of payment to the Obligations (if applicable) or any Permitted Refinancing Indebtedness in respect thereof; provided that the existence of any Designated Pari Passu Facility shall not be deemed to be in violation of this Section 8.14.

8.15 Centre of Main Interests and Establishments. No European Loan Party shall change its “centre of main interests” (as that term is used in Article 3(1) of the Regulation).

8.16 Holding Covenant. Holdings shall not have any direct Subsidiary other than the Initial Borrower.

ARTICLE IX.

EVENTS OF DEFAULT AND REMEDIES

9.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Loan Party fails to pay

(i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or

(ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any Commitment Fee or other fee due hereunder or

(iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of

(i) Section 7.01 or 7.03(a), if such failure continues for three Business Days or

(ii) Section 7.05, 7.11, 7.17, or Article VIII; provided that, any Event of Default under Section 8.10 shall not constitute an Event of Default with respect to any Term Loan Facility until the earlier of (x) the date that is 30 days after the date such Event of Default arises with respect to the Revolving Credit Facility and (y) the date on which the Administrative Agent or the Revolving Credit Lenders exercise any remedies with respect to the Revolving Credit Facility in accordance with Section 9.02; provided, further, that any Event of Default under Section 8.10 may be waived, amended or otherwise modified from time to time pursuant to clause (i) of Section 11.01; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 9.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days of the earlier of (i) a Responsible Officer of any Loan Party has knowledge of such failure or (ii) receipt by Holdings of notice from the Administrative Agent or the Required Lenders of such default; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading, in each case in any material respect (or, in the case of any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language, shall be incorrect or misleading in any respect after giving effect to such qualifier), when made or deemed made; or

(e) Cross-Default.

(i) Any Loan Party or any Significant Subsidiary (or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary)

(A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder, Indebtedness under Swap Contracts and with respect to surety or performance bonds in respect of commercial contracts entered into in the ordinary course of business (for the avoidance of doubt, not in respect of debt for borrowed money)) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or

(B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee (other than with respect to surety or performance bonds in respect of commercial contracts entered into in the ordinary course of business (for the avoidance of doubt, not in respect of debt for borrowed money)) in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) or the holders of any mandatory preferred stock to cause, with the giving of notice if required, such Indebtedness or such mandatory preferred stock (other than the conversion of any mandatory preferred stock to common stock in accordance with its terms not as the result of a default) to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness or such mandatory preferred stock to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded;

(ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from

(A) any event of default under such Swap Contract as to which Holdings or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or

(B) any Termination Event (as so defined) under such Swap Contract as to which Holdings or any Restricted Subsidiary is an Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by Holdings or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc.

(i) Any Loan Party or any Significant Subsidiary (or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, receiver and manager, interim receiver, manager, monitor, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, receiver and manager, interim receiver, manager, monitor, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 days, or an order for relief is entered in any such proceeding;

(ii) Any Canadian Loan Party shall admit in writing its inability to pay its debts generally or make a proposal (or file a notice of its intention to do so) under the Bankruptcy and Insolvency Act (Canada); or

(iii) with respect to any UK Loan Party that is a Significant Subsidiary (or any group of UK Loan Parties that, when taken together, would constitute a Significant Subsidiary), the occurrence of any UK Insolvency Event.

(g) Inability to Pay Debts; Attachment.

(i) Any Loan Party or any Significant Subsidiary (or any group of Restricted Subsidiaries that, when taken together, would constitute a Significant Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or

(ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the material property of any Loan Party or any Significant Subsidiary and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary

(i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Borrower and does not dispute coverage), or

(ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and,

in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA.

(i) One or more ERISA Events occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect,

(ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA in an aggregate amount in excess of the Threshold Amount,

(iii) with respect to a Foreign Plan, a termination, withdrawal, imposition of a Lien (other than a Permitted Lien), noncompliance with applicable Law or plan terms that would reasonably be expected to result in a Material Adverse Effect, or

(iv) with respect to a Canadian Defined Benefit Pension Plan, imposition of a Lien that would reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any material provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. Any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby (subject to Liens expressly permitted under the Loan Documents) (other than by reason of the failure of the Collateral Agent to retain possession of Collateral physically delivered to it (other than due to any act or failure to act by Holdings or any of its Subsidiaries)) or the failure of the Collateral Agent to timely file Uniform Commercial Code financing statements or continuation statements or other perfection filings (other than due to any act or failure to act by Holdings or any of its Subsidiaries) and is not, upon the written request of an Agent, promptly corrected; or

(m) Pensions. The UK Pensions Regulator issues a Financial Support Direction or a Contribution Notice is issued to any Loan Party or any of their Subsidiaries or Affiliates or any Loan Party or any Subsidiaries or Affiliates of any Loan Party is convicted of or charged with, or is issued with any other sanction or penalty in relation to, any offence pursuant to section 58A, section 58B, section 58C or section 58D of the UK Pensions Act 2004, in any case, that would reasonably be expected to result in a Material Adverse Effect.

9.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, and at the request of the Required Lenders, shall take any or all of the following actions (it being understood that during any period during which an Event of Default under Section 8.10 exists solely with respect to the Revolving Credit Facility, the Administrative Agent may, and at the request of the Majority Facility Lenders in respect of the Revolving Credit Facility, shall take any of the actions described below solely as they relate to the Revolving Credit Facility):

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Borrower;

(c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to 103% the then Outstanding Amount thereof); and

(d) exercise, on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of an event with respect to any Borrower described in Section 9.01(f), the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case, without further act of the Administrative Agent or any Lender.

9.03 Application of Funds. After the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.16, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting reasonable fees, indemnities, expenses and other amounts (including reasonable Attorney Costs and amounts payable under Article III) payable to each Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting reasonable fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including reasonable Attorney Costs and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to (a) payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, and (b) periodic payments due under any Secured Hedge Agreement, ratably among the Lenders and the Hedge Banks, respectively, in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, (b) payment of breakage, termination or other payments, and any interest accrued thereon, not otherwise paid pursuant to clause Third, due under any Secured Hedge Agreement, (c) payments of amounts due under any Secured Treasury Management Agreement (in the case of any Designated Pari Passu Facilities, in principal amounts not to exceed the relevant Designated Pari Passu Facility Cap for such Designated Pari Passu Facility), ratably among the Lenders, the L/C Issuers, Hedge Banks and the Lender Counterparties in proportion to the respective amounts described in this clause Fourth payable to or held by them and (d) to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize 103% of that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Fifth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE X.

THE AGENTS AND THE ARRANGERS

10.01 Appointment and Authority.

(a) Each of the Lenders, the L/C Issuers and each Designated Pari Passu Facility Provider hereby irrevocably appoints Citibank, N.A. to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article X are solely for the benefit of the Administrative Agent, the Lenders, the L/C Issuers and the Designated Pari Passu Facility Providers, and no Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) Each of the Lenders (in its capacities as a Lender and potential Hedge Bank), the L/C Issuers and each Designated Pari Passu Facility Provider hereby irrevocably appoints Citibank, N.A. to act on its behalf as the Collateral Agent (for purposes of this Article X, the Administrative Agent and the Collateral Agent are referred to collectively as the “Agents”) hereunder and hereby authorizes the Collateral Agent to acquire, hold and enforce any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto (including as vertegenwoordiger/représentant for the purposes of article 5 of the Belgian Financial Collateral Law and article 3 of Title XVII of Book III of the Belgian Civil Code). In this connection, the Collateral Agents and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 10.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Article X and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) as if set forth in full herein with respect thereto.

10.02 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article X shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.

10.03 Rights as a Lender. The Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings or any of its Subsidiaries or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

10.04 Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:

(a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the such Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

Each Agent shall not be liable for any action taken or not taken by it (i) with the consent, at the request of or ratified by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02) or (ii) in the absence of its own gross negligence or willful misconduct. Each Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice specifying that it is a “notice of default or event of default” and describing such Default or Event of Default, as applicable, is given to such Agent by any Borrower, any Lender or any L/C Issuer.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent.

(d) No Agent shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, no Agent shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.

10.05 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, an Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless such Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for Holdings or any Restricted Subsidiary), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.06 Non-Reliance on Agents and Other Lenders. Each Lender and L/C Issuer acknowledges that it has, independently and without reliance upon the Agents, the Arrangers, the 2020 Incremental Lead Arrangers, the 2021 Incremental Lead Arrangers or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and L/C Issuer also acknowledges that it will, independently and without reliance upon the Agents, the Arrangers, the 2020 Incremental Lead Arrangers, the 2021 Incremental Lead Arrangers or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

10.07 Resignation of Agent. Each Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then such retiring Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Agent meeting the qualifications set forth above; provided that if such Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and, subject to the last sentence of this Section 10.07, (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and L/C Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section 10.07. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 10.07). The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article X and Section 11.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent. In addition, notwithstanding the effectiveness of a resignation by the Administrative Agent hereunder, (a) the retiring Administrative Agent may, in its sole discretion, continue to provide the services of the Administrative Agent solely with respect to administering, collecting and delivering any payments of principal, interest, fees, premium or other amounts in respect of the Loans and maintaining the books and records relating thereto (such Administrative Agent acting in such capacity, the “Paying Agent”), (b) the term “Administrative Agent” when used in connection with any such functions shall be deemed to mean such retiring Administrative Agent in its capacity as the Paying Agent and (c) such retiring Administrative Agent shall, in its capacity as the Paying Agent, continue to be vested with and enjoy all of the rights and benefits of an Administrative Agent hereunder.

10.08 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j) and 2.09) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, receiver and manager, interim receiver, manager, monitor, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.09.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.

10.09 Collateral and Guaranty Matters. The Lenders, the L/C Issuers and the Designated Pari Passu Facility Providers irrevocably authorize the Collateral Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document (i) upon termination of the Total Revolving Credit Commitments and payment in full of all Obligations (other than (x) contingent indemnification obligations not yet accrued and payable and (y) obligations in respect of Secured Treasury Management Agreements and Secured Hedge Agreements) and each Letter of Credit having been backstopped or Cash Collateralized, in each case, in amounts and pursuant to documentation in form and substance satisfactory to the Administrative Agent and the relevant L/C Issuer, (ii) that is Disposed or to be Disposed of as part of or in connection with any transaction permitted hereunder or under any other Loan Document, (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders or (iv) that is on or with respect to Mortgaged Property which is not Material Real Property; and

(b) to release any Subsidiary Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary as a result of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary or transaction permitted hereunder or the application of clause (v) of the definition of Excluded Subsidiary thereto.

Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 10.09. In each case as specified in this Section 10.09, the Collateral Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 10.09.

10.10 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers listed on the cover page hereof, the 2020 Incremental Lead Arrangers or the 2021 Incremental Lead Arrangers shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as an Agent, a Lender or a L/C Issuer hereunder.

10.11 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of subsections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent (in its sole discretion) and such Lender.

(b) In addition, unless either (1) Section 10.11(a)(i) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with Section 10.11(a)(iv), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

10.12 Parallel Debt

(a) Each Secured Party appoints the Collateral Agent to act as its agent under and in connection with this Agreement and the other Finance Documents.

(b) Each Secured Party authorizes the Collateral Agent to exercise the rights, powers, authorities and discretions specifically given to the Collateral Agent under or in connection with this Agreement and the other Finance Documents, together with any other incidental rights, powers, authorities and discretions.

(c) Notwithstanding any other provision of this Agreement, each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by such Loan Party to Secured Parties pursuant to the Obligations (not including the payment obligations to the Collateral Agent pursuant to this Section 10.12) as and when that amount falls due for payment under the relevant Finance Document.

(d) The Collateral Agent shall have its own independent right to demand payment of the amounts payable by each Loan Party under this Section 10.12.

(e) Any amount due and payable by a Loan Party to the Collateral Agent under this Section 10.12 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Finance Documents and any amount due and payable by a Loan Party to the other Secured Parties under those provisions shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 10.12.

(f) The rights of the Secured Parties (other than the Collateral Agent to receive payment of amounts payable by each Loan Party pursuant to the Obligations) are several and are separate and independent from, and without prejudice to, the rights of the Collateral Agent to receive payment under this Section 10.12.

(g) For purposes of this Section 10.12, “Finance Document” means any Loan Document and any other agreement governing an Obligation.

10.13 Intercreditor Agreement

The Administrative Agent and the Collateral Agent are irrevocably authorized and instructed by the Lenders and other Secured Parties, to the extent required by the terms of the Loan Documents, without any further consent of any Lender or any other Secured Party, to enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive, or otherwise modify the Unsecured Intercreditor Agreement or any other Customary Intercreditor Agreement or Customary European Intercreditor Agreement, in each case in accordance with the terms hereof. Each Lender and other Secured Party (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Unsecured Intercreditor Agreement or any other Customary Intercreditor Agreement or Customary European Intercreditor Agreement (if entered into) and (b) hereby agrees that in connection with the entry into the Unsecured Intercreditor Agreement or any other Customary Intercreditor Agreement or Customary European Intercreditor Agreement that the Administrative Agent and the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower as to whether the relevant Liens and/or Indebtedness are permitted and whether the Unsecured Intercreditor Agreement or any other such Customary Intercreditor Agreement or Customary European Intercreditor Agreement or such amendment, renewal, extension, supplement, restatement, replacement, waiver, or other modification thereto is in accordance with the terms hereof.

10.14 Erroneous Payments

(a) If the Administrative Agent notifies a Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party such Lender or L/C Issuer (any such Lender, L/C Issuer, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender, L/C Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party such Lender or L/C Issuer, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, L/C Issuer or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender, L/C Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.14(b).

(c) Each Lender, L/C Issuer or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, L/C Issuer or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, L/C Issuer or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender or L/C Issuer that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender or Issuing Lender at any time, (i) such Lender or L/C Issuer shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or L/C Issuer shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning L/C Issuer shall cease to be a Lender or L/C Issuer, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning L/C Issuer and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or L/C Issuer shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender or L/C Issuer (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or L/C Issuer and such Commitments shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender, L/C Issuer or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 10.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE XI.

MISCELLANEOUS

11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and Holdings or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;

(b) postpone any date scheduled for any payment of principal or interest under Sections 2.07 or 2.08, or any date fixed in writing by the Administrative Agent for the payment of fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest at the Default Rate;

(d) amend or modify the pro rata requirements of Section 3.07, change the provision in Section 11.06(a)(i), change any provision of this Section 11.01 or the definitions of “Required Lenders” or “Majority Facility Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(e) change the provisions of any Loan Document in a manner that by its terms materially and adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each materially and adversely affected Class;

(f) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(g) release any Borrower or all or substantially all of the Subsidiary Guarantors, from its or their obligations under the Loan Documents without the written consent of each Lender;

(h) impose any greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder with respect to any Facility without the written consent of the Majority Facility Lenders then in effect in respect of such Facility; provided, for purposes of this clause, the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations shall be deemed to be held by such Lender;

(i) amend, waive or otherwise modify any of the terms and provisions (and related definitions) of Section 8.10 (even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder) or any of the terms and provisions of the proviso set forth in Section 9.01(b), without the written consent of the Majority Facility Lenders in respect of the Revolving Credit Facility, and, notwithstanding anything else set forth in this Agreement to the contrary, any such amendment, waiver or other modification shall be effective for all purposes of this Agreement with the written consent of only the Majority Facility Lenders in respect of the Revolving Credit Facility (or the Administrative Agent with the prior written consent thereof), on the one hand, and Holdings, on the other hand; or

(j) modify the protections afforded to an SPC pursuant to the provisions of Section 11.06(b)(vii) without the written consent of such SPC,

provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuers in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it and (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary set forth herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (i) the Commitment of such Lender may not be increased or extended without the consent of such Lender and (ii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything to the contrary set forth herein, if the Administrative Agent and the Borrowers have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error, omission or any other error or omission of a technical nature, in each case, in any provision of any Loan Document, the Borrowers and the Administrative Agent shall be permitted to effect amendments to this Agreement or any other Loan Document, as applicable, solely to address such matter and such amendment shall become effective without the consent of any other party to this Agreement so long as, in each case, the Lenders shall have received at least ten Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within ten Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement and/or any other Loan Document as contemplated by Section 11.01, the consent of each Lender, each Lender or each affected Lender, as applicable, is required and the consent of the Required Lenders at such time is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each such other Lender, a “Non-Consenting Lender”) then the Borrowers may, on notice to the Administrative Agent and the Non-Consenting Lender, (A) replace such Non-Consenting Lender in accordance with Section 11.15 or (B) prepay the Loans and, if applicable, terminate the commitments of such Non-Consenting Lender, in whole or in part, without premium or penalty.

11.02 Notices and Other Communications; Facsimile Copies.

(a) Notices Generally. Except as provided in Section 11.02(b), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i) if to the Borrowers, the Agents or the L/C Issuers, to the address, telecopier number or electronic mail address specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, telecopier number or electronic mail address specified in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.02(b) below shall be effective as provided in such Section 11.02(b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes,

(i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and

(ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer, any Arranger, the 2020 Incremental Lead Arrangers, the 2021 Incremental Lead Arrangers or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, any L/C Issuer, any Arranger, the 2020 Incremental Lead Arrangers, the 2021 Incremental Lead Arrangers or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrowers, the Agents and the L/C Issuers may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Agents, and the L/C Issuers. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e) Reliance by Agents, L/C Issuers and Lenders. The Agents, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Agents, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Agents to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Loan Parties shall

(i) reimburse from time to time, upon presentation of a reasonably detailed statement all reasonable and documented out-of-pocket expenses incurred by the Agents, the Arrangers, the 2020 Incremental Lead Arrangers, the 2021 Incremental Lead Arrangers, each Lender, each L/C Issuer and their respective Affiliates (including the fees and expenses, to one primary counsel and, if reasonably necessary, to one local counsel in each appropriate jurisdiction and one special counsel and, solely in the case of an actual or perceived conflict of interest, one or more additional counsel for each affected group), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated);

(ii) all reasonable and documented out-of-pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and

(iii) reimburse from time to time, upon presentation of a reasonably detailed statement, all reasonable and documented out-of-pocket expenses incurred by the Agents, the Arrangers, the 2020 Incremental Lead Arrangers, the 2021 Incremental Lead Arrangers, any L/C Issuer, any Lender (including the reasonable fees and expenses to one primary counsel and, if reasonably necessary, to one local counsel in each appropriate jurisdiction and one special counsel and, solely in the case of an actual or perceived conflict of interest, one or more additional counsel for each affected group), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrowers. The Borrowers shall indemnify the Agents (and any sub-agent thereof), the Arrangers, the 2020 Incremental Lead Arrangers, the 2021 Incremental Lead Arrangers, each Lender, each L/C Issuer, each Designated Pari Passu Facility Provider and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party arising out of, in connection with, or as a result of

(i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents,

(ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit),

(iii) any actual or alleged presence or Release of Hazardous Materials on or from any property currently or formerly owned or operated by Holdings or any Restricted Subsidiary, or any other Environmental Claim or Environmental Liability related in any way to Holdings or any Restricted Subsidiary, or

(iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any of such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto;

provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) other than in respect of the Administrative Agent or Collateral Agent in its capacity as such, result from a claim brought by any Loan Party against an Indemnitee for a material breach of such Indemnitee’s obligations hereunder or under any other Loan Document, in each case of clauses (x) and (y), if such Loan Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under Section 11.04(a) or 11.04(b) to be paid to the Agents (or any sub-agent thereof), the Arrangers, the 2020 Incremental Lead Arrangers, the 2021 Incremental Lead Arrangers, the L/C Issuers or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Agents (or any such sub-agent), the Arrangers, the 2020 Incremental Lead Arrangers, the 2021 Incremental Lead Arrangers, the L/C Issuers or such Related Party, as the case may be, such Lender’s Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents (or any such sub-agent), the Arrangers, the 2020 Incremental Lead Arrangers, the 2021 Incremental Lead Arrangers or the L/C Issuers in their capacity as such, or against any Related Party of any of the foregoing acting for the Agents (or any such sub-agent), the Arrangers, the 2020 Incremental Lead Arrangers, the 2021 Incremental Lead Arrangers or the L/C Issuers in connection with such capacity. The obligations of the Lenders under this Section 11.04(c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that such waiver of special, indirect, consequential or punitive damages shall not limit the indemnification obligations of the Borrowers under Section 11.04(b). No party hereto shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such party hereto through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such party hereto as determined by a final and non-appealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section 11.04 shall be payable not later than 20 Business Days after written demand therefor.

(f) Survival. The agreements in this Section 11.04 shall survive the resignation of the Administrative Agent and any L/C Issuer, the replacement of any Lender, the termination of the Total Revolving Credit Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Agents or any Lender, or the Agents or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agents or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then

(a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and

(b) each Lender severally agrees to pay to the Agents upon demand their applicable share of any amount so recovered from or repaid by the Agents, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

11.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that

(i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, each L/C Issuer and each Lender (and any attempted assignment without such consent shall be null and void) and

(ii) no Lender may assign or otherwise transfer any of its rights or obligations hereunder, except

(A) to an assignee in accordance with the provisions of Section 11.06(b) or Section 11.06(i),

(B) by way of participation in accordance with the provisions of Section 11.06(d), or

(C) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer shall be null and void).

Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Each party to this Agreement agrees that in case of an assignment or transfer pursuant to this Section 11.06 and for the purpose of (and to the extent possible under) any applicable law, the Liens and the guarantees granted by each Loan Party under the Loan Documents shall be preserved for the benefit of the Collateral Agent, the assignee Lender, the other Secured Parties and all other beneficiaries thereof.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) no minimum amount need be assigned in the case of (x) an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility and (y) an assignment by a Lender to any other Lenders, Affiliates and Approved Funds; and

(B) in any case not described in Section 11.06(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than, in the case of any Facility, $1,000,000, in the case of any assignment under such Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, Holdings otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group with respect to any Lender and concurrent assignments from members of an Assignee Group with respect to any Lender to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.06(b)(i)(B) and, in addition:

(A) the consent of Holdings (such consent not to be unreasonably withheld or delayed) shall be required unless

(1) an Event of Default has occurred and is continuing at the time of such assignment,

(2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, or

(3) such assignment is during the primary syndication of the Loans and Commitments to Persons identified by the Administrative Agent to Holdings on or prior to the Closing Date or the primary syndication of the 2020 Incremental Term Loans and 2020 Incremental Term Loan Commitments to Persons identified by the Administrative Agent to Holdings on or prior to the 2020 Incremental Amendment Effective Date or the primary syndication of the 2021 Incremental Term Loans and 2021 Incremental Term Loan Commitments to Persons identified by the Administrative Agent to Holdings on or prior to the 2021 Incremental Amendment Funding Date;

provided, that if Holdings has not given the Administrative Agent written notice of its objection to such assignment within ten (10) Business Days after written notice to Holdings, Holdings shall be deemed to have consented to such assignment;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of

(i) any Term Loan Commitment or Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or

(ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (such Assignment and Assumption to be delivered via an electronic settlement system reasonably acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually)), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be payable in the event of simultaneous assignments to or from two or more Approved Funds by a single Lender and no fee shall be payable for assignments among related funds or among any Lender and any of its Affiliates. The assignee, if it shall not be a Lender immediately prior to the assignment, shall deliver to the Administrative Agent an Administrative Questionnaire and applicable tax forms. Subject to acceptance and recording thereof by the

Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the applicable Borrower (at its sole expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d);

(v) No such assignment shall be made to Holdings or any of its Affiliates or any Restricted Subsidiary, except as set forth in Section 11.06(i);

(vi) Prohibited Assignees.

(A) No such assignment shall be made to a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural persons);

(B) No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless Holdings has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the entry into such binding agreement (the date of such agreement, the “Trade Date”) (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), such assignee shall not retroactively be disqualified from becoming a Lender.

(C) If any assignment or participation is made to any Disqualified Institution without Holdings’ prior written consent in violation of Section 11.06(b)(vi)(B) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrowers may, at their sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, in accordance with and subject to the provisions of Section 11.15, require such Disqualified Institution to assign all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee.

(D) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions

(A) will not

(x) have the right to receive information, reports or other materials provided to Lenders by the Borrowers, the Administrative Agent or any other Lender,

(y) attend or participate in meetings attended by the Lenders and the Administrative Agent or the Collateral Agent or

(z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent, the Collateral Agent or the Lenders and

(B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and

(y) for purposes of voting on any bankruptcy plan, each Disqualified Institution party hereto hereby agrees

(1) not to vote on such bankruptcy plan,

(2) if such Disqualified Institution does vote on such bankruptcy plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such bankruptcy plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and

(3) not to contest any request by any party for a determination by court of competent jurisdiction effectuating the foregoing clause (2).

(E) The Administrative Agent shall have the right, and the Borrowers hereby expressly authorize the Administrative Agent, to (A) post the list of Disqualified Institutions and any updates thereto from time to time on the Platform, including that portion of the Platform that is designated for Public Lenders and/or (B) provide such list to each Lender requesting the same.

(vii) SPC.

(A) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.

(B) The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.

(C) Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).

(D) In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.

(E) In addition, notwithstanding anything to the contrary contained in this Section 11.06(b)(vii), any SPC may (i) with notice to, but without the prior written consent of, Holdings and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Holdings and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC;

(viii) No Assignment to Defaulting Lender. No such assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender; and

(ix) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of Holdings and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each L/C Issuer, each other Lender hereunder (and interest accrued thereon) and the Borrowers, and (y) acquire (and fund as appropriate) its full pro rata share of all outstanding Term Loans and/or Revolving Credit Commitments, as applicable, and all participations in Letters of Credit. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, Holdings and each L/C Issuer to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Assumption and (ii) promptly record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 11.06(c). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Lender (with respect to any entry relating to such Lender’s Commitment or Loans) and any L/C Issuer, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations.

(i) Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural persons) or Holdings or any of its Affiliates or any Restricted Subsidiary) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that

(A) such Lender’s obligations under this Agreement shall remain unchanged,

(B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and

(C) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(ii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.01(b), (c), (d), (f) or (g) that affects such Participant.

(iii) Subject to Section 11.06(e), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b).

(iv) To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(v) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or any amended or successor version).

(vi) The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Holdings’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless Holdings is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the applicable, to comply with Section 11.14(a) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) As used herein, the following terms have the following meanings:

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

(h) Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(i) Notwithstanding anything to the contrary set forth herein, any Lender may assign all or any portion of its Term Loans hereunder to Holdings or any of its Subsidiaries, but only if:

(i) (A) such assignment is made pursuant to a Dutch Auction open to all Lenders holding Term Loans of the specified Tranche on a pro rata basis or (B) such assignment is made as an open market purchase;

(ii) no Default or Event of Default has occurred and is continuing or would result therefrom;

(iii) any such Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by Holdings or any of its Subsidiaries; and

(iv) Holdings and its Subsidiaries do not use the proceeds of any Revolving Credit Facility (whether or not the Revolving Credit Facility has been increased pursuant to Section 2.14 or extended pursuant to Section 2.16) to acquire such Term Loans.

11.07 Confidentiality. Each Agent, each Lender and each L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed

(a) to its Affiliates and to its and its Affiliates’ respective partners, directors, trustees, officers, employees, agents, advisors (including accountants, legal counsel and other advisors) and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential);

(b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners);

(c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process;

(d) to any other party to this Agreement;

(e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement, any suit, any other Loan Document or the enforcement of rights hereunder or thereunder;

(f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the obligations of the Loan Parties;

(g) with the consent of the Borrowers;

(h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.07 or (ii) becomes available to each Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a non-confidential basis from a source other than the Borrowers; or

(i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender).

In addition, each Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to each Agent and the Lenders in connection with the administration, settlement and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. “Information” means all information received from any Loan Party or any Restricted Subsidiary relating to any Loan Party or any Restricted Subsidiary or their respective businesses, other than any such information that is available to any Agent, any Lender or any L/C Issuer on a non-confidential basis prior to disclosure by any Loan Party or any Restricted Subsidiary, provided that, in the case of information received from any Loan Party or any Restricted Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Agent, each Lender and each L/C Issuer acknowledges that (a) the Information may include material non-public information concerning a Borrower or any of its Subsidiaries, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including federal and state securities Laws.

11.08 Setoff. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default and the making of the request or the granting of the consent specified by Section 9.02 to authorize the Administrative Agent to declare the Loans due and payable pursuant to the provisions of Section 9.02, each Lender and each of their respective Affiliates is authorized at any time and from time to time, without prior notice to any Loan Party, any such notice being waived by each Loan Party to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including, without limitation, other rights of setoff) that the Administrative Agent, such Lender and their respective Affiliates may have.

11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts. ~~This~~

(a) Prior to the Required Lender Consent Date, this Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the extent permitted under applicable law, delivery by telecopier or e-mail of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Administrative Agent may also require that any such documents and signatures delivered by telecopier be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.

(b) From and after the Required Lender Consent Date, this Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. To the extent permitted under applicable law, delivery by telecopier or e-mail (including “.pdf, “.tif” or “DocuSign” format) of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document and the requirement to confirm such delivery by manually signed originals shall not apply. The words “execution,” “signed,” “signature,” and words of like import herein shall be deemed to include electronic signatures (including execution by means of “DocuSign” format or other similar platform or service approved by the Administrative Agent, or digital copies of a signatory’s manual signature), the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall have the same legal effect, validity, and enforceability as a manually executed signature or paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.11 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

11.12 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.13 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.14 Tax Forms.

(a) (i) Each Lender with respect to a Loan or Commitment extended to a US Borrower, if such Lender is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Foreign Lender”) shall, to the extent it is legally able to do so, deliver to the Administrative Agent and the Borrowers, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or IRS Form W-8BEN-E or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, withholding tax on payments to be made to such Foreign Lender by the Borrowers pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to payments to be made to such Foreign Lender by the Borrowers pursuant to this Agreement) or such other applicable evidence satisfactory to the Borrowers and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, U.S. withholding tax (including, in the case of a Foreign Lender claiming any exemption pursuant to Section 881(c) of the Code, a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to any Borrower described in Section 881(c)(3)(C) of the Code) (each a “Tax Compliance Certificate”).

(ii) Each Foreign Lender with respect to a Loan or Commitment extended to a US Borrower, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Documents (for example, in the case of a typical participation by such Lender), shall, to the extent that it is legally able to do so, deliver to the Administrative Agent and the Borrowers on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Administrative Agent and the Borrowers (in the reasonable exercise of their discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, Tax Compliance Certificates and/or any other certificate or statement of exemption from each beneficial owner required under the Code, as applicable.

(b) Each Lender with respect to a Loan or Commitment extended to a US Borrower that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9 or otherwise establish an exemption from United States back-up withholding tax.

(c) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 11.14(c), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(d) To the extent required by any applicable Laws, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting or expanding the provisions of Section 3.01(c), each Lender shall indemnify and hold harmless the Administrative Agent against, and shall make payable in respect thereof (but only to the extent that the Loan Party has not already indemnified the Administrative Agent for any Non-Excluded Taxes pursuant to Section 3.01 and without limiting the obligation of the Loan Party to do so) within 10 days after demand therefor, any and all taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 11.14(d). The agreements in this Section 11.14(d) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Total Revolving Credit Commitments, repayment, satisfaction or discharge of all other Obligations hereunder and the resignation of the Administrative Agent.

(e) Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments hereunder shall deliver to the Borrowers, at the time or times reasonably requested by the Borrowers, such properly completed and executed documentation reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate of withholding. Notwithstanding the foregoing, the completion, execution and submission of such documentation shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(f) Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Agent and the Borrowers in writing of its legal inability to do so.

11.15 Replacement of Lenders.

(a) Under any circumstances set forth herein providing that the Borrowers shall have the right to replace a Lender as a party to this Agreement, the Borrowers may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign all of its interests, rights and obligations, with the assignment fee to be paid by the Borrowers in such instance, pursuant to Section 11.06(b) to one or more other Lenders or Eligible Assignees procured by the Borrowers; provided, however, that if the Borrowers elect to exercise such right with respect to (i) any Lender pursuant to Section 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04 or (ii) any Non-Consenting Lender, the applicable assignee shall have agreed to the applicable change, waiver, discharge or termination of this Agreement and/or the other Loan Documents.

(b) The Borrowers shall

(x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05 or 2.05(a)(iv), as applicable),

(y) provide appropriate assurances and indemnities (which may include letters of credit) to each L/C Issuer as it may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations then outstanding, and

(z) release such Lender from its obligations under the Loan Documents.

(c) Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations.

(d) Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Assumption necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 11.15.

11.16 Governing Law.

(a) THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS).

(b) EACH LOAN PARTY HEREBY, EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH PARTY HERETO IRREVOCABLY WAIVES (I) ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH

IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO AND (II) THEIR RIGHTS TO ANY OTHER JURISDICTION THAT MAY APPLY BY VIRTUE OF THEIR PRESENT OR ANY OTHER FUTURE DOMICILE OR FOR ANY OTHER REASON. EACH PARTY HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

(c) EACH LOAN PARTY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CORPORATION SERVICE COMPANY WITH OFFICES ON THE DATE HEREOF IN NEW YORK, NEW YORK (OR SUCH OTHER AGENT TO RECEIVE SERVICE OF PROCESS IN NEW YORK, NEW YORK AS IS REASONABLY ACCEPTABLE TO THE ADMINISTRATIVE AGENT), AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE, AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH LOAN PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT. EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH LOAN PARTY AT ITS ADDRESS SET FORTH ON SCHEDULE 11.02, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWERS IN ANY OTHER JURISDICTION.

11.17 Binding Effect. This Agreement shall become effective when it shall have been executed by each of the parties hereto and thereafter shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Administrative Agent, the L/C Issuers and the Lenders.

11.18 Waiver of Right to Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.19 USA PATRIOT Act Notice. The Administrative Agent (for itself and not on behalf of any Lender) and each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “Patriot Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow the Administrative Agent or such Lender, as applicable, to identify each Loan Party in accordance with the Patriot Act and the Beneficial Ownership Regulation.

11.20 Waiver of Notice of Termination. Those Lenders party hereto which are also party to the Existing Credit Agreement hereby waive any prior notice requirement under the Existing Credit Agreement with respect to the termination of commitments thereunder and the making of any prepayments thereunder.

11.21 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

11.22 Joint and Several Obligations. Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents, the Secured Hedge Agreements and the Secured Treasury Management Agreements in consideration of the financial accommodation to be provided by the Lenders, the L/C Issuers, any Agent, Arranger, the 2020 Incremental Lead Arrangers, the 2021 Incremental Lead Arrangers or Lender or any Affiliate of any of the foregoing and the Hedge Banks under this Agreement, the other Loan Documents, the Secured Hedge Agreements and the Secured Treasury Management Agreements, for the mutual benefit, directly and indirectly, of the other Borrower and in consideration of the undertakings of the other Borrower to accept joint and several liability for such Borrower. Each Borrower jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction between them. If and to the extent that any Borrower shall fail to make any payment with respect to any Obligation as and when due or to perform any Obligation in accordance with the terms thereof, then in each such event, the other Borrower will make such payment with respect to, or perform, such Obligation. The obligations of each Borrower under the provisions of this Section 11.22 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

Except as otherwise expressly provided herein, each Borrower hereby waives, to the extent permitted by applicable law, notice of acceptance of its joint and several liability. Except as otherwise expressly provided herein, each Borrower hereby waives, to the extent permitted by law, notice of any Loan made under this Agreement, notice of occurrence of any Default or Event of Default or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by any Lender under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, to the extent permitted by applicable law, any extension or postponement of the time for the payment of any Obligation, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender at any time or times in respect of any default by the other Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any Obligation or the addition, substitution or release, in whole or in part, of the other Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with the applicable laws or regulations thereunder which might, but for the provisions of this Section 11.22, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 11.22, it being the intention of each Borrower that, so long as any Obligation remains unsatisfied, the obligations of such Borrower under this Section 11.22 shall not be discharged except by performance or payment and then only to the extent of such performance or payment. The obligations of each Borrower under this Section 11.22 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender.

The provisions of this Section 11.22 are made solely for the benefit of the Administrative Agent and the other Secured Parties and their respective successors and assigns, and may be enforced by any such Person from time to time against any Borrower as often as occasion therefor may arise and without requirement on the part of the Administrative Agent or any other Secured Party first to marshal any of its claims or to exercise any of its rights against the other Borrower or to exhaust any remedies available to it against the other Borrower or to resort to any other source or means of obtaining payment of any Obligation or to elect any other remedy. If at any time, any payment, or any part thereof, made in respect of any Obligation, is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 11.22 will forthwith be reinstated in effect, as though such payment had not been made.

Notwithstanding any provision to the contrary contained herein or in any other Loan Document, to the extent the joint and several obligations of any Borrower shall be adjudicated to be invalid or unenforceable for any reason (including because of any applicable state, provincial or federal law relating to fraudulent conveyances or transfers) then the obligations of such Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal, state or provincial and including, without limitation, Title 11 of the United States Code, as now constituted or hereafter amended, or any other Debtor Relief Laws), after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Loan Party under applicable law.

11.23 Judgment Currency.

(a) The obligations of the Borrowers or any Additional Borrower under the Loan Documents to make payments in Dollars or an Alternative Currency, as the case may be (the “Obligation Currency”), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or Lender under the Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Dollar Equivalent of such amount, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date. The Borrower shall indemnify and save the Administrative Agent and the Lenders harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Loan Document or under any judgment or order.

For purposes of determining the Dollar Equivalent, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

11.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary set forth in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

11.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Secured Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 11.25, the following terms have the following meanings:

(i) “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii) “Covered Entity” means any of the following:

(A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

11.26 Canadian AML Legislation.

(a) Each Canadian Loan Party acknowledges that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” Laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Lenders and the Administrative Agent may be required to obtain, verify and record information regarding the Borrowers, their directors, authorized signing officers, direct or indirect shareholders or other Persons in control of such Borrower, and the transactions contemplated hereby. Each Canadian Loan Party shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Lender or the Administrative Agent, or any prospective assign or participant of a Lender or the Administrative Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence.

(b) If the Administrative Agent has ascertained the identity of a Canadian Loan Party or any authorized signatories of such Canadian Loan Party for the purposes of applicable AML Legislation, then the Administrative Agent:

(i) shall be deemed to have done so as an agent for each Lender, and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Administrative Agent within the meaning of applicable AML Legislation; and

(ii) shall provide to each Lender copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each of the Lenders agrees that the Administrative Agent has no obligation to ascertain the identity of a Canadian Loan Party or any authorized signatories of such Canadian Loan Party on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from such Canadian Loan Party or any such authorized signatory in doing so.

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